      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2000
                                                      REGISTRATION NO. 333-32874



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       ADVANTA BUSINESS RECEIVABLES CORP.
                    (ORIGINATOR OF THE TRUST DESCRIBED HEREIN
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ADVANTA BUSINESS CARD MASTER TRUST
                              (ISSUER OF THE NOTES)


           NEVADA                                           23-2852207
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                           639 ISBELL ROAD, SUITE 390
                               RENO, NEVADA 89509
                                 (775) 823-3080
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ELIZABETH H. MAI, ESQ.
                                  ADVANTA CORP.
                              WELSH & MCKEAN ROADS
                        SPRING HOUSE, PENNSYLVANIA 19477
                                 (215) 444-5920
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                                    COPY TO:
                             KEITH L. KRASNEY, ESQ.
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                                 250 PARK AVENUE
                            NEW YORK, NEW YORK 10177
                                 (212) 883-4954

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                            PROPOSED
                                                           PROPOSED           MAXIMUM
TITLE OF SECURITIES TO BE           AMOUNT TO BE           MAXIMUM          AGGREGATE          AMOUNT OF
REGISTERED                           REGISTERED           AGGREGATE PRICE   OFFERING PRICE    REGISTRATION
                                     (a) (b)               PER NOTE(c)         (c)               FEE(d)
--------------------------------------------------------------------------------------------------------------------
ASSET BACKED NOTES                  $1,000,000               100%           $1,000,000         $264
====================================================================================================================


(a) With respect to any Asset Backed Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(b) With respect to any Asset Backed Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Note is first offered.

(c)   Estimated solely for the purpose of calculating the registration fee.


(d)   Previously paid.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                INTRODUCTORY NOTE

This registration statement includes:

- a representative form of prospectus supplement to the base prospectus relating to the offering by Advanta Business Card Master Trust of a series of asset backed notes; and

- a base prospectus relating to asset backed notes of Advanta Business Card Master Trust.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  Representative Form of Prospectus Supplement


                  SUBJECT TO COMPLETION, DATED MAY 25, 2000


                Prospectus Supplement to Prospectus dated       , 2000

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     Issuer

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   Transferor

                               ADVANTA BANK CORP.
                                    Servicer

                         SERIES 2000- ASSET BACKED NOTES


                                  CLASS A NOTES                   CLASS B NOTES                  CLASS C NOTES
Principal Amount               $                                $                              $
Interest Rate                  [One-Month LIBOR                 [One-Month LIBOR               [One-Month LIBOR
                               plus                             plus                           plus
                                [   ]% per year]                 [   ]% per year]               [   ]% per year]
Interest payment dates         Monthly on the 15th,             Monthly on the 15th,           Monthly on the 15th,
                               beginning      , 2000            beginning      , 2000          beginning      , 2000
Expected principal
payment date                                 ,200                            ,200                          ,200
Legal maturity date                          ,200                            ,200                          ,200
Price to public                $     (or    %)                  $     (or    %)                $     (or    %)
Underwriting discount          $     (or    %)                  $     (or    %)                $     (or    %)
Proceeds to issuer             $     (or    %)                  $     (or    %)                $     (or    %)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes. The Class D notes are subordinated to the Class A, Class B and Class C notes.

Only the Class A, Class B and Class C notes are offered by this prospectus supplement and the accompanying prospectus.


The Trust will have an interest in



     - receivables in a portfolio of MasterCard(R) business revolving credit card accounts;



     -    payments due on those receivables; and



     - other property described in this prospectus supplement and in the accompanying prospectus.

THE NOTES --



     -    will be paid only from the trust assets;



     - offered with this prospectus supplement and the accompanying prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.


We expect to issue your series of notes on or about ________________, 2000. We will deliver your notes in book-entry form.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [8] IN THE PROSPECTUS.


A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE OFFERED NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Underwriters of the Series 2000- notes
                                     , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about your notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.


Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.


You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.


We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.


This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-56 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 102 in the accompanying prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE
Transaction Summary .........................................               S-1
Summary of Terms ............................................               S-3
The Issuer ..................................................               S-3
Seller, Servicer and Transferor .............................               S-3
The Series 2000-Notes .......................................               S-3
Credit Enhancement ..........................................               S-4
[Pre-Funding Account ........................................               S-5
Events of Default ...........................................               S-5
Other Interests in the Trust ................................               S-6
The Receivables .............................................               S-7
Allocations of Collections ..................................               S-7
Application of Collections ..................................               S-8
Pay Out Events ..............................................               S-9
Optional Redemption .........................................               S-10
Denominations ...............................................               S-10
Registration, Clearance and  Settlement .....................               S-10
Tax Status ..................................................               S-10
ERISA Considerations ........................................               S-10
[Exchange Listing ...........................................               S-11
The Seller's Business Card Portfolio ........................               S-12
Delinquency and Loss Experience .............................               S-12
Receivable Yield Considerations .............................               S-15
Recoveries ..................................................               S-16
Payment Rates ...............................................               S-16
Recent Developments Relating to Advanta Corp ................               S-16
The Trust Portfolio .........................................               S-17
Maturity Considerations .....................................               S-21
Controlled Accumulation Period ..............................               S-21
Early Amortization Period ...................................               S-22
Description of Series Provisions ............................               S-23
Issuance ....................................................               S-23
Interest Payments ...........................................               S-24
[Pre-Funding Account ........................................               S-27
Principal Payments ..........................................               S-27
Postponement of Controlled Accumulation Period ..............               S-30
Allocation Percentages ......................................               S-30
Floating Allocation Definitions .............................               S-31
Fixed Allocation Definitions ................................               S-32
Invested Amount Definitions .................................               S-33
Reallocated Principal Collections ...........................               S-33
Application of Collections ..................................               S-34
Payments of Principal .......................................               S-36
Subordination ...............................................               S-38
Shared Finance Charge Collections ...........................               S-39
Shared Principal Collections ................................               S-39
Defaulted Receivables; Investor Charge-Offs .................               S-40
Principal Funding Account ...................................               S-40
Reserve Account .............................................               S-41
Cash Collateral Account .....................................               S-43
Cash Collateral Account Distributions .......................               S-46
Additional Series Enhancement ...............................               S-46
[Issuance of Additional Notes ...............................               S-46
Pay Out Events ..............................................               S-47
Events of Default ...........................................               S-49
Servicing Compensation and Payment of Expenses ..............               S-50
Reports to Noteholders ......................................               S-51
ERISA Considerations ........................................               S-51
Underwriting ................................................               S-53
Legal Matters ...............................................               S-55
Glossary of Terms for Prospectus Supplement .................               S-56
Annex I-Other Series Issued and Outstanding .................               A-1

                               TRANSACTION SUMMARY

This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust Notes, Series 2000- . The table also describes the Class D notes which have not been registered under the Securities Act of 1933 and will be retained by the transferor or an affiliate or sold to investors in private transactions.


Trust:                              Advanta Business Card Master Trust

Transferor:                         Advanta Business Receivables Corp.

Seller:                             Advanta Bank Corp.

Servicer:                           Advanta Bank Corp.

Indenture Trustee:                  [_____________________________]

Owner Trustee:                      [_____________________________]

Closing Date:                       __________, 2000

Clearance and Settlement:           DTC/Clearstream/Euroclear

Primary Trust Assets:               Receivables generated under unsecured
                                    lines of credit with small businesses

Offered Notes                       Class A, Class B and Class C



NOTE STRUCTURE                               Amount           % of Total
                                                              Series
Class A                                      $                                %
Class B                                      $                                %
Class C                                      $                                %
Class D                                      $                                %
Annual Servicing Fee Rate:                   2.0%


                                                    CLASS A                  Class B               Class C

Anticipated Ratings:*                             AAA/Aaa/AAA                A/A2/A               BBB/Baa2/BBB
(Fitch IBCA/ Moody's/Standard &
Poor's)
Credit Enhancement:                              subordination of         subordination of        subordination of
                                                 Class B, Class C         Class C and             Class D; cash
                                                 and Class D              Class D                 collateral
                                                                                                  account
Interest Rate:                                   One-Month                One-Month               One-Month
                                                 LIBOR plus               LIBOR plus              LIBOR plus
                                                 [___]% per year          [___]% per year         [___]% per year
Interest Accrual Method:                         actual/360               actual/360              actual/360
Interest Payment Dates:                          monthly (15th)           monthly (15th)          monthly (15th)

Interest Rate Index Reset Date:                  2 London                 2 London                2 London
                                                 business days            business days           business days
                                                 before each              before each             before each
                                                 interest payment         interest payment        interest payment
                                                 date                     date                    date
First Interest Payment Date:                              , 200                    , 200                   , 200
Expected Principal Payment Date:                          , 200                    , 200                   , 200
Commencement of Accumulation
Period (subject to adjustment):                           , 200                    , 200                   , 200
Legal Maturity Date:                                      , 200                    , 200                   , 200


----------

* It is a condition to issuance that at least one of these ratings for each class be obtained.

                                SUMMARY OF TERMS


This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER



The notes will be issued by Advanta Business Card Master Trust, a Delaware common law business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.


For additional information concerning the issuer, see "The Issuer" in the accompanying prospectus.

SELLER, SERVICER AND TRANSFEROR



For additional information concerning Advanta Bank Corp. as a seller, servicer and administrator and Advanta Business Receivables Corp. as a transferor, see "Advanta Bank Corp., Advanta Business Receivables Corp. and Advanta Corp." in the accompanying prospectus.


THE SERIES 2000-  NOTES

Only the Class A, Class B and Class C notes are offered by this prospectus supplement and the accompanying prospectus.

         INTEREST


The Class A notes will bear interest at [one-month LIBOR as determined each month plus ___% per annum.]



The Class B notes will bear interest at [one-month LIBOR as determined each month plus ___% per annum.]



The Class C notes will bear interest at [one-month LIBOR as determined each month plus ___% per annum.]



[The Class D notes will bear interest at [one-month LIBOR as determined each month plus ___% per annum.]]


For each class of the Series 2000- notes, interest will be calculated as follows:


Principal balance          Number of days
at end of prior      X     in interest        X     Interest
monthly period             period                   rate
                                  360



Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period will begin on and include the closing date.

Interest on the Series 2000- notes will be paid on each payment date, which will be __________[15], 2000 and the 15th day of each following month if the 15th is a business day and, if not, the following business day.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at (___) ___-____.

See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

     PRINCIPAL

Principal of the Class A notes, Class B notes, Class C notes and Class D notes is expected to be paid in full on the ____________, 200 payment date, which is the expected principal payment date.

However:

     - no principal will be paid on the Class B notes until the Class A notes are paid in full;

     - no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full; and

     - no principal will be paid on the Class D notes until the Class A notes, Class B notes and Class C notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables starting on __________, 200 for payment to the Series 2000- noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Series 2000- notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If collections of the business card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 2000- notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2000- notes until the notes are paid or until the legal maturity date of __________ , 200 , whichever occurs first.

For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement for your series is for the benefit of your series only. You are not entitled to the benefits of credit enhancement available to other series.

     SUBORDINATION

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, Class C notes and Class D notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and Class D notes.

Credit enhancement for the Class C notes is provided in part by the subordination of the Class D notes.

The Class D notes do not have the benefit of subordination of any other class of notes.

     CASH COLLATERAL ACCOUNT

A cash collateral account will provide credit enhancement for the Class C notes and the Class D notes.

The cash collateral account initially will [not] be funded. After the Series 2000-notes are issued, deposits in the cash collateral account will be made each month from available finance charge collections and, if necessary, shared finance charge collections from other series in group [one] up to the required cash collateral account amount as described in this prospectus supplement under "Description of Series Provisions--Cash Collateral Account." The cash collateral account will be used to make payments on the Class C notes and the Class D notes if collections of finance charge and administrative receivables allocated to the Class C notes and the Class D notes are insufficient to make required payments.

For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

[PRE-FUNDING ACCOUNT

On the closing date, $__________ will be deposited into a pre-funding account. Funds will be maintained in this account until the earliest of:

     -    the commencement of the early amortization period;

     -    the date on which the invested amount first equals $__________; and

     -    __________, 200__.

During this funding period, funds may be withdrawn on a weekly basis to the extent of any increases in the invested amount resulting from an increase in the amount of the trust's principal receivables. Funds may be withdrawn only to the extent that (a) the transferor interest on that day exceeds the required transferor interest on that day and (b) the aggregate amount of principal receivables in the trust on that day exceeds the required minimum principal balance on that day. However, the invested amount will not exceed the initial outstanding principal amount of the Series 2000- notes or increase by an amount greater than the funds on deposit in the pre-funding account immediately prior to that increase. If there are funds in the pre-funding account after the end of the funding period, those funds will be paid to the noteholders based on each noteholder's interest in the trust.]

EVENTS OF DEFAULT

The Series 2000- notes are subject to specified events of default described under "Description of Series Provisions -- Events of Default" in this prospectus supplement and "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the legal maturity date.

If an event of default occurs and continues with respect to the Series 2000-notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2000- notes may declare the principal amount of the notes to be immediately due and payable. That declaration may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2000- notes.

After an event of default and the acceleration of the Series 2000- notes, funds on deposit in the collection account, the principal funding account, the reserve account, and the excess funding account and, for the Class C notes and the Class D notes, the cash collateral account, will be applied to pay principal of and interest on the Series 2000- notes to the extent permitted by law. Collections of principal receivables and collections of finance charge and administrative receivables allocated to the Series 2000-notes will be applied to make the monthly principal and interest payments on the Series 2000- notes until the earlier of the date those notes are paid in full or the legal maturity of those notes.

If the Series 2000- notes are accelerated or the issuer fails to pay the principal of the Series 2000- notes on the legal maturity date, once certain conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may, if legally permitted, or will at the direction of holders of at least 66 2/3% of the principal amount of each class of Series 2000- notes:

     - institute proceedings in its own name for the collection of all amounts then payable on the Series 2000- notes;

     - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2000-noteholders; or

     - foreclose on a portion of the trust's assets by causing the trust to issue a foreclosure certificate to the holders of the notes or to a third party selected by the indenture trustee or by holders of more than 50% of the then-outstanding principal balance of the Series 2000- notes.

A foreclosure certificate is an investor certificate issued by the trust representing ownership of the interest in the assets of the trust securing the Series 2000- notes. A foreclosure certificate held by a noteholder or a third party will be subject to certain restrictions on transfer described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

OTHER INTERESTS IN THE TRUST

     OTHER SERIES OF NOTES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement.

A predecessor master trust has issued 3 series of asset-backed securities in private transactions. The receivables in that master trust will be conveyed to the new trust that is the issuer of the notes offered by this prospectus supplement and the accompanying prospectus on or before the initial issuance of a series of notes. The holders of the previously issued securities, prior to the initial issuance of notes offered under this prospectus, will receive in exchange for their old securities notes issued by the trust in private transactions. Those new privately issued notes will have economic characteristics substantially similar to the economic characteristics of the securities previously issued by the old master trust. As with any series of notes offered hereunder, the new privately issued series of notes will be secured by the assets of the trust and will receive payments from the cashflow produced by the receivables. With respect to those privately issued notes and any other notes that may be issued by the trust privately in the future, references in this prospectus supplement or the accompanying prospectus to the terms of any series of notes described in the applicable prospectus supplement instead refer to the governing documents for those privately issued notes. The previously issued private securities entitle their holders to some rights that are not being granted to the holders of the notes. The issuance of future series will occur without prior review or consent by you or any other noteholder.


                             THE TRANSFEROR INTEREST


The transferor interest is the interest in the trust not securing your series or any other series and is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.


THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R)* revolving credit card accounts. The receivables consist of principal receivables and finance charge and administrative receivables.

The following information is as of             , 2000:

     -    Receivables in the trust: $

     -    Accounts designated to the trust:

For more information, see "The Trust Portfolio" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS

The servicer will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge and administrative receivables and those that are principal receivables.

Each month, the servicer will allocate collections received among:

     -    your series;

     -    other series outstanding; and

     -    the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of Series 2000- , the invested amount for your series will be $[_____].

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see

_____________


* MasterCard(R) is a federally registered trademark of MasterCard International Inc.

"Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

     COLLECTIONS OF FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES

The trust will apply your series' share of collections of finance charge and administrative receivables in the following order of priority:

     -    to pay interest on the Class A notes;

     -    to pay interest on the Class B notes;

     -    to pay the monthly servicing fee to the servicer;

     -    to pay interest on the Class C Notes;

     -    to cover your series' allocation of defaulted receivables;

     - to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

     - to fund a reserve account to cover interest payment shortfalls for the Series 2000- notes during the controlled accumulation period;

     - to make a deposit to the cash collateral account for the Class C notes and Class D notes up to the required cash collateral account amount;

     -    to pay interest on the Class D notes;

     -    to other series in group [one]; and


     -    to the holders of the transferor interest.


For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

     COLLECTIONS OF PRINCIPAL RECEIVABLES

The trust will apply your series' share of collections of principal receivables each month as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of collections of principal receivables will be treated as shared principal collections and may be available to make principal payments for other series in group [one].

     -    The controlled accumulation period is scheduled to begin on         ,
          200 , but may
          begin at a later date. During the accumulation period, your series' share of collections of principal receivables will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders.

     - If a pay out event that applies only to Series 2000- or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of collections of principal receivables will be paid first to the Class A noteholders, then to the Class B noteholders, then to the Class C noteholders and then to the Class D noteholders.

     - During any of the above periods, collections of principal receivables allocated to your series may be reallocated, if necessary, to make required interest payments on the Class A notes, the Class B notes and the Class C notes and required servicing fee payments, not made from available finance charge collections, shared finance charge collections available from other series in group [one] or funds in the reserve account or the cash collateral account. However, for any monthly period, the sum of these reallocated principal collections cannot exceed the sum of (i) for the required interest payments on the Class A notes, [_____]% of the initial invested amount of your series,
          (ii) for the required interest payments on the Class B notes, [_____]% of the initial invested amount of your series, and (iii) for the required interest payments on the Class C notes and the required servicing fee payments, [_____]% of the initial invested amount of your series, in each case after the initial invested amount has been reduced due to the writing off of receivables or for previously reallocated principal collections, in each case, that have not been reimbursed.


     - Any remaining collections of principal receivables will first be made available to other series in group [one] and then be paid to the holders of the transferor interest or deposited in the excess funding account.




For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

The documents under which the Series 2000- notes will be issued include a list of events known as pay out events. There are two types of pay out events: series pay out events that apply only to the Series 2000- notes and trust pay out events that apply to notes of all series. If a Series 2000- pay out event or a trust pay out event occurs, the trust will use collections of principal receivables allocated to Series 2000- each month to pay principal on the Series 2000- notes.

The following are Series 2000- pay out events:

     - the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect;

     - the three-month average yield on the trust portfolio, calculated after reduction for the amount of receivables that are written off as uncollectible allocated to Series 2000- , is less than a three-month average rate called the base rate;

     - the Class A notes, Class B notes, Class C notes or Class D notes are not paid in full on their expected principal payment dates; and

     -    an event of default occurs for the Series 2000- notes.

The following are trust pay out events:

     - a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

     - any servicer default occurs which would have a material adverse effect on the noteholders;

     - specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor;

     - the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     - the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION


The trust has the option to repurchase your notes when the invested amount for your series, less amounts on deposit in the principal funding account, has been reduced to 10% or less of the initial principal amount [as increased by the initial principal amount of any notes of your series issued after the closing date of your series]. See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.


DENOMINATIONS

Beneficial interests in the Offered Series 2000- notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Series 2000- notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

You may elect to hold your Series 2000- notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme, or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book Entry Registration" in the accompanying prospectus.

TAX STATUS


Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2000- notes will be characterized as debt for federal income tax purposes and that the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes. By your acceptance of an offered Series 2000- note, you will agree to treat your offered Series 2000- notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS


Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered Series 2000- notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. We suggest that a fiduciary or other person contemplating purchasing an offered Series 2000- note on behalf of or with plan assets of any plan or account consult with its counsel regarding whether the purchase or holding of an offered Series 2000- note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

[EXCHANGE LISTING

We will apply to list the offered Series 2000- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

                      THE SELLER'S BUSINESS CARD PORTFOLIO

     For additional information regarding the Advanta Business Card Portfolio, see "The Bank's Credit Card Activities" in the accompanying prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Advanta Business Card Portfolio. As of ____________, 200 , the Advanta Business Card Portfolio included receivables from accounts designated to the trust and forming the trust assets in an aggregate amount equal to $______ million. The accounts designated to the trust have been selected from the accounts in the Advanta Business Card Portfolio based on certain eligibility criteria specified in the transfer and servicing agreement.

     Actual delinquency and charge off experience for the receivables may be different from that set forth below for the Advanta Business Card Portfolio, for reasons including:

     - because the trust portfolio is only a portion of the Advanta Business Card Portfolio;

     - because additional sellers may in the future originate or acquire accounts to be designated to the trust; and

     - because the transferor will have the right, subject to certain conditions set forth in the transfer and servicing agreement, and in some circumstances, the obligation, to designate additional accounts, and to convey to the trust all receivables in such additional accounts, which additional accounts may not have the same characteristics as accounts previously designated to the trust.

     We cannot assure you that the future delinquency and loss experience for the receivables in either the Advanta Business Card Portfolio or the trust portfolio will be similar to the historical experience of the Advanta Business Card Portfolio set forth below.

                         ADVANTA BUSINESS CARD PORTFOLIO
                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)


                               AS OF DECEMBER 31,
-------------------------------------------------------------------------------

                                 1999               1998                 1997                 1996
                              ----------          --------             --------             --------
RECEIVABLES OUTSTANDING:      $1,040,114          $814,734             $663,087             $305,962
                              ----------          --------             --------             --------



RECEIVABLES DELINQUENT             % OF REC.           % OF REC.             % OF REC.             % OF REC.
    AND NUMBER OF DAYS     DEL.      OUT-       DEL.     OUT-      DEL.       OUT-      DEL.        OUT-
           DELINQUENT    AMOUNT    STANDING    AMOUNT  STANDING    AMOUNT    STANDING    AMOUNT    STANDING
      ----------------  --------   --------   -------  --------    -------   --------   -------    --------
         30 TO 59 DAYS   $13,050      1.25%   $11,600      1.42%    $9,894      1.49%    $4,725       1.54%
         60 TO 89 DAYS   $ 8,300      0.80%    $8,007      0.98%    $7,110      1.07%    $2,777       0.91%
        90 TO 119 DAYS   $ 6,650      0.64%    $6,347      0.78%    $4,988      0.75%    $1,345       0.44%
       120 TO 149 DAYS   $ 5,523      0.53%    $5,312      0.65%    $4,035      0.61%      $105       0.03%
       150 TO 179 DAYS   $ 4,633      0.45%    $4,462      0.55%    $3,260      0.49%        $0       0.00%
      180 OR MORE DAYS      $280      0.03%      $172      0.02%       $54      0.01%        $0       0.00%

                 TOTAL   $38,436      3.70%   $35,900      4.40%   $29,341      4.42%    $8,952       2.93%
                        ========   ========   =======  ========     =======   ========   =======    ========

----------

(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown, including principal and finance charge and administrative receivables.



                         ADVANTA BUSINESS CARD PORTFOLIO
                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)





                                           AS OF MARCH 31, 2000
                                        -------------------------

         Receivables Outstanding:              $1,226,210
                                               ----------



       Receivables Delinquent and                            % of
        Number of Days Delinquent       Delinquency       Receivables
                                          Amount          Outstanding
                                      --------------      -----------
                    30 to 59 days            $13,509            1.10%
                    60 to 89 days             $9,547            0.78%
                   90 to 119 days             $7,067            0.58%
                  120 to 149 days             $6,646            0.54%
                  150 to 179 days             $5,305            0.43%
                 180 or more days               $125            0.01%
                                             -------            -----

                            TOTAL            $42,199            3.44%
                                             =======            =====

----------


(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown, including principal and finance charge and administrative receivables.

     Since 1996, changes in the delinquency rates for the Advanta Business Card Portfolio have been driven by the rate of growth and the seasoning of the portfolio, the mix of businesses in the portfolio and the general economic environment. The delinquency rate in 1996 was relatively low due to the rate of growth in the portfolio and the resultant low seasoning. In 1997, the delinquency rate was affected by the level of bankruptcies in the economy. In 1998, the mix of the businesses changed to include a greater number of cardholders who pay their balances in full each month. The downward trend in the delinquency rate between 1998 and 1999 was the result of continued growth in the portfolio, the seasoning of the older vintages, the continued change in the mix of businesses and the robust economic environment.



     We expect that the delinquency rates for the Advanta Business Card Portfolio will increase if the rate of growth in the portfolio slows down. We also expect that the delinquency rates would increase if the general economic environment in the United States deteriorates.


                         ADVANTA BUSINESS CARD PORTFOLIO
                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                      Three Months Ended,                        Year Ending December 31,
                                      -------------------            ------------------------------------------------
                                         March 31, 2000                1999         1998         1997          1996
                                      -------------------            --------     --------     --------      --------
Average Receivables Outstanding(1)         $1,119,222                $893,006     $743,940     $504,360      $159,939
                                           ----------                --------     --------     --------      --------
Gross Losses(2)                               $14,998                 $53,085      $51,062      $20,801        $4,533
Interest Charged-Off(3)                        $1,367                  $4,092       $3,408       $1,153          $215
Recoveries                                     $1,252                  $4,689       $3,909         $731          $106
                                                                     --------     --------     --------      --------
Net Losses(4)                                 $12,379                 $44,304      $43,745      $18,917        $4,211
                                            =========                ========     ========     ========      ========



Net Losses as a Percentage of                4.42%(5)                   4.96%        5.88%        3.75%         2.63%
Average Receivables Outstanding(4)

----------------


(1) Average Receivables Outstanding for each indicated period is calculated as the average of the opening monthly balances for such periods and includes principal and finance charge and administrative receivables.

(2) Gross Losses include charge-offs of principal and finance charge and administrative receivables.


(3) Interest charged-off includes charge-offs of finance charge and administrative receivables.


(4) Net Losses are calculated as gross losses less interest charge-offs less recoveries.


(5)  Annualized.



     Since 1996, changes in the loss experience for the Advanta Business Card Portfolio have been driven by the rate of growth and the seasoning of the portfolio, the mix of businesses in the portfolio and the general economic environment. The changes in the loss experience have been similar to the changes in the delinquency rates but have lagged due to the timing of charge-offs. The net loss rates in 1996 and 1997 were relatively low due to the rate of growth in the portfolio and the resultant low seasoning. In 1998, the net loss rate was effected by the level of bankruptcies in the economy during 1997. The downward trend in the net loss rate between 1998 and 1999 was the result of continued growth in the portfolio, the seasoning of the older vintages, the continued change in the mix of businesses and the robust economic environment.

     We expect that the net loss rate for the Advanta Business Card Portfolio will increase if the rate of growth in the portfolio slows down. We also expect that the net loss rate would increase if the general economic environment in the United States deteriorates.


RECEIVABLE YIELD CONSIDERATIONS

     The yield on the Advanta Business Card Portfolio for certain periods is set forth in the following table. The historical yield figures in the table are calculated on an as-billed basis. Revenues from finance charges and fees will be affected by numerous factors, including the rates of the finance charges on principal receivables, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, and changes in delinquency rates. There can be no assurance that the portfolio yield in the future will be similar to the historical experience set forth below or that the portfolio yield experience with respect to the trust portfolio, which is only a portion of the Advanta Business Card Portfolio, will be similar to the historical experience for the Advanta Business Card Portfolio. See "The Bank's Credit Card Activities" in the accompanying prospectus.



                         ADVANTA BUSINESS CARD PORTFOLIO
                    REVENUE FROM FINANCE CHARGES AND FEES(1)
                             (DOLLARS IN THOUSANDS)




                                                 Three Months Ended              Year Ending December 31,
                                                      March 31,
                                                 ------------------      ---------------------------------------
                                                        2000               1999        1998      1997      1996
                                                       ------             ------      ------    ------    ------
Average Monthly Accrued Fees and
   Charges(2)(3)                                       $81.07             $76.29      $73.35    $71.62    $52.83
Average Account Balance(4)                             $3,931             $4,167      $4,470    $4,725    $3,833
Yield From Fees and Finance Charges(2)(3)               24.75%(5)          21.97%      19.69%    18.19%    16.54%



----------


     (1)  The figures shown include revenue attributable to interchange.


     (2) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.



     (3) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to the seller's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged off accounts.


     (4) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.


     (5)  Annualized.

RECOVERIES

     Pursuant to the terms of the indenture, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("RECOVERIES"). Collections of recoveries will be treated as collections of finance charge and administrative receivables and included as part of the Net Portfolio Yield.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Advanta Business Card Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge and administrative receivables for the accounts.

                         ADVANTA BUSINESS CARD PORTFOLIO
                        CARDHOLDER MONTHLY PAYMENTS RATES

                                                                           Year Ended December 31,
                                                     -----------------------------------------------------------
                                                     1999              1998             1997              1996
                                                     ----              ----             ----              ----

Lowest Month(1)                                      15.97%            12.32%           11.84%            14.99%
Highest Month(1)                                     19.10%            17.64%           14.80%            17.38%
Monthly Average                                      17.82%            15.23%           13.44%            16.07%

----------

     (1) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

     The amount of collections on receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. We cannot assure you that collections of principal receivables for the trust portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the controlled accumulation period or the early amortization period, will be similar to the historical experience of the Advanta Business Card Portfolio set forth above.


                  RECENT DEVELOPMENTS RELATING TO ADVANTA CORP.




     On May 17, 2000, Advanta Corp., the indirect parent of the bank and the servicer, issued a press release stating that it had retained Salomon Smith Barney, Inc. to assist it in studying possible strategic alternatives for Advanta's mortgage and equipment leasing business units. Although there are no specific actions contemplated at this time, these strategic alternatives could include the sale of, or strategic alliances or partnerships in respect of, all or a portion of Advanta's mortgage loan origination, mortgage servicing or equipment leasing businesses.


                               THE TRUST PORTFOLIO

     The receivables conveyed to the trust arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria described in the transfer and servicing agreement (the "TRUST PORTFOLIO"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes --Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the related indenture supplement.

     The "TRANSFEROR INTEREST" on any date is equal to the difference between:

     (a)  the sum of

          (i)  the total amount of principal receivables in the trust and

          (ii) the Excess Funding Account balance

      minus

     (b) the total adjusted invested amounts of all series of notes then outstanding.

     The "REQUIRED TRANSFEROR INTEREST" will be calculated as follows:


Required Transferor Percentage     X     total amount of principal receivables
                                         in the trust portfolio

     The "REQUIRED TRANSFEROR PERCENTAGE" initially is 7%, but may be reduced if certain conditions set forth in the transfer and servicing agreement are satisfied, including receipt of written confirmation that reducing the Required Transferor Percentage will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     The "REQUIRED MINIMUM PRINCIPAL BALANCE" on any date is, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series,

     - the sum of the Invested Amounts for each series outstanding on that date, plus

     -    the Required Transferor Interest on that date, minus


     -    the amounts on deposit in the Excess Funding Account on that date.


     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Removal of Accounts" in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established, plus any additional accounts, minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.


     Delinquent and non-performing receivables may be included in the trust. The Servicer will consider any account as to which less than the minimum payment is received on the scheduled due date as delinquent.


     The following is selected information about the receivables:

     - The receivables in the trust portfolio, as of the beginning of the day on __________, 2000, included $__________ of principal receivables and $__________ of finance charge and administrative receivables.

     - The accounts designated for the trust portfolio had an average principal receivable balance of $__________ and an average credit limit of $__________.

     - The percentage of the aggregate total receivable balance to the aggregate total credit limit was ___%. The average age of the accounts was approximately __________ months.

     - As of the beginning of the day on __________, 2000, cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the beginning of the day __________, 2000. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                                      PERCENTAGE
                                                                       OF TOTAL                               PERCENTAGE
                                                     NUMBER OF         NUMBER OF         OUTSTANDING           OF TOTAL
ACCOUNT BALANCE RANGE                                ACCOUNTS          ACCOUNTS          RECEIVABLES          RECEIVABLES
Credit Balance...................................                                   %     $     (   )             (    )%
$0.00............................................                                                     0               0.0
$0.01-$1,000.00..................................
$1,000.01-$2,500.00..............................
$2,500.01-$5,000.00..............................
$5,000.01-$7,500.00..............................
Over $7,500.00...................................
                                                     --------------------------------------------------------------------
         Total...................................                            100.00%      $                        100.00%
                                                     ====================================================================



                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                                                      PERCENTAGE
                                                                       OF TOTAL                               PERCENTAGE
                                                     NUMBER OF         NUMBER OF         OUTSTANDING           OF TOTAL
ACCOUNT BALANCE RANGE                                ACCOUNTS          ACCOUNTS          RECEIVABLES          RECEIVABLES
$0.00-$1,000.00..................................                                  %     $                              %
$1,000.01-$2,000.00..............................
$2,000.01-$2,500.00..............................
$2,500.01-$5,000.00..............................
$5,000.01-$7,500.00..............................
Over $7,500.00...................................
                                                     --------------------------------------------------------------------
         Total...................................                            100.00%     $                       100.00%
                                                     ====================================================================



                      COMPOSITION BY PERIOD OF DELINQUENCY
                                 TRUST PORTFOLIO

                                                                      PERCENTAGE
                                                                       OF TOTAL                               PERCENTAGE
                                                     NUMBER OF         NUMBER OF         OUTSTANDING           OF TOTAL
ACCOUNT BALANCE RANGE                                ACCOUNTS          ACCOUNTS          RECEIVABLES          RECEIVABLES
Not Delinquent...................................                                  %     $                              %
Up to 29 Days....................................
30 to 59 Days....................................
60 to 89 Days ...................................
90 to 119 Days...................................
120 to 149 Days..................................
150 to 179 Days..................................
180 or more Days.................................
                                                     --------------------------------------------------------------------
         Total...................................                            100.00%     $                       100.00%
                                                     ====================================================================

                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                                    PERCENTAGE
                                                                    OF TOTAL                            PERCENTAGE
ACCOUNT AGE                                       NUMBER OF         NUMBER OF         OUTSTANDING       OF TOTAL
(IN MONTHS)                                       ACCOUNTS          ACCOUNTS          RECEIVABLES       RECEIVABLES
Not more than  6 Months..........................                          %           $                          %
Over 6 Months to 12 Months.......................
Over 12 Months to 24 Months......................
Over 24 Months to 36 Months......................
Over 36 Months to 60 Months......................
Over 60 Months...................................
                                                  -------------------------------------------------------------------
         Total...................................                    100.00%           $                    100.00%
                                                  ===================================================================



                              COMPOSITION BY STATE
                                 TRUST PORTFOLIO

                                                                    PERCENTAGE
                                                                    OF TOTAL                            PERCENTAGE
                                                  NUMBER OF         NUMBER OF         OUTSTANDING       OF TOTAL
STATE                                             ACCOUNTS          ACCOUNTS          RECEIVABLES       RECEIVABLES
Alabama..........................................                            %        $                            %
Alaska...........................................
Arizona .........................................
Arkansas.........................................
California.......................................
Colorado.........................................
Connecticut......................................
Delaware.........................................
District of Columbia.............................
Florida..........................................
Georgia..........................................
Hawaii...........................................
Idaho............................................
Illinois.........................................
Indiana..........................................
Iowa.............................................
Kansas...........................................
Kentucky.........................................
Louisiana........................................
Maine............................................
Maryland.........................................
Massachusetts....................................
Michigan.........................................
Minnesota........................................
Mississippi......................................
Missouri.........................................
Montana..........................................
Nebraska.........................................

Nevada...........................................
New Hampshire....................................
New Jersey.......................................
New Mexico.......................................
New York.........................................
North Carolina...................................
North Dakota.....................................
Ohio.............................................
Oklahoma.........................................
Oregon...........................................
Pennsylvania.....................................
Rhode Island.....................................
South Carolina...................................
South Dakota.....................................
Tennessee........................................
Texas............................................
Utah.............................................
Vermont..........................................
Virginia.........................................
Washington.......................................
West Virginia....................................
Wisconsin........................................
Wyoming..........................................
All Others.......................................
                                                      -------------------------------------------------------------------
         Total...................................                         100.00%     $                          100.00%
                                                      ===================================================================



                             MATURITY CONSIDERATIONS


     You are expected to receive payment of principal in full on _______, 200 . We call this date the "EXPECTED PRINCIPAL PAYMENT DATE." You may, however, receive payments of principal earlier than the Expected Principal Payment Date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made. The holders of the Class D notes will not begin to receive payments of principal until the final principal payment on the Class A notes, Class B notes and Class C notes have been made.


CONTROLLED ACCUMULATION PERIOD

     Principal for payment to the Series 2000- noteholders will accumulate during the controlled accumulation period in the Principal Funding Account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on __________, 200 , but may be delayed based on recent payment rate experience, as discussed under "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement. On each payment date during the controlled accumulation period, an amount will be deposited into the Principal Funding Account equal to, for each monthly period, the least of:

     -    Available Principal Collections;

     -    the Controlled Deposit Amount; and

     -    the Adjusted Invested Amount prior to any deposits on that day.


     We expect, but cannot assure you, that the amounts available in the Principal Funding Account on the Expected Principal Payment Date will be sufficient to pay in full the outstanding principal balance of the Class A notes, Class B notes, Class C notes and Class D notes. If these amounts are not available on the Expected Principal Payment Date, a pay out event will occur and the early amortization period will begin.


EARLY AMORTIZATION PERIOD

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next payment date any amount on deposit in the Principal Funding Account will be paid to the Class A noteholders. After the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders. After the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders. After the outstanding principal balance of the Class C notes has been paid in full, any remaining amount will be paid to the Class D noteholders, up to the outstanding principal balance of the Class D notes.

     In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each payment date until the earlier of:

     -    the date the Class A notes are paid in full; and

     -    __________, 200 , called the "SERIES 2000- TERMINATION DATE."


     After the Class A notes have been paid in full, and if the Series 2000-termination date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each payment date until the date the Class B notes are paid in full.









     After the Class B notes have been paid in full, and if the Series 2000-termination date has not occurred, Available Principal Collections will be paid to the Class C noteholders on each payment date until the date the Class C notes are paid in full.

     After the Class C notes have been paid in full, and if the Series 2000-termination date has not occurred, Available Principal Collections will be paid to the Class D noteholders on each payment date until the date the Class D notes are paid in full








                        DESCRIPTION OF SERIES PROVISIONS

     The following is a summary of the material provisions of the Series 2000-notes. This summary is not a complete description of the terms of the Series 2000- notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 2000- indenture supplement for a complete description. The form of each of these agreements has been filed with the SEC as an exhibit to the registration statement for the notes.

ISSUANCE

     The Class A notes, Class B notes, Class C notes and Class D notes comprise the "SERIES 2000- NOTES." Only the Class A notes, Class B notes and Class C notes are offered by this prospectus supplement and the accompanying prospectus. We call these notes the "OFFERED NOTES" or the "OFFERED SERIES 2000- NOTES." The Series 2000- notes will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2000- notes (the "SERIES 2000-INDENTURE SUPPLEMENT"), in each case between the trust and the indenture trustee. As described under "Description of the Notes -- Issuance of Additional Series" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The "CLOSING DATE" for the Series 2000- notes is __________, 2000. The Offered Series 2000- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under "Description of the Notes--General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Series 2000- notes were registered on the record date for that payment date. The "RECORD DATE" is the business day immediately preceding a payment date.

     [Application will be made to list the notes on the Luxembourg Stock Exchange. However, we cannot assure you that the listing will be obtained. You should consult with [_____________], the Luxembourg listing agent for the notes, [Address] Luxembourg, phone number (__________) ___________, for the status of the listing.]

INTEREST PAYMENTS

     The Class A notes will accrue interest from and including the closing date through but excluding __________, 2000, and for each following interest period, at a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period (the "CLASS A NOTE INTEREST RATE").

     The Class B notes will accrue interest from and including the closing date through but excluding __________, 2000, and for each following interest period, at a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period (the "CLASS B NOTE INTEREST RATE").

     The Class C notes will accrue interest from and including the closing date through but excluding __________, 2000, and for each following interest period, at a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period (the "CLASS C NOTE INTEREST RATE").

     The Class D notes will accrue interest from and including the closing date through but excluding __________, 2000, and for each following interest period, at a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period (the "CLASS D NOTE INTEREST RATE").

     The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We call each of these determination dates a "LIBOR DETERMINATION DATE." In calculating LIBOR, a "LONDON BUSINESS DAY" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     An "INTEREST PERIOD" begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period will begin on and include the closing date.

     "LIBOR" means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR determination date (the "ONE-MONTH INDEX MATURITY") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that

LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the One Month Index Maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

     The Class A note interest rate, Class B note interest rate, Class C note interest rate and Class D note interest rate applicable to the then-current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (___) ________.

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.


     Interest will be paid on each "PAYMENT DATE," which will be __________ , 2000 and the 15th day of each following month. If the 15th day is not a business day, then the payment date will be the following business day. For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed.


     Interest payments on the Class A notes, Class B notes, Class C notes and Class D notes on any payment date will be calculated on the outstanding principal balance of the Class A notes, Class B notes, Class C notes and Class D notes, as applicable, as of the preceding record date. However, interest for the first payment date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, Class B notes, Class C notes and Class D notes, as applicable, from the closing date.

     Interest due on the Class A notes, Class B notes, Class C notes and Class D notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "CLASS A ADDITIONAL INTEREST," "CLASS B ADDITIONAL INTEREST," "CLASS C ADDITIONAL INTEREST" and "CLASS D ADDITIONAL INTEREST." Additional interest will accrue on the same basis as interest on the Series 2000- notes, and will accrue from the payment date on which the overdue interest became due, to but excluding the payment date on which the additional interest is paid. Unpaid additional interest will not also accrue additional interest.

     Interest payments on the Series 2000- notes on any payment date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest, from any Shared Finance Charge Collections and Reallocated Principal Collections for that monthly period. Interest payments on the Class C notes and the Class D notes on any payment date will also be paid from available amounts on deposit in the cash collateral account to the extent needed.

     "AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any monthly period, an amount equal to the sum of:

     - the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period;

     - any net investment earnings on amounts on deposit in the Principal Funding Account for that monthly period; and


     - any amounts withdrawn from the reserve account which are required to be included in Available Finance Charge Collections under the Series 2000- indenture supplement for the related payment date.


     For purposes of the Series 2000- notes,

          "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES," are periodic finance charges, and annual membership fees and service charges, late fees, overlimit fees, cash advance fees, and the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "finance charge and administrative receivables." See "The Trust Portfolio" for further information on the type of receivables included in the trust.

     The transferor will be required to transfer to the trust a percentage of the interchange attributed to the accounts in the trust. Interchange arising under the accounts will be allocated to the Invested Amount on the basis of the Floating Investor Percentage of the ratio which the amount of principal receivables in the trust bears to the total amount of principal receivables attributable to accounts owned by the seller, as reasonably estimated by the servicer. See "The Bank's Credit Card Activities--Interchange" in the accompanying prospectus. Interchange will be treated as collections of finance charge and administrative receivables for purposes of allocating collections of finance charge and administrative receivables, making required monthly payments and calculating Net Portfolio Yield. Interchange will be used to pay a portion of the monthly servicing fee, as described under "Description of the Notes -- Servicing Compensation and Payment of Expenses."

     Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of that calendar month. The initial monthly period will commence on and include the closing date and end on and include __________ , 2000.

[PRE-FUNDING ACCOUNT

     On the closing date, $__________ will be deposited into an account called the "PRE-FUNDING ACCOUNT." The Pre-Funding Account will be established with an eligible institution. Funds will be maintained in the Pre-Funding Account until the earliest of:

     -    the commencement of the Early Amortization Period;

     -    the date on which the Invested Amount first equals $__________; and

     -    __________, 20__.


During this funding period, funds may be withdrawn and paid to the transferor on a weekly basis to the extent of any increases in the Invested Amount resulting from an increase in the amount of the trust's principal receivables. Funds may be withdrawn only to the extent that (a) the Transferor Interest on that day exceeds the Required Transferor Interest on that day and (b) the aggregate amount of principal receivables in the trust on that day exceeds the Required Minimum Principal Balance on that day. However, the Invested Amount will not exceed the initial outstanding principal amount of the Series 2000- notes or increase by an amount greater than the funds on deposit in the Pre-Funding Account immediately prior to that increase. If there are funds in the Pre-Funding Account after the end of the funding period, those funds will be paid to the noteholders based on each noteholder's interest in the trust.


     All amounts on deposit in the Pre-Funding Account will be invested by the indenture trustee in eligible investments. On each payment date during the funding period, all net investment income earned on amounts in the Pre-Funding Account during the preceding monthly period will be withdrawn from the Pre-Funding Account and deposited into the collection account for distribution as collections of finance charge and administrative receivables allocable to the noteholders. This investment income will be deemed to be collections of finance charge and administrative receivables allocable to the Series 2000- notes for that monthly period.]

PRINCIPAL PAYMENTS

     Principal payments on the Series 2000- notes will be paid from "AVAILABLE PRINCIPAL COLLECTIONS" which, for any monthly period, equal:

     - the Investor Percentage of collections of principal receivables deposited in the collection account for that monthly period; minus

     - the amount of Reallocated Principal Collections for that monthly period; plus

     - any Shared Principal Collections from other series in group [one] allocated to your series.

     REVOLVING PERIOD


     The "REVOLVING PERIOD" for the Series 2000- notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to specified limitations, including the allocation of any Reallocated Principal Collections for that monthly period, be treated as Shared Principal Collections and used to pay principal to other series in group [one] or will be paid to the holders of the transferor interest.


     CONTROLLED ACCUMULATION PERIOD

     The "CONTROLLED ACCUMULATION PERIOD" for the Series 2000- notes is scheduled to begin on __________, 200 , but may be postponed, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement.

     The controlled accumulation period ends on the earliest of:

     -    the beginning of the early amortization period;

     -    the payment in full of the Invested Amount; and

     -    the Series 2000- termination date.

     If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each payment date during the controlled accumulation period, the indenture trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections for that payment date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Invested Amount prior to any deposits on that date. Amounts in the Principal Funding Account will be paid:

     - first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     - then to Class B noteholders, up to the outstanding principal balance of the Class B notes;

     - then to Class C noteholders, up to the outstanding principal balance of the Class C notes;

     - then to Class D noteholders, up to the outstanding principal balance of the Class D notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

     During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes, the Class C notes or the Class D notes on a payment date and not treated as Reallocated Principal Collections generally will be treated as Shared Principal Collections.

     EARLY AMORTIZATION PERIOD


     The "EARLY AMORTIZATION PERIOD" for the Series 2000- notes will begin on the day on which a pay out event for Series 2000- occurs.


     The early amortization period ends on the earliest of:

     -    the payment in full of the Invested Amount; and

     -    the Series 2000- termination date.

     On each payment date during the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive, on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.

     After payment in full of the outstanding principal balance of the Class C notes, the Class D noteholders will be entitled to receive on each payment date during the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class D notes.

     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The controlled accumulation period is scheduled to last [__________] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by notifying the indenture trustee. The servicer can make this election only if the number of months needed to fund the Principal Funding Account based on expected collections of principal receivables needed to pay principal on the Series 2000- notes is less than [__________] months.

     On each determination date beginning in __________200__ and ending when the controlled accumulation period begins, the servicer will review the amount of expected collections of principal receivables and determine the number of months expected to be required to fully fund the Principal Funding Account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2000- .

     In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the Principal Funding Account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

ALLOCATION PERCENTAGES

     Under the indenture, for each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other series issued and outstanding and the transferor interest, all amounts collected on finance charge and administrative receivables, all amounts collected on principal receivables and all Defaulted Amounts for that monthly period. These amounts will be allocated based on the Investor Percentage.

     The "INVESTOR PERCENTAGE," for any monthly period, means (a) for Defaulted Amounts at any time and for collections of finance charge and administrative receivables and principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of finance charge and administrative receivables and principal receivables during the controlled accumulation period and early amortization period, the Fixed Investor Percentage.

FLOATING ALLOCATION DEFINITIONS

     Defaulted Amounts at any time and collections of finance charge and administrative receivables and principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction:

     (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period, or for the first monthly period, the initial Invested Amount, and

     (b)  the denominator of which is the greater of:

          (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period, or for the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date, and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding monthly period, or for the first monthly period, as of the closing date, and

          (ii) the sum of the numerators used to calculate the Investor Percentages for allocations of finance charge and administrative receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Floating Investor Percentage, however, will be adjusted as follows, for any monthly period in which a Reset Date occurs:

     the amount in clause (b)(i)(A) above will be:

          (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related Reset Date; and

          (2) the aggregate amount of principal receivables in the trust as of the close of business on the related Reset Date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related Reset Date, for the period from and including the related Reset Date to and including the last day of that monthly period.

A "RESET DATE" is any date that is an addition date, a date on which the issuance of additional notes of an outstanding series occurs, a date on which an increase or decrease in the invested amount of any series that is a variable principal funding series occurs, or a removal date on which for any series that has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust.

FIXED ALLOCATION DEFINITIONS

     Collections of finance charge and administrative receivables and principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction:

     (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

     (b)  the denominator of which is the greater of:

          (i) the sum of (A) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, or for the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date, and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period, as of the closing date, and

          (ii) the sum of the numerators used to calculate the Investor Percentages for allocations of principal receivables or finance charge receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Fixed Investor Percentage, however, will be adjusted as follows, for any monthly period in which a Reset Date occurs:

     the amount in clause (b)(1)(A) above will be:

     (1) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period, for the period from and including the first day of the prior monthly period to but excluding the related Reset Date; and

     (2) the aggregate amount of principal receivables in the trust as of the close of business on the related Reset Date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related Reset Date, for the period from and including the related Reset Date to and including the last day of that monthly period.

     During the controlled accumulation period, on any date, at the option of the transferor, for purposes of allocating collections of principal receivables, the numerator of the Fixed Investor Percentage may be reduced below the numerator used in the previous monthly period, to an amount not less than the greater of:

     - the Invested Amount as of the last day of the immediately preceding monthly period, less the amount of any distributions of principal deposited in the Principal Funding Account since the last day of the immediately preceding monthly period; and

     - an amount that if used as the numerator of the Fixed Investor Percentage for the remainder of the controlled accumulation period, based on assumptions set forth in the indenture supplement, would assure that the Available Principal Collections for Series 2000- would equal at least 125% of the Controlled Deposit Amount for each monthly period for so long as the Invested Amount is greater than zero.

INVESTED AMOUNT DEFINITIONS

     The "INVESTED AMOUNT," for any date of determination, means an amount equal to (a) the initial outstanding principal amount of the Series 2000- notes, minus
(b) the amount of principal previously paid to the Series 2000- noteholders, minus (c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

     The "ADJUSTED INVESTED AMOUNT" means for any date of determination the Invested Amount as of that date, minus the amount on deposit in the Principal Funding Account for that date.

REALLOCATED PRINCIPAL COLLECTIONS

     On each payment date, if the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections, Shared Finance Charge Collections as described under "-- Application of Collections," and, in the case of the Class C notes, monthly interest from amounts withdrawn from the cash collateral account, then collections of principal receivables allocated to the Invested Amount will be treated as collections of finance charge and administrative receivables and will be available to pay these amounts in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of collections of finance charge and administrative receivables and collections of principal receivables to your series.

     "REALLOCATED PRINCIPAL COLLECTIONS" means for any monthly period Available Principal Collections used to pay interest on the Class A notes, the Class B notes, the Class C notes or used to pay the monthly servicing fee in an amount equal to:



     the lower of:


     - the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A additional interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections and Shared Finance Charge Collections allocated to cover these amounts; and

     - [ ]% of the initial Invested Amount, minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections;

     plus the lower of:

     - the sum of (a) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B additional interest as described under "--Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections and Shared Finance Charge Collections allocated to cover these amounts and (b) the excess of the monthly servicing fee over the Available Finance Charge Collections allocated to cover these amounts; and

     - [___]% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections;


     plus the lower of:

     - the excess of the amounts needed to pay current and past due Class C Monthly Interest and Class C additional interest as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections, Shared Finance Charge Collections and amounts withdrawn from the cash collateral account for the benefit of the Class C notes allocated to cover these amounts; and

     - [ ]% of the initial Invested Amount, minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

APPLICATION OF COLLECTIONS

     Payment of Interest, Fees and Other Items

     On each payment date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections and Shared Finance Charge Collections on deposit in the collection account in the following order:

     - an amount equal to the Class A Monthly Interest plus Class A additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class A noteholders on that payment date;

     - an amount equal to the Class B Monthly Interest plus Class B additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class B noteholders on that payment date;


     - an amount equal to the noteholder monthly servicing fee due for the related payment date, and past due for any prior payment date, will be paid to the servicer;


     - an amount equal to the Class C Monthly Interest plus Class C additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class C noteholders on that payment date;

     - an amount equal to any Investor Default Amount for the related monthly period, will be treated as Available Principal Collections;

     - an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;


     - on and after the reserve account funding date, but prior to the termination of the reserve account, an amount equal to any excess of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     - an amount equal to the Class D Monthly Interest plus Class D additional interest due for the related payment date, and past due for any prior payment dates, will be paid to the Class D noteholders on that payment date;

     - an amount equal to any excess of the Required Cash Collateral Account Amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;

     - all remaining amounts will be treated as Shared Finance Charge Collections and will be available to cover any shortfalls in collections of finance charge and administrative receivables for other outstanding series in group [one]; and

    - after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor interest.


     In the event that Available Finance Charge Collections and Shared Finance Charge Collections for any monthly period are insufficient to pay the Class C Monthly Interest or the Class D Monthly Interest when due, a draw will be made from amounts available in the cash collateral account to the extent of that insufficiency and will be paid to the Class C noteholders or the Class D noteholders on the related payment date.

     "CLASS A MONTHLY INTEREST" for any payment date will equal the product of
(a) the Class A note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class A notes as of the close of business on the applicable record date or, for the first payment date, the outstanding principal balance of the Class A notes as of the closing date.

     "CLASS B MONTHLY INTEREST" for any payment date will equal the product of
(a) the Class B note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class B notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class B notes as of the closing date.

     "CLASS C MONTHLY INTEREST" for any payment date will equal the product of
(a) the Class C note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class C notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class C notes as of the closing date.

     "CLASS D MONTHLY INTEREST" for any payment date will equal the product of
(a) the Class D note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class D notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class D notes as of the closing date.

     "MONTHLY INTEREST" for any payment date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Class D Monthly Interest for that payment date.

PAYMENTS OF PRINCIPAL

     On each payment date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

     - on each payment date during the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections" in the accompanying prospectus;

     - on each payment date during the controlled accumulation period and the early amortization period, all Available Principal Collections will be paid or deposited in the following priority:

          - during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the Principal Funding Account;

          - during the early amortization period, an amount equal to the Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;

          - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full; and

          - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full; and

          - during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes, the Class B notes and the Class C notes have been paid in full, be distributed to the paying agent for payment to the Class D noteholders until the outstanding principal balance of the Class D notes has been paid in full; and

     - on each payment date during the controlled accumulation period and the early amortization period, any Available Principal Collections not applied as described above will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -- Shared Principal

               Collections" in this prospectus supplement and "Description of the Notes -- Shared Principal Collections" in the accompanying prospectus.

     "ACCUMULATION SHORTFALL" means:


     (a)  on the first payment date zero; and



     (b) on each subsequent payment date during the controlled accumulation period, any excess of the Controlled Deposit Amount for the previous monthly period over the amount deposited in the Principal Funding Account for the previous monthly period.


     "CONTROLLED ACCUMULATION AMOUNT" for any payment date during the controlled accumulation period means $__________. However, if the commencement of the controlled accumulation period is postponed as described under "-- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each payment date during the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000- indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than certain excluded series, which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

     "CONTROLLED DEPOSIT AMOUNT" for any payment date during the controlled accumulation period means the sum of (i) the Controlled Accumulation Amount for that payment date, plus (ii) any Accumulation Shortfall.

     "MONTHLY PRINCIPAL" for any payment date will equal the least of (i) the Available Principal Collections on deposit in the collection account for that payment date, (ii) for each payment date during the controlled accumulation period, the Controlled Deposit Amount for that payment date, and (iii) the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that payment date) prior to any deposits into the Principal Funding Account on that payment date.

SUBORDINATION

     The Class B notes, the Class C notes and the Class D notes are subordinated to the Class A notes. The Class C notes and the Class D notes are subordinated to the Class B notes. The Class D notes are subordinated to the Class C notes.

     Interest payments will be made on the Class A notes prior to being made on the Class B notes, the Class C notes and the Class D notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes and the Class D notes. Interest payments will be made on the Class C notes prior to being made on the Class D notes.

     Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. Principal payments on the Class D notes will not begin until the Class A notes, the Class B notes and the Class C notes have been paid in full. If collections of principal receivables allocated to your series are reallocated to pay the interest on the Class A notes, the principal balance of the Class D notes, the Class C notes and the Class B notes may not be repaid. If collections of principal receivables allocated to your series are reallocated to pay interest on the Class B notes, the principal balance of the Class C notes and the Class D notes may not be repaid. If a foreclosure certificate is sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 2000- notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes, the Class C notes or the Class D notes.

SHARED FINANCE CHARGE COLLECTIONS

     Collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables in excess of the amount required to make payments or deposits for your series will be made available to other series included in group [one] whose allocation of collections of finance charge and administrative receivables is not sufficient to make its required payments or deposits. If collections of finance charge and administrative receivables allocated through the Investor Percentage are insufficient to make payments described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement, your series will have access to collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables from each other series in group [one], if any, to the extent they exceed the amounts necessary to make required payments for that series. We call these collections "SHARED FINANCE CHARGE COLLECTIONS." Each series that is part of group [one] and has a shortfall will receive a share of the total amount of Shared Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month. The amount of the shortfall for each series will be calculated as described in the documents governing each series.

SHARED PRINCIPAL COLLECTIONS


     Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, for any monthly period during the controlled accumulation period, deposits of the Controlled Deposit Amount to the Principal Funding Account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders. This remaining amount constitutes "SHARED PRINCIPAL COLLECTIONS." The servicer will allocate the Shared Principal Collections of all series to cover any scheduled or permitted principal payments to noteholders and any deposits to Principal Funding Accounts for any series in group [one] which have not been covered out of the collections of principal receivables allocable to that series in group [one] and certain other amounts for those series. We call these uncovered amounts "PRINCIPAL SHORTFALLS." Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, then Shared Principal Collections will be allocated among the applicable series in group [one] based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holders of the transferor interest or deposited in the Excess Funding Account.


DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     The Investor Default Amount represents the series' share of losses from the trust portfolio. On each payment date, the servicer will calculate the "INVESTOR DEFAULT AMOUNT" by multiplying:

     -    the Floating Investor Percentage for that month, by

     - the "DEFAULTED AMOUNT," which is the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for that month.

If the Investor Default Amount exceeds the amount of collections of finance charge and administrative receivables allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess. In no event, however, will the Invested Amount be reduced below zero. Reductions in the Invested Amount may be reimbursed from subsequent collections of finance charge and administrative receivables allocated for reimbursement. If the Invested Amount is reduced to zero, your series will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.

PRINCIPAL FUNDING ACCOUNT

     The indenture trustee will establish and maintain with an eligible institution an eligible deposit account held for the benefit of the noteholders to serve as the "PRINCIPAL FUNDING ACCOUNT." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the Principal Funding Account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the Principal Funding Account will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. Investment earnings, net of investment losses and expenses, on funds on deposit in the Principal Funding Account will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period.

     If, for any payment date, the net investment earnings are less than the product of (i) the balance of the Principal Funding Account, up to the Invested Amount on the record date immediately preceding that payment date, (ii) the weighted average of the Class A note interest rate,

Class B note interest rate, Class C note interest rate and Class D note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "RESERVE DRAW AMOUNT," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT


     The indenture trustee will establish and maintain a segregated trust account with an eligible institution for the benefit of the noteholders to serve as the "RESERVE ACCOUNT." The reserve account is established to assist with the payment of interest on the notes during the controlled accumulation period and on the first payment date during the early amortization period. On each payment date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting on the servicer's instructions, will apply Available Finance Charge Collections and Shared Finance Charge Collections allocated to the Series 2000- notes, to the extent described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items," to increase the amount on deposit in the reserve account up to the Required Reserve Account Amount.


     The "RESERVE ACCOUNT FUNDING DATE" will be the payment date for the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date selected by the servicer.


     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any payment date on or after the reserve account funding date will be equal to (a) the product of (i) [___]% of the outstanding aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of the preceding payment date and (ii) a fraction the numerator of which is the number of monthly periods scheduled to be included in the controlled accumulation period as of that date, and the denominator of which is [___] (except that if the numerator is one, the Required Reserve Account Amount determined as described above will be [zero]) or
(b) any other amount selected by the transferor. However, if the amount designated by the transferor under clause (b) is less than the amount in clause
(a), the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class, and the transferor will deliver to the indenture trustee a certificate of an authorized officer to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the other amount selected will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur for Series 2000-.



     On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the indenture trustee will withdraw from the reserve account an amount equal to any excess of the amount on deposit in the reserve account over the Required Reserve Account Amount. The indenture trustee will deposit the excess in the cash collateral account to the extent that funds available in the cash collateral account are less than the Required Cash Collateral Account Amount and will distribute any remaining excess to the holders of the transferor interest. Any amounts withdrawn from the reserve account and deposited in the cash collateral account as described above will be available for distribution only to the holders of the Class C notes and the Class D notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor interest as described above will not be available for distribution to the noteholders.


     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any payment date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date, will be invested to the following payment date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the Required Reserve Account Amount, or deposited in the collection account and treated as Available Finance Charge Collections.

     On or before each payment date during the controlled accumulation period and on the first payment date during the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account to be included as Available Finance Charge Collections for that payment date an aggregate amount equal to the least of:

     - the amount then on deposit in the reserve account for that payment date;

     -    the Required Reserve Account Amount; and

     -    the Reserve Draw Amount for that payment date.

However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that payment date.

     The reserve account will be terminated upon the earliest of:

     -    the first payment date during the early amortization period;


     -    the Expected Principal Payment Date; and


     -    the Series 2000- termination date.


     Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be deposited in the cash collateral account to the extent that funds available in the cash collateral account are less than the Required Cash Collateral Account Amount and any remaining amounts will be distributed to the holders of the transferor interest. Any amounts withdrawn from the reserve account and deposited in the cash collateral account as described above will be available for distribution only to the holders of the Class C notes and the Class D notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor interest as described above will not be available for distribution to the noteholders.


CASH COLLATERAL ACCOUNT

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of the Class C noteholders and Class D noteholders called the "CASH COLLATERAL ACCOUNT." Amounts on deposit in the cash collateral account will be used to fund shortfalls in interest payments on the Class C notes and the Class D notes and on the Series 2000- termination date to fund any shortfall in payment of the outstanding principal balance of the Class C notes and the Class D notes.

     The cash collateral account initially will [not] be funded, but will be funded by (a) Available Finance Charge Collections and Shared Finance Charge Collections, as described above under "--Application of Collections-- Payment of Interest, Fees and Other Items," (b) any amounts withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-- Reserve Account," and deposited into the cash collateral account on any payment date to the extent that the funds available in the cash collateral account are less than the Required Cash Collateral Account Amount on that payment date and (c) investment earnings on funds in the cash collateral account.


     The "REQUIRED CASH COLLATERAL ACCOUNT AMOUNT" will be determined on each payment date. In general, for any payment date, it will be equal to the product of (a) the Cash Collateral Account Percentage in effect on that date and (b) the initial Invested Amount. However, in the absence of an event of default for your series, the Required Cash Collateral Account Amount will not exceed the outstanding aggregate principal balance of the Class C notes and the Class D notes minus any excess of the Principal Funding Account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date.



     Upon an event of default for your series, the Required Cash Collateral Account Amount for any payment date will be equal to the sum of (a) the amount on deposit in the cash collateral account on that payment date plus (b) Available Finance Charge Collections and Shared Finance Charge Collections for that payment date available immediately after funding the reserve account plus
(c) amounts withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-- Reserve Account." However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the Required Cash Collateral Account Amount will be limited to an amount equal to the outstanding principal amount of your series of notes.

     The "REQUIRED CASH COLLATERAL ACCOUNT PERCENTAGE" will be determined as follows:



     IF THE QUARTERLY EXCESS CASH
   COLLATERAL PERCENTAGE IS GREATER                                               THEN, THE CASH COLLATERAL ACCOUNT
          THAN OR EQUAL TO:                         AND LESS THAN                      PERCENTAGE WILL EQUAL:
              [       ]%                              [       ]%                                  0
              [       ]%                              [       ]%                             [       ]%
              [       ]%                              [       ]%                             [       ]%



However, if a pay out event, other than a pay out event resulting from the occurrence of an event of default for Series 2000- has occurred, the Cash Collateral Account Percentage will be [__]%.


     After the Cash Collateral Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

     -    further increased to a higher required percentage as specified above;
          or


     - the payment date on which the Quarterly Excess Cash Collateral Percentage has increased to a level above that for the then-current Cash Collateral Account Percentage, in which case the Cash Collateral Account Percentage will be decreased to the appropriate percentage as specified above, or, if the Quarterly Excess Cash Collateral Percentage is greater than or equal to [__]%, the Cash Collateral Account Percentage will be zero and the Required Cash Collateral Account Amount will be zero.

However, if a pay out event, other than a pay out event resulting from the occurrence of an event of default for Series 2000- has occurred, the Cash Collateral Account Percentage will equal [___]%, as provided in the definition of Cash Collateral Account Percentage above, and may not be subsequently reduced.


     The transferor may at any time in its sole discretion decrease the "Required Cash Collateral Percentage." However, any decrease in the Required Cash Collateral Percentage is permitted only if that decrease will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     The "QUARTERLY EXCESS CASH COLLATERAL PERCENTAGE" will be determined as follows:


            For the [Month 1]
            2000 payment date        The Excess Cash Collateral Percentage

            For the [Month 2]        The Excess Cash Collateral Percentage
            2000 payment date        for the  first monthly period, plus the
                                     Excess Cash Collateral Percentage for the
                                     [Month 1] 2000 period
                                     -------------------------------------------
                                                    2



            For the [Month 3]        The Excess Cash Collateral Percentage for
            2000 payment date        the first monthly period, plus the Excess
                                     Cash Collateral Percentage for the
                                     [Month 1] 2000 monthly period, plus the
                                     Excess Cash Collateral Percentage for the
                                     [Month 2] 2000 monthly period
                                     -------------------------------------------
                                                    3



            For each following       The sum of the Excess Cash Collateral
            payment date             Percentages for the 3 prior monthly periods
                                     -------------------------------------------
                                                    3






     The "EXCESS CASH COLLATERAL PERCENTAGE" for any monthly period will be determined as follows:

     - during the controlled accumulation period, but only if the amount on deposit in the reserve account is greater than or equal to the Required Reserve Account Amount:

          Available Finance Charge Collections for the related payment date available immediately after covering the noteholder
          servicing fee for that payment date and [___]% of any         times 12
          Investor Default Amount for that monthly period
          ------------------------------------------------
          the Adjusted Invested Amount on the first day of that monthly period




     -    AND, IN ALL OTHER CASES:


          Available Finance Charge Collections for the related
          payment date available immediately after covering
          the noteholder servicing fee for that payment date            times 12
          and [___]% of any Investor Default Amount
          -------------------------------------------
          the Invested Amount on the first day of that monthly period



     Funds on deposit in the cash collateral account will be invested at the direction of the servicer in eligible investments. Investment earnings, net of losses and investment expenses, will be deposited into the cash collateral account and will be available for payment to holders of the Class C notes and the Class D notes.


CASH COLLATERAL ACCOUNT DISTRIBUTIONS

     If on any payment date, the aggregate interest to be paid on the Class C notes and the Class D notes exceeds the amount allocated to pay that interest, the servicer will direct the indenture trustee to withdraw from the cash collateral account the lesser of (i) the amount on deposit in the cash collateral account, including investment earnings to the extent necessary to fund that excess, and (ii) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes and the Class D notes.

     On the Series 2000- termination date, funds available in the cash collateral account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes and Class D notes.


     Funds on deposit in the cash collateral account on any payment date in excess of the Required Cash Collateral Account Amount on that date will be paid to the holders of the transferor interest. On the date on which all amounts due the Class C noteholders and the Class D noteholders from the cash collateral account have been paid in full, all amounts then remaining in the cash collateral account will be distributed to the holders of the transferor interest.


ADDITIONAL SERIES ENHANCEMENT

     The transferor may at any time in its sole discretion arrange for any additional series enhancement for the benefit of any class or classes of the Series 2000- notes. This additional series enhancement may be in the form of additional cash collateral funded from collections of receivables otherwise allocable to the Transferor Interest, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

[ISSUANCE OF ADDITIONAL NOTES

     The Series 2000- indenture supplement provides that, from time to time during the revolving period, the transferor may, subject to conditions specified in the indenture supplement, cause the trust to issue additional notes of Series 2000- . When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the Series 2000- indenture supplement without preference, priority or distinction.

     In connection with each additional issuance, the outstanding principal amount of each class of notes and the series enhancement will be increased proportionately. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal amount of the additional notes of each class.]

PAY OUT EVENTS

     As described above, the revolving period will continue through __________, 200 , unless that date is postponed as described under "--Postponement of Controlled Accumulation Period" in this prospectus supplement, unless a pay out event occurs prior to that date.

     There are two types of pay out events: series pay out events that apply only to the Series 2000- notes; and trust pay out events that apply to notes of all series.

     A "SERIES 2000- PAY OUT EVENT" refers to any of the following events:

     (a) failure by the transferor (i) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement, which failure has a material adverse effect on the Series 2000-noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period. However, a Series 2000- pay out event described in this subparagraph (a) will not be deemed to have occurred if the transferor repurchases the related receivables or all related receivables, during the designated period in accordance with the provisions of transfer and servicing agreement;

     (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

     (c) the Net Portfolio Yield averaged over any three consecutive monthly periods is less than the weighted average of the Base Rates for the same monthly periods; or

     (d)  an event of default for Series 2000- occurs under the indenture.

     A "TRUST PAY OUT EVENT" refers to any of the following events:

     (i) a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

     (ii) any servicer default occurs which would have a material adverse effect on the noteholders;


     (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor;


     (iv) the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     (v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

     Series 2000- pay out events and trust pay out events together are called "PAY OUT EVENTS."

     In the case of any Series 2000- pay out event described in clause (a) or
(b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2000-noteholders evidencing interests aggregating not less than 50% of the then outstanding principal balance of the Series 2000- notes, by written notice to the transferor and the servicer, and to the indenture trustee if given by the Series 2000- noteholders, declare that a pay out event has occurred with respect to the Series 2000- notes as of the date of the notice.

     In the case of any event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c) or (d), a pay out event with respect to only the Series 2000- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2000- noteholders immediately upon the occurrence of the event.

     On the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

     See "Description of the Notes--Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

     The term "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related payment date; and

     - the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period.

     The term "NET PORTFOLIO YIELD" means, for any monthly period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of collections of finance charge and administrative receivables and any other amount, other than principal receivables, designated by the transferor to be finance charge and administrative receivables, Shared Finance Charge Collections, any net investment earnings on funds deposited in the Principal Funding Account and any amounts withdrawn from the Reserve Account and deposited in the collection account and allocable to the Series 2000-notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

     - the denominator of which is the Invested Amount as of the last day of the prior monthly period.

EVENTS OF DEFAULT

     The events of default for Series 2000-, as well as the rights and remedies available to the indenture trustee and the Series 2000- noteholders when an event of default occurs, are described under "The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     If an event of default for Series 2000- occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2000- notes may declare the Series 2000- notes to be immediately due and payable. If the Series 2000- notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The share of the monthly servicing fee allocable to Series 2000- for any payment date will be equal to one-twelfth of the product of (a) 2% and (b)(i) the Adjusted Invested Amount as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the Excess Funding Account as of the last day of the monthly period preceding that payment date and the Floating Percentage. However, for the first payment date, the monthly servicing fee will equal $[________].



     The share of the monthly servicing fee allocable to the Invested Amount for any payment date will be equal to one-twelfth of the product of (a) the net servicing fee rate and (b)(i) the Adjusted Invested Amount as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the Excess Funding Account as of the last day of the monthly period preceding that payment date and the Floating Percentage of collections of finance charge and administrative receivables for that monthly period. This is called the "NOTEHOLDER SERVICING FEE." However, for the first payment date, the noteholder servicing fee will equal $[________].



     The "NET SERVICING FEE RATE" is equal to, so long as the bank, an affiliate of the bank or the indenture trustee is the servicer, [__]% per annum and if another entity is the servicer, [__]% per annum.



     On each payment date, but only if the bank, an affiliate of the bank or the Indenture Trustee is the servicer, Servicer Interchange for the related Monthly Period that is on deposit in the collection account will be withdrawn and paid to the servicer in payment of a portion of the monthly servicing fee for that monthly period. "SERVICER INTERCHANGE" for any monthly period for which Advanta Bank Corp., an affiliate or the Indenture Trustee is the servicer will be an amount equal to the portion of collections of finance charge and administrative receivables allocated to the Invested Amount for that monthly period that is attributable to interchange. However, Servicer Interchange for a monthly period will not exceed one-twelfth of the product of (i) the Adjusted Invested Amount, as of the last day of that monthly period, and (ii) [__]%. For the first payment date, the Servicer Interchange may equal but will not exceed $_________.


     In the case of any insufficiency of Servicer Interchange on deposit in the collection account, a portion of the monthly servicing fee for that monthly period will not be paid to the extent of the insufficiency. In no event will the trust, the indenture trustee, the owner trustee, the noteholders or the transferor be liable for the share of the monthly servicing fee to be paid out of Servicer Interchange.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series

2000- indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

REPORTS TO NOTEHOLDERS

     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes--Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively called "PLANS"), and on persons who are fiduciaries with respect to plans, in connection with the investment of plan assets of any plan. ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and persons (called "parties in interest" under ERISA and "disqualified persons" under the Code) who have specified relationships to a plan or its plan assets, unless a statutory or administrative exemption is available. These persons are collectively called "PARTIES IN INTEREST." Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying prospectus, the notes are eligible for purchase with plan assets of any plan.

     Any fiduciary or other plan investor considering whether to purchase the notes with plan assets of any plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be parties in interest with respect to the investing plan and may be deemed to be benefitting from the issuance of the notes. If the transferor or the servicer is a party in interest with respect to the prospective plan investor, any fiduciary or other plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under United States Department of Labor Prohibited

Transaction Class Exemption (called a "PTCE") 96-23 (for transactions determined by "in-house asset managers"), PTCE 95-60 (for transactions involving insurance company general accounts), PTCE 91-38 (for transactions involving bank collective investment funds), PTCE 90-1 (for transactions involving insurance company pooled separate accounts) or PTCE 84-14 (for transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.


     In addition, under Department of Labor Regulation Section 2510.3-101 (called the "PLAN ASSET REGULATION"), the purchase with plan assets of equity interests in the issuer could, in certain circumstances, cause the receivables and other assets of the issuer to be deemed plan assets of the investing plan. This, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Tax Characterization of the Trust and the Notes -- Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed, at the time of initial issuance, to have any "substantial equity features," purchases of the notes with plan assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be plan assets of the investing plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The characterization of the notes as debt could change subsequent to initial issuance--that is, they could be treated as equity--if the trust incurs losses or the rating of the notes is downgraded.


     The notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the plan assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the plan assets, and (2) will be based on the particular investment needs of that plan; or (c) unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 is applicable, is an employer maintaining or contributing to that plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it is not subject to the foregoing limitation.


     We suggest that any fiduciary or other plan investor considering whether to purchase any notes on behalf of or with plan assets of any plan consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A notes, the Class B notes and the Class C notes (together, the "UNDERWRITING AGREEMENT") between the transferor and the underwriters named below (the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:




                                      PRINCIPAL AMOUNT OF        PRINCIPAL AMOUNT OF         PRINCIPAL AMOUNT OF
UNDERWRITERS                             CLASS A NOTES              CLASS B NOTES               CLASS C NOTES

         Total....................    $                          $                           $
                                      $                          $                           $



     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered hereby if any of the notes are purchased.



     The underwriters propose initially to offer the Class A notes to the public at [_____]% of their principal balance and to certain dealers at that price less concessions not in excess of [_____]% of the principal balance of the Class A notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of [_____]% of the principal balance of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.



     The underwriters propose initially to offer the Class B notes to the public at [_____ ]% of their principal balance and to certain dealers at that price less concessions not in excess of [_____ ]% of the principal balance of the Class B notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of [_____]% of the principal balance of the Class B notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.



     The underwriters propose initially to offer the Class C notes to the public at [_____]% of their principal balance and to certain dealers at that price less concessions not in excess of [_____ ]% of the principal balance of the Class C notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of [_____]% of the principal balance of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.


     We will receive proceeds of approximately $[_____ ] from the sale of the notes (representing [_____]% of the principal balance of each Class A note, [_____ ]% of the principal balance of each Class B note and [_____ ]% of the principal balance of each Class C note) after paying the underwriting discount of $[_____ ] (representing [_____ ]% of the principal balance of each Class A note, [_____ ]% of the principal balance of each Class B note and [_____ ]% of the principal balance of each Class C note). Additional offering expenses are estimated to be $[_____].

     Each underwriter has represented and agreed that:

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

     - if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     - it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions.

Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance of the Series 2000- notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2000- notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP. Certain legal matters relating to the issuance of the Series 2000- notes will be passed upon for the underwriters by ___________________________________.

                   GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

"ACCUMULATION SHORTFALL" means: (a) on the first payment date zero; and (b) on each subsequent payment date during the controlled accumulation period, any excess of the applicable Controlled Deposit Amount for the previous monthly period over the amount deposited in the Principal Funding Account for the previous monthly period.

"ADJUSTED INVESTED AMOUNT" means, for any date of determination, the Invested Amount as of that date, minus the amount on deposit in the Principal Funding Account for that date.

"AVAILABLE PRINCIPAL COLLECTIONS" means, for any monthly period, the sum of: (i) the Investor Percentage of collections of principal receivables deposited in the collection account for that monthly period; minus (ii) the amount of Reallocated Principal Collections for that monthly period; plus (iii) any Shared Principal Collections from other series in group [one] allocated to your series, from which principal payments on the Series 2000- notes will be paid.

"AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any monthly period, an amount equal to the sum of: (i) the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; (ii) any net investment earnings on amounts on deposit in the Principal Funding Account for that monthly period; and (iii) any amounts withdrawn from the reserve account which are required to be included in Available Finance Charge Collections under the Series 2000-A indenture supplement for the related payment date.

"BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction: (a) the numerator of which is the sum of the Monthly Interest and the monthly servicing fee, each for the related payment date; and
(b) the denominator of which is the Invested Amount as of the close of business on the last day of the prior monthly period.

"BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed.

"CASH COLLATERAL ACCOUNT" means a segregated account established and maintained by the servicer with an eligible institution for the benefit of the Class C noteholders and the Class D noteholders that will be used to fund shortfalls in interest payments on the Class C notes and the Class D notes and on the Series 2000- termination date to fund any shortfall in payment of the outstanding principal balance of the Class C notes and the Class D notes.

"CLASS A ADDITIONAL INTEREST" means interest due on the Class A notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class A note interest rate.

"CLASS A MONTHLY INTEREST" means, for any payment date, the product of (a) the Class A note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class A notes as of the close of business on the applicable record date or, for the first payment date, the outstanding principal balance of the Class A notes as of the closing date.

"CLASS A NOTE INTEREST RATE" means a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period.

"CLASS A UNDERWRITERS" means the Class A underwriters so named in the prospectus supplement.

"CLASS A UNDERWRITING AGREEMENT" means, collectively, the underwriting agreement, as supplemented by a terms agreement, between the transferor and the Class A underwriters relating to the Class A notes.

"CLASS B ADDITIONAL INTEREST" means interest due on the Class B notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class B note interest rate.

"CLASS B MONTHLY INTEREST" means, for any payment date, the product of (a) the Class B note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class B notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class B notes as of the closing date.

"CLASS B NOTE INTEREST RATE" means a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period.

"CLASS B UNDERWRITERS" means the Class B underwriters so named in the prospectus supplement.

"CLASS B UNDERWRITING AGREEMENT" means, collectively, the underwriting agreement, as supplemented by a terms agreement, between the transferor and the Class B underwriters relating to the Class B notes.

"CLASS C ADDITIONAL INTEREST" means interest due on the Class C notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class C note interest rate.

"CLASS C MONTHLY INTEREST" means, for any payment date, the product of (a) the Class C note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class C notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class C notes as of the closing date.

"CLASS C NOTE INTEREST RATE" means a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period.

"CLASS C UNDERWRITERS" means the Class C underwriters so named in the prospectus supplement.

"CLASS C UNDERWRITING AGREEMENT" means, collectively, the underwriting agreement, as supplemented by a terms agreement, between the transferor and the Class C underwriters relating to the Class C notes.

"CLASS D ADDITIONAL INTEREST" means interest due on the Class D notes but not paid on any payment date and payable on the following payment date, together with additional interest on that amount at the Class D note interest rate.

"CLASS D MONTHLY INTEREST" means, for any payment date, the product of (a) the Class D note interest rate for the related interest period, (b) the actual number of days in that interest period divided by 360 and (c) the outstanding principal balance of the Class D notes as of the close of business on the applicable record date or, with respect to the first payment date, the outstanding principal balance of the Class D notes as of the closing date.

"CLASS D NOTE INTEREST RATE" means a rate of ___% per annum above LIBOR for the related LIBOR determination date for each interest period.

"CLOSING DATE" means, for the Series 2000-  notes,  __________, 2000.

"CODE" means the Internal Revenue Code of 1986.

"CONTROLLED ACCUMULATION AMOUNT" means, for any payment date during the controlled accumulation period, $__________. However, if the commencement of the controlled accumulation period is postponed as described under "Description of Series Provisions--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each payment date during the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000- indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than certain excluded series, which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

"CONTROLLED ACCUMULATION PERIOD" means the period that is scheduled to begin on __________, 200 (but may be postponed, as discussed in this prospectus supplement) under "Description of Series Provisions--Postponement of Controlled Accumulation Period"and ends on the earliest of: (i) the beginning of the early amortization period; (ii) the payment in full of the Invested Amount; or (iii) the Series 2000- termination date.

"CONTROLLED DEPOSIT AMOUNT" means, for any payment date during the controlled accumulation period, the sum of (i) the Controlled Accumulation Amount for that payment date, plus (ii) any Accumulation Shortfall.

"DEFAULTED AMOUNT" means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for that month.

"EARLY AMORTIZATION PERIOD" means the period that begins on the day on which a pay out event for Series 2000- occurs and ends on the earliest of (i) the payment in full of the Invested Amount, or (ii) the Series 2000- termination date.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"EXCESS CASH COLLATERAL PERCENTAGE" means an amount determined as described in the prospectus supplement under "Description of Series Provisions-Cash Collateral Account."

"EXPECTED PRINCIPAL PAYMENT DATE" means the date on which the Series 2000-noteholders are expected to receive payment in full of principal, which is ________, 200_.

"FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES" means periodic finance charges, and annual membership fees and service charges, late fees, overlimit fees, cash advance fees, and the portion of interchange and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, so designated by the transferor.

"FIXED INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction that is defined in this prospectus supplement under "Description of Series Provisions--Fixed Allocation Definitions."

 "FLOATING INVESTOR PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction that is defined in this prospectus supplement under "Description of Series Provisions--Floating Allocation Definitions."

"INTEREST PERIOD" means the period that begins on and includes a payment date and ends on but excludes the next payment date, except that the first interest period begins on and includes the closing date.

"INVESTED AMOUNT" means, for any date of determination, an amount equal to (a) the initial outstanding principal amount of the Series 2000- notes, minus (b) the amount of principal previously paid to the Series 2000- noteholders, minus
(c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

"INVESTOR DEFAULT AMOUNT" means the series' share of losses from the trust portfolio, which, as of each payment date, is equal to the Floating Investor Percentage for that month multiplied by the Defaulted Amount for that payment date.

"INVESTOR PERCENTAGE" means, for any monthly period, (a) for Defaulted Amounts at any time and for collections of finance charge and administrative receivables and principal receivables during the revolving period, the Floating Investor Percentage, and (b) for collections of finance charge and administrative receivables and principal receivables during the controlled accumulation period and the early amortization period, the Fixed Investor Percentage.

"LIBOR DETERMINATION DATE" means the day on which the indenture trustee will determine LIBOR for each interest period, which is the day two London business days before the related interest period commences.

"LIBOR" means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR determination date and which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR determination date, except that if that rate does not appear on Telerate Page 3750, then as otherwise stated in the prospectus supplement under "Description of Series Provisions-Interest Payments."

"LONDON BUSINESS DAY" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"MONTHLY PERIOD" means the period from and including the first day of a calendar month to and including the last day of that calendar month; the initial monthly period will commence on and include the closing date and end on and include __________ , 2000.

"MONTHLY INTEREST" means, for any payment date, the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Class D Monthly Interest for that payment date.

"MONTHLY PRINCIPAL" means, for any payment date, an amount equal to the least of
(i) the Available Principal Collections on deposit in the collection account for that payment date, (ii) for each payment date during the controlled accumulation period, the Controlled Deposit Amount for that payment date, and (iii) the Adjusted Invested Amount (as adjusted for any Investor Charge- Offs and Reallocated Principal Collections on that payment date) prior to any deposits into the Principal Funding Account on that payment date.

"NET PORTFOLIO YIELD" means, for any monthly period, the annualized percentage equivalent of a fraction: (a) the numerator of which is the sum of collections of finance charge and administrative receivables and any other amount, other than principal receivables, designated by the transferor to be finance charge and administrative receivables, Shared Finance Charge Collections, any net investment earnings on funds deposited in the Principal Funding Account and any amounts withdrawn from the Reserve Account and deposited in the collection account and allocable to the Series 2000- notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and (b) the denominator of which is the Invested Amount as of the last day of the prior monthly period.

"NET SERVICING FEE RATE" means, so long as the bank, an affiliate of the bank or the indenture trustee is the servicer, [__]% per annum and if another entity is the servicer, [__]% per annum.

"OFFERED NOTES" or "OFFERED SERIES 2000- NOTES" means the Class A notes, the Class B notes and the Class C notes that are offered by this prospectus supplement and the accompanying prospectus.

 "ONE-MONTH INDEX MATURITY" means a maturity of one month commencing on the related LIBOR determination date.

"PARTIES IN INTEREST" means persons (called "parties in interest" under ERISA and "disqualified persons" under the Code) who have specified relationships to a plan or its plan assets.

"PAY OUT EVENTS" means, collectively, Series 2000- pay out events and trust pay out events.

"PAYMENT DATE" means __________ , 2000 and the 15th day of each following month. If the 15th day is not a business day, then the payment date will be the following business day.

"PLAN ASSET REGULATION" means Department of Labor Regulation Section 2510.3-101.

"PLANS" means \employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.

"PRE-FUNDING ACCOUNT" means an account established with an eligible institution on the closing date from which funds are withdrawn on a weekly basis and paid to the transferor to the extent of any increase in the trust's principal receivables.

 "PRINCIPAL FUNDING ACCOUNT" means the eligible deposit account established and maintained by the indenture trustee with an eligible institution for the benefit of the noteholders. During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer

Available Principal Collections from the collection account to the Principal Funding Account as described under "-- Application of Collections" in this prospectus supplement.

"PRINCIPAL SHORTFALLS" means the amount by which any scheduled or permitted principal payments to noteholders and any deposits to Principal Funding Accounts for any series in group [one] which have not been covered out of the collections of principal receivables allocable to that series in group [one] is less than the collections of principal receivables allocable to that series and certain other amounts for those series.

"PTCE" means a United States Department of Labor Prohibited Transaction Class Exemption.

"QUARTERLY EXCESS CASH COLLATERAL PERCENTAGE" means an amount determined as described in the prospectus supplement under "Description of Series Provisions-Cash Collateral Account."

"REALLOCATED PRINCIPAL COLLECTIONS" means, for any monthly period, Available Principal Collections used to pay interest on the Class A notes, the Class B notes, the Class C notes or used to pay the monthly servicing fee in an amount that is defined in this prospectus supplement under "Description of Series Provisions--Reallocated Principal Collections."

"RECORD DATE" means, for the Series 2000- notes, the business day immediately preceding a payment date.

"RECOVERIES" means all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

"REQUIRED TRANSFEROR INTEREST" is an amount equal to (a) Required Transferor Percentage multiplied by (b) the total amount of principal receivables in the trust portfolio.

"REQUIRED RESERVE ACCOUNT AMOUNT" means, for any payment date on or after the reserve account funding date, an amount equal to (a) the product of (i) [___]% of the outstanding aggregate principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of the preceding payment date and (ii) a fraction the numerator of which is the number of monthly periods scheduled to be included in the controlled accumulation period as of that date, and the denominator of which is [___] (except that if the numerator is one, the Required Reserve Account Amount determined as described above will be [zero]) or
(b) any other amount selected by the transferor. However, if the amount designated by the transferor under clause (b) is less than the amount in clause
(a), the transferor will provide the servicer and the indenture trustee with certain written confirmation as described in the prospectus supplement under "Description of Series Provisions--Reserve Account."

"REQUIRED CASH COLLATERAL ACCOUNT AMOUNT" means, for each payment date, in general the product of (a) the Cash Collateral Account Percentage in effect on that date and (b) the initial Invested Amount. However, in the absence of an event of default for your series, the Required Cash Collateral Account Amount will not exceed the outstanding aggregate principal balance of the Class C notes and the Class D notes minus any excess of the Principal Funding Account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date.

"REQUIRED CASH COLLATERAL ACCOUNT PERCENTAGE" means an amount determined as described in the prospectus supplement under "Description of Series Provisions-Cash Collateral Account."

"REQUIRED TRANSFEROR PERCENTAGE" means, initially, 7%, but it may be reduced if certain conditions set forth in the transfer and servicing agreement are satisfied.

"REQUIRED MINIMUM PRINCIPAL BALANCE" means, as of any date, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series (a) the sum of the Invested Amounts for each series outstanding on that date, plus (b) the Required Transferor Interest on that date, minus (c) the amounts on deposit in the Excess Funding Account on that date.

"RESERVE ACCOUNT" means the segregated trust account established and maintained by the indenture trustee with an eligible institution for the benefit of the noteholders, to assist with the payment of interest on the notes during the controlled accumulation period and on the first payment date during the early amortization period.

"RESERVE ACCOUNT FUNDING DATE" means the payment date for the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date selected by the servicer.

"RESERVE DRAW AMOUNT" means, for any payment date, the draw made by the indenture trustee from the reserve account of funds to be used as Available Finance Charge Collections and deposited in the collection account in an amount equal to the shortfall, if any, that results if the net investment earnings on funds on deposit in the Principal Funding Account are less than the product of
(i) the balance of the Principal Funding Account, up to the Invested Amount on the record date immediately preceding that payment date, (ii) the weighted average of the Class A note interest rate, the Class B note interest rate, the Class C note interest rate and the Class D note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360.

"RESET DATE" means any date that is an addition date, a date on which the issuance of additional notes of an outstanding series occurs, a date on which an increase or decrease in the invested amount of any series that is a variable principal funding series occurs, or a removal date on which for any series that has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust.

"REVOLVING PERIOD" means the period that begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins.

"SERIES 2000-   PAY OUT EVENT" means any of the following events:

(a) failure by the transferor (i) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the Series 2000- indenture or the Series 2000- indenture supplement, which failure has a material adverse effect on the Series 2000- noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period. However, a Series 2000- pay out event described in this subparagraph (a) will not be deemed to have occurred if the transferor repurchases the related receivables or all related receivables, during the designated period in accordance with the provisions of transfer and servicing agreement;

(b) any representation or warranty made by the transferor in the transfer and servicing agreement, the Series 2000- indenture or the Series 2000-indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

(c) the Net Portfolio Yield averaged over any three consecutive monthly periods is less than the weighted average of the Base Rates for the same monthly periods; or

(d)  an event of default for Series 2000- occurs under the indenture.

"SERIES 2000- INDENTURE SUPPLEMENT" means the indenture supplement relating to the Series 2000- notes between the trust and the indenture trustee.

"SERIES 2000- NOTES" means the Class A notes, the Class B notes, the Class C notes and the Class D notes.

"SERIES 2000-   TERMINATION DATE" means __________,  200_.

"SERVICER INTERCHANGE" means, for any monthly period for which Advanta Bank Corp., an affiliate or the Indenture Trustee is the servicer, an amount equal to the portion of collections of finance charge and administrative receivables allocated to the Invested Amount for that monthly period that is attributable to interchange. However, Servicer Interchange for a monthly period will not exceed one-twelfth of the product of (i) the Adjusted Invested Amount, as of the last day of that monthly period, and (ii) [__]%. For the first payment date, the Servicer Interchange may equal but will not exceed $_________.

"SHARED FINANCE CHARGE COLLECTIONS" means, for any series of notes in group [one], collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables in excess of the amount required to make payments or deposits for that series and made available to other series included in group [one] whose allocation of collections of finance charge and administrative receivables is not sufficient to make its required payments or deposits.

"SHARED PRINCIPAL COLLECTIONS" means the balance of collections of principal receivables for any monthly period after allocation to the Invested Amount and used first to cover, for any monthly period during the controlled accumulation period, deposits of the Controlled Deposit Amount to the Principal Funding Account, and during the early amortization period, payments to the noteholders, as determined by the servicer.

"TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

"TRANSFEROR INTEREST" is the interest in the trust not securing your series or any other series of notes and is equal to (a) the sum of the total amount of principal receivables in the trust and the Excess Funding Account balance, minus
(b) the total adjusted invested amounts of all series of notes then outstanding.

"TRUST PAY OUT EVENT" means any of the following events:

(i) a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

(ii) any servicer default occurs which would have a material adverse effect on the noteholders;

(iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor;

(iv) the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

(v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

"TRUST PORTFOLIO" consists of the accounts selected by the transferor from the Advanta Business Card Portfolio at the time the trust was established, and additional accounts selected since that time, on the basis of criteria described in the transfer and servicing agreement, the receivables of which have been transferred to the trust.

"UNDERWRITERS" means, collectively, the Class A underwriters, the Class B underwriters and the Class C underwriters.

"UNDERWRITING AGREEMENT" means, collectively, the Class A underwriting agreement, the Class B underwriting agreement and the Class C underwriting agreement.

                                                                         ANNEX I

                       OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust, or a predecessor trust, that are currently outstanding, all of which are in group [one]. For more specific information with respect to any series, any prospective investor should contact Advanta Bank Corp., Treasury Department at (___) ___-____. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.


         [ Series 2000 -

Initial Class A Invested Amount                                                            $
Current Class A Invested Amount                                                            $

Class A note interest rate                              [one-month] LIBOR plus             ___% per annum
Initial Class B Invested Amount                                                            $
Current Class B Invested Amount                                                            $

Class B note interest rate                              [one-month] LIBOR plus             ___% per annum
Initial Class C Invested Amount                                                            $
Current Class C Invested Amount                                                            $

Class C note interest rate                              [one-month] LIBOR plus             ___% per annum
Initial Class D Invested Amount                                                            $
Current Class D Invested Amount                                                            $

Class D note interest rate                              [one-month] LIBOR plus             ___% per annum
[Controlled Accumulation Amount                                                            $_________*]
[Expected principal payment date                        [__________]                       payment date]
Annual servicing fee percentage                                                            [___] per annum

[Enhancement for the Class A notes                      subordination of Class B notes,
                                                        Class C notes and Class
                                                        D notes]

[Enhancement for the Class B notes                      subordination of Class C notes
                                                        and Class D notes]

[Enhancement for the Class C notes                      subordination of Class D notes
                                                        and cash collateral
                                                        account]

[Enhancement for the Class D notes                      cash collateral account]

Series 2000-  termination date                          [__________]                       payment date
Series Issuance Date                                    [__________]                       __________, 200__


-------------
*Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    Subject to Completion, dated May 25, 2000


                                   Prospectus

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     Issuer

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   Transferor

                               ADVANTA BANK CORP.
                                    Servicer

                               Asset Backed Notes

THE TRUST --

         - may periodically issue asset backed notes in one or more series with one or more classes; and


         -        will have an interest in --


         - receivables in a portfolio of MasterCard(R) business revolving credit card accounts;

         -        payments due on those receivables; and

         - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

         -        will be paid only from the trust assets;

         - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

         -        may have one or more forms of series enhancement; and

         - will be issued as part of a designated series which may include one or more classes of notes.


You should consider carefully the risk factors beginning on page 8 in this prospectus.


A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

        We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

         -        the terms, including interest rates, for each class;

         - the timing of interest and principal payments; - information about the receivables;

         -        information about any series enhancement for each class;

         -        the ratings for each class being offered; and

         -        the method for selling the notes.


         The accompanying supplement to this prospectus may update or modify this prospectus. Whenever the information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.


        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

        We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                                    TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
Prospectus Summary......................................................................................    1
     Issuer.............................................................................................    1
     Series.............................................................................................    1
     Indenture Trustee..................................................................................    1
     Transferor.........................................................................................    1
     Seller, Servicer and Administrator.................................................................    2
     Trust Assets.......................................................................................    2
     Collections and Allocations........................................................................    3
     Interest Payments on the Notes.....................................................................    3
     Principal Payments on the Notes....................................................................    3
     Events of Default..................................................................................    5
     Event of Default Remedies..........................................................................    6
     Shared Finance Charge Collections..................................................................    6
     Shared Principal Collections.......................................................................    6
     Paired Series......................................................................................    7
     Series Enhancement.................................................................................    7
     Tax Status ........................................................................................    7
     ERISA Considerations...............................................................................    7
     Note Ratings.......................................................................................    8
     Risk Factors.......................................................................................    8
Risk Factors............................................................................................    9
The Issuer..............................................................................................   16
Advanta Bank Corp.,
Advanta Business Receivables  Corp.
and Advanta Corp........................................................................................   17
The Bank's Credit Card Activities.......................................................................   17
     Advanta Business Card Portfolio....................................................................   17
     Acquisition and Use of
      Credit Cards......................................................................................   19
     Partnerships ......................................................................................   21
     Underwriting and Credit Risk ......................................................................   21
     Risk Based Pricing  ...............................................................................   22
     Interchange........................................................................................   23
     Operations.........................................................................................   23
     Billing and Payments...............................................................................   25
     Key Supplier Relationships  .......................................................................   25
     Credit Card Association
      Relationships.....................................................................................   25
     Description of First Data
      Resources.........................................................................................   25
The Trust Portfolio.....................................................................................   26
Maturity Considerations.................................................................................   28
Use of Proceeds.........................................................................................   29
Description of the Notes................................................................................   29
     General............................................................................................   29
     Securities Depository..............................................................................   31
     Book-Entry Registration............................................................................   32
     Definitive Notes...................................................................................   35
     Interest Payments..................................................................................   37
     Principal Payments.................................................................................   37
     Transfer and Assignment
      of Receivables....................................................................................   38
     Issuance of Additional Series......................................................................   39
     Issuance of Additional Notes.......................................................................   41
     Representations and Warranties.....................................................................   42
     Addition of Trust Assets...........................................................................   47
     Removal of Accounts................................................................................   50
     Collection and Other Servicing
      Procedures........................................................................................   52
     Adjustment.........................................................................................   52
     Trust Accounts.....................................................................................   52
     Funding Period.....................................................................................   54
     Investor Percentage and Transferor
     Percentage.........................................................................................   56
     Application of Collections.........................................................................   56
     Shared Finance Charge
      Collections.......................................................................................   58
     Shared Principal Collections.......................................................................   59
     Defaulted Receivables; Rebates and
     Fraudulent Charges; Investor
      Charge-Offs.......................................................................................   60
     Final Payment of Principal;
      Termination.......................................................................................   61
     Paired Series......................................................................................   62
     Pay Out Events.....................................................................................   63
     Servicing Compensation and
      Payment of Expenses...............................................................................   64
     Certain Matters Regarding the
      Transferor and the Servicer.......................................................................   64
     Servicer Default...................................................................................   67

                                    TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
     Reports to Noteholders.............................................................................   69
     Evidence as to Compliance..........................................................................   70
     Amendments.........................................................................................   71
The Indenture...........................................................................................   73
     Events of Default; Rights upon
      Event of Default..................................................................................   73
     Certain Covenants..................................................................................   78
     Modification of the Indenture......................................................................   79
     Annual Compliance Statement........................................................................   80
     Indenture Trustee's Annual Report..................................................................   81
     List of Noteholders................................................................................   81
     Satisfaction and Discharge of
      Indenture.........................................................................................   81
     The Indenture Trustee..............................................................................   81
     Certain Matters Regarding the
     Administrator......................................................................................   82
Credit Enhancement......................................................................................   82
     General............................................................................................   82
     Subordination......................................................................................   83
     Letter of Credit...................................................................................   84
     Cash Collateral Guaranty or
      Account...........................................................................................   84
     Collateral Interest................................................................................   85
     Surety Bond or Insurance Policy....................................................................   85
     Spread Account.....................................................................................   85
     Reserve Account....................................................................................   85
     Interest Rate Swap Agreements
      and Interest Rate Cap Agreements..................................................................   86
Description of the Purchase
 Agreement..............................................................................................   86
Note Ratings............................................................................................   88
 Material Legal Aspects of the
 Receivables............................................................................................   88
     Transfer of Receivables............................................................................   88
     Borrower Protection Laws...........................................................................   90
     Claims and Defenses of Cardholders
     Against the Trust..................................................................................   90
     Certain Matters Relating to
     Conservatorship, Receivership and
     Bankruptcy.........................................................................................   90
Federal Income Tax Consequences.........................................................................   93
     General............................................................................................   93
     Tax Characterization of the Trust
      and the Notes.....................................................................................   93
     Consequences to Holders of
      the Notes.........................................................................................   94
     State and Local Tax Consequences...................................................................   98
ERISA Considerations....................................................................................   98
Plan of Distribution....................................................................................   99
Legal Matters...........................................................................................   99
Reports to Noteholders..................................................................................  100
Where You Can Find More
 Information............................................................................................  100
 Glossary of Terms for Prospectus........................................................................ 102

Annex I Global Clearance, Settlement
  and Tax Documentation Procedures......................................................................  A-1

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU PURCHASE ANY NOTES.

ISSUER


Advanta Business Card Master Trust, a Delaware common law trust, is the issuer of the notes. The trust's principal place of business is located at [_______________]. Its telephone number is [______________________].


The trust is a master trust and will issue notes in series.

SERIES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future.

Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued under an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.




 The issuance of future series will occur without your prior review or consent .

INDENTURE TRUSTEE

[_________________________]

TRANSFEROR


Advanta Business Receivables Corp. is the initial transferor of the credit card receivables to the trust. Its principal place of business is 639 Isbell

Road, Suite 390, Reno, Nevada 89509. Its telephone number is (775) 823-3080. It is a wholly owned subsidiary of Advanta Bank Corp. Additional transferors that are affiliates of the initial transferor may be designated.


SELLER, SERVICER AND ADMINISTRATOR


The bank is the initial seller of the credit card receivables to the transferor. Additional sellers that are affiliates of the bank may be designated. A seller may sell credit card receivables to the transferor or transfer the receivables directly to the trust.


The bank's principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858. The bank is an indirect wholly-owned subsidiary of Advanta Corp.

The bank will service the receivables for the trust and will act as the trust's administrator.

In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee.

TRUST ASSETS


The seller is the owner of the accounts in which the credit card receivables were created and will continue to own the accounts after the receivables generated in those accounts have been transferred to the trust. The Seller's portfolio of accounts represents agreements between the seller and small businesses governing the extension of unsecured revolving lines of credit that can be used through the MasterCard(R)* or VISA(R)* payment-processing systems. It has designated selected MasterCard(R) revolving business credit card accounts from its portfolio and has either sold the receivables in those accounts to the transferor under a receivables purchase agreement or transferred the receivables directly to the trust under a transfer and servicing agreement. If the bank has sold receivables to the transferor, then the transferor has, in turn, transferred the receivables to the trust under the transfer and servicing agreement. In the future, receivables in VISA(R) revolving business credit card accounts could be transferred to the trust.


All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables. See "The Receivables" in the accompanying prospectus supplement.

The receivables transferred to the trust are the primary trust assets. Additional similar assets may be transferred to the trust as described under "Description of the Notes --Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under "Description of the Notes--Removal of Accounts" in this prospectus.

--------

* MasterCard(R) and VISA(R) are federally registered trademarks of Mastercard International Inc. and VISA U.S.A., Inc., respectively.

For more information about the receivables, see "The Trust Portfolio" in this prospectus.

COLLECTIONS AND ALLOCATIONS

The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as either finance charge and administrative receivables or principal receivables.


The servicer then allocates those collections among each series of notes outstanding and the transferor beneficial interest. The servicer allocates (a) collections of finance charge and administrative receivables and principal receivables and (b) receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series. The amount of cashflows from the trust assets the transferor beneficial interest is entitled to receive is called the transferor interest.



The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust (a) if the transferor interest, averaged over any 30-day period, is less than the required transferor interest, or (b) if the total amount of principal receivables in the trust portfolio is less than the required minimum principal balance. The transferor may sell all or part of its interest in the transferor beneficial interest by issuing a supplemental certificate. The transferor interest does not provide series enhancement for any series.


INTEREST PAYMENTS ON THE NOTES

Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in priority of payments, payment dates, interest rates, methods for computing interest, rights to series enhancement and other things.

Each class of notes may have a fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes--Interest Payments" in this prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

Each note offered under this prospectus entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes has more than one class, each class may differ in the amounts allocated for principal payments, priority of payments, payment dates, maturity, rights to series enhancement and other things. See "Description of the Notes--Principal Payments" in this prospectus.

                                REVOLVING PERIOD

From the date a series of notes is issued until a date specified in the series supplement, the trust will not pay or accumulate principal for payment to the noteholders. During this revolving period, the trust will pay available principal to noteholders of other series in a group as shared principal collections or to the transferor as holder of the transferor beneficial interest, or in certain circumstances will deposit the available principal in the excess funding account.


After the revolving period, each class of notes will have one or more of the following periods:

         - the controlled accumulation period, during which principal is accumulated in specified amounts per month and paid on an expected principal payment date;

         - the controlled amortization period, during which principal is paid in fixed amounts at scheduled intervals; or

         - the early amortization period or early accumulation period, during which principal is paid or accumulated, respectively, in varying amounts each month based on the amount of principal receivables collected following a pay out event.

                         CONTROLLED ACCUMULATION PERIOD

If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the expected principal payment date specified in the prospectus supplement for that series. If the series has more than one class, each class may have a different priority of payment. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in a trust account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

         -        the notes of that series or class are paid in full;

         - the early amortization period or early accumulation period starts; or

         -        the series termination date.

                         CONTROLLED AMORTIZATION PERIOD

If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each payment date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority of payment. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

         -        the notes of that series or class are paid in full;

         - the early amortization period or early accumulation period starts; or

         -        the series termination date.

                       EARLY AMORTIZATION PERIOD OR EARLY
                               ACCUMULATION PERIOD

If a series or class of notes is in an early amortization period or early accumulation period, the trust will pay available principal to those noteholders on each payment date or accumulate available principal by making a deposit into an account on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series or class starts on the day a pay out event occurs and ends when any of the following occurs:

         -        the notes of that series or class are paid in full;

         -        the series termination date; or

         -        the trust termination date.

All principal and interest will be due and payable no later than the series termination date.

                                 PAY OUT EVENTS

Pay out events for any series of notes will consist of series pay out events and trust pay out events. Series pay out events are described in the prospectus supplement for that series and apply only to that series. Trust pay out events apply to all series and consist of the following:

         - any servicer default occurs which would have a material adverse effect on the noteholders;

         - certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor or the seller unless, in the case of any of those events with respect to a seller, the receivables originated by that seller are no longer eligible and written confirmation is received from each rating agency that the subsequent exclusion of that seller's receivables from the trust portfolio will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         - the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

         - the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

See "Description of the Notes--Pay Out Events" in this prospectus.

EVENTS OF DEFAULT

The indenture and related indenture supplement governing the terms and conditions of the notes include a list of events of default.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority in principal amount of the affected series of notes may accelerate those notes by declaring the principal amount of those notes to be immediately due and payable. That declaration may be rescinded by the holders of a majority in principal amount of the affected series of notes.

Events of default include the following:

         - the trust fails to pay interest on any note within 35 days of its due date;

         - the trust fails to pay in full principal on any note on its series termination date;

         - the trust defaults on any covenant or breaches any agreement under the indenture, the default or breach is materially adverse to noteholders and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 50% in principal amount of the affected notes;



         - the occurrence of certain bankruptcy, insolvency, reorganization or similar events relating to the trust; or


         - as to any series of notes, any additional events of default specified in the applicable prospectus supplement.

See "The Indenture--Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

It is not an event of default if the principal of a note is not paid on its expected principal payment date.

EVENT OF DEFAULT REMEDIES

After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any trust accounts for that series will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, collections of principal receivables and finance charge and administrative receivables allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series termination date of those notes.

After an event of default, the indenture trustee (acting on its own or at the direction of holders of notes that have been accelerated) will have a limited right to foreclose on the portion of the receivables allocable to the accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate. This foreclosure certificate would represent an undivided interest in the assets of the trust equal to the invested amount securing the notes of the related series. See "The Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

SHARED FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. The group to which a series belongs will be specified in the prospectus supplement for that series. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to cover certain shortfalls of other series in the same group. See "Description of the Notes-- Shared Finance Charge Collections" in this prospectus.

SHARED PRINCIPAL COLLECTIONS


If a series is identified in its prospectus supplement as being in a group of series, to the extent that collections of principal receivables allocated to that series are not needed for that series at that time, those collections may be applied to cover principal payments for other principal sharing series in the same group, and vice versa. Once principal receivables are transferred from one series to another, the series providing the principal receivables is not entitled to recoup these amounts. Certain principal payments for certain principal sharing series in the same group may have priority in receiving those collections over other principal payments for other principal sharing series in that group. See "Description of the Notes -- Shared Collections of Principal" in this prospectus.


PAIRED SERIES

If specified in its prospectus supplement, a series may be paired with another series so that a reduction in the invested amount securing the notes of one series results in an increase in the invested amount securing the notes of the other such series.

SERIES ENHANCEMENT

Each class of a series may be entitled to series enhancement. Series enhancement for the notes of any class may take the form of one or more of the following:

         -        subordination

         -        letter of credit

         -        collateral interest

         -        surety bond

         -        insurance policy

         -        spread account

         -        cash collateral guaranty

         -        reserve account

         -        cash collateral account

         -        swap arrangement

         -        interest rate cap agreement

         -        cross support feature




The type, characteristics and amount of any series enhancement for a series will be:

         - based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

         -        established based on the requirements of the rating agencies.

See "Credit Enhancement" in this prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and
(2) the trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS


Under the regulations issued by the United States Department of Labor, the trust's assets would not be deemed plan assets of any employee benefit plan holding notes and may be purchased by employee benefit plans if certain conditions are met. If the trust's assets were deemed to be plan assets of an employee benefit plan, there is uncertainty as to whether existing exemptions from the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, would apply to all transactions involving the trust's assets. We suggest that fiduciaries or other persons contemplating purchasing notes of any series with "plan assets" of any employee benefit plan consult their counsel before making a purchase. See "ERISA Considerations" in this prospectus.


NOTE RATINGS

Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Note Ratings" in this prospectus.

RISK FACTORS


Investment in the notes will be subject to one or more risk factors. We suggest that you read "Risk Factors" beginning on page 8 in this prospectus and any Risk Factors discussion in the accompanying prospectus supplement for a discussion of risk factors that you may wish to consider before investing in the notes.

                                  RISK FACTORS


The following is a summary of the material risks that apply to an investment in the notes. The remainder of this prospectus and the attached prospectus supplement provide more detailed information about these risks. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.


IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

The underwriters may assist in resales of the notes of any class or series but they are not required to do so. A secondary market for the notes of your class may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. You must be prepared to hold the notes you purchase for as long as they are outstanding.

THE SERIES ENHANCEMENT FOR YOUR NOTES MAY NOT BE SUFFICIENT TO PROTECT YOU AGAINST LOSSES.

The series enhancement for your notes is designed to protect your investment against certain types and amount of losses as described in the prospectus supplement for your series of notes. The amount of any series enhancement is limited and may decline during an amortization or accumulation period. If a series enhancer fails to perform its obligations or if the series enhancement ends under the terms on which it is provided, then you will bear directly the credit and other risks associated with your investment in the notes.

THE INTEREST OF THE INDENTURE TRUSTEE IN THE RECEIVABLES MAY BECOME JUNIOR TO THE INTERESTS OF OTHER PERSONS IN THE RECEIVABLES.

There are certain limited circumstances under the Uniform Commercial Code and applicable Federal law in which prior or subsequent transferees of receivables could have an interest in the receivables superior to the interest of the indenture trustee. A tax or other statutory lien on the property of any seller or transferor arising before any receivable comes into existence may have priority over the interests of the transferor or the indenture trustee in the receivables.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.


The seller and the transferor will account for the transfer of the receivables as a sale. However, a court could conclude that the seller or the transferor still owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, the indenture trustee will have a first priority perfected security interest.

If a court were to conclude that the trust has only a security interest, a tax or government lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before new receivables come into existence may be senior to the trust's interest in the receivables.

Additionally, if a receiver or conservator were appointed for any seller, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust received any payments on the receivables. If a receiver or conservator were appointed for the bank, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the bank as servicer. If any of these events occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Notes--Representations and Warranties" in this prospectus.

IF A RECEIVER OR CONSERVATOR WERE APPOINTED FOR A SELLER OR A TRANSFEROR THAT IS A BANK, OR IF A SELLER OR A TRANSFEROR THAT IS NOT A BANK BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.


The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 provides that a security interest granted by a bank in the receivables would be respected to the extent that:


         - the applicable receivables purchase agreement, transfer and servicing agreement or back-up security agreement, as the case may be, complies with the requirements of the FDIA;

         - the security interest granted under the applicable receivables purchase agreement, transfer and servicing agreement or back-up security agreement, as the case may be, was perfected before the Federal Deposit Insurance Corporation is appointed as receiver or conservator for the bank; and

         - the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by any seller or transferor that is a bank in the receivables. If the FDIC were to assert a contrary position, however, payments of principal and interest on your notes could be delayed and possibly reduced. Furthermore, the FDIC could:

         - require the indenture trustee to go through an administrative claims procedure to obtain payments on the notes;

         - request a stay of any actions by the indenture trustee or owner trustee to enforce the applicable receivables purchase agreement, transfer and servicing agreement or back-up security agreement, as the case may be, or the notes; or

         - repudiate the applicable receivables purchase agreement, transfer and servicing agreement or back-up security agreement, as the case may be, and limit the claims of the holders of the notes to "actual direct compensatory damages."

If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

ABRC is a wholly-owned bankruptcy remote subsidiary of the bank. The certificate of incorporation of ABRC limits the nature of its business and restricts its ability to commence a voluntary case under the bankruptcy code without the unanimous consent of its directors.

If, however, ABRC or any other transferor or any seller that is not a bank became a debtor in a bankruptcy case, and if its transfer of the receivables to a transferor or the trust were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

If a receiver or conservator were appointed for any seller or transferor that is a bank, or if any seller or transferor that is not a bank became a debtor in a bankruptcy case, this could cause a pay out event and an early payment of principal on all outstanding series of notes could result. Under the terms of the applicable receivables purchase agreement or transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the receiver or conservator may have the power, regardless of the terms of the transfer and servicing agreement, (a) to delay the effect of any provision under the indenture, the applicable receivables purchase agreement or transfer and servicing agreement, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

If a receiver or conservator were appointed for the servicer and no servicer default other than the appointment of the receiver or conservator has occurred, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

THE ACCOUNT OWNER MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

The bank and any other seller which owns accounts will have the right to change the finance charge and the other fees and charges which will be applicable from time to time on the accounts, to alter the minimum monthly payment required under the accounts and to change various other terms of its agreement with cardholders on the accounts. Such changes may be voluntary on the part of the owner of the accounts or may be required by law or forced by market conditions. For example, changes in applicable law, changes in the marketplace or prudent business practice might result in a determination by the bank or any other seller which owns accounts to decrease finance charges or other fees and charges for existing accounts, or to take actions which would otherwise change the terms of the accounts. Changes could also result in lower credit ratings on your notes. A decrease in the finance charges and the other fees and charges assessed on the accounts should decrease the effective yield on the accounts and could result in the occurrence of a pay out event and commencement of the early amortization period or early accumulation period. If an early amortization period occurs, you could receive an early payment of principal on your notes.

LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, as to compliance with applicable law of the accounts and the receivables, and as to the perfection and priority of the trust's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.


If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the seller or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes --Representations and Warranties" in this prospectus.

PAYMENT PATTERNS OF RECEIVABLES COULD REDUCE COLLECTIONS.

The receivables transferred to the trust may be paid at any time. The trust cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

CREDIT CARD INDUSTRY ANTITRUST LITIGATION COULD ADVERSELY AFFECT THE BANK'S BUSINESS CARD PROGRAM.

On October 7, 1998 the United States Department of Justice filed suit in United States District Court for the Southern District of New York, in United States of America v. VISA U.S.A., Inc. et al. challenging two sets of membership rules adopted by VISA U.S.A., Inc. and MasterCard International Inc. that have been significant to the profitability of the bank's credit card businesses. In particular, the suit seeks to eliminate the exclusionary policies of MasterCard and VISA that have prevented the associations' member banks from offering other branded credit card products (e.g., American Express(R), Discover Card(R)). The suit also seeks to eliminate the "duality" policies of VISA and MasterCard that allow a bank to belong to both the MasterCard and VISA associations. The suit alleges that, as a result of the duality policies, the same large banks control both associations, and that this has substantially lessened competition between the associations because these banks have been, and continue to be, significantly less willing to fund and implement competitive initiatives that would cause consumers to switch their business from one association to the other. The suit alleges that the exclusionary policies have eliminated certain forms of competition among MasterCard and VISA member banks, and have effectively precluded American Express and Discover Financial Services, Inc. from competing to enlist banks in the United States to issue their cards. The suit also alleges that, through their control of both the MasterCard and VISA associations, the largest banks have stifled competition between these two networks and have thwarted competition from smaller competitor networks, and that this has hindered and delayed the development and implementation of improved network products and services and has lessened consumer choice.

If successful in eliminating the duality policies, the suit would force banks to choose to belong to one or the other of the MasterCard and VISA systems. This could have the effect of reducing the competitiveness of the MasterCard product to banks (and ultimately, to merchants an consumers as well) as banks may choose to belong to the significantly larger VISA association. This could have an adverse effect on the bank's existing business card program generally, which is significantly dependent today on the bank's membership in the MasterCard association. Eliminating the exclusivity policies could adversely affect the operation, competitiveness and profitability of the bank's business card program.

THE RATING ASSIGNED TO A CLASS OF NOTES IS LIMITED.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the series enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

ADDITION OF RECEIVABLES WITH DIFFERENT CHARACTERISTICS COULD AFFECT ADVERSELY THE COMPOSITION OF THE TRUST AND REDUCE THE AVERAGE YIELD ON THE PORTFOLIO.

The transferor expects, and in some cases will be obligated, to designate additional accounts, and the receivables generated in these additional accounts will be conveyed to the trust. These may include receivables arising in accounts originated using criteria different from those which were applied to the initial accounts transferred to the trust because these accounts were originated at a later date, were part of a portfolio of accounts which were not part of the bank's portfolio as of the initial cut-off date or were acquired from another institution. Moreover, additional accounts designated at any time may not be accounts of the same type as those previously included in the trust. Consequently, the trust cannot assure you that additional accounts and the receivables generated in those accounts will be of the same credit quality as the accounts and receivables previously included in the trust. In addition, additional accounts may consist of receivables arising in revolving business credit card accounts that have different terms than the accounts previously transferred to the trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of accounts included in the trust. The designation of additional accounts will be subject to the satisfaction of certain conditions, including that each rating agency that has rated the series of notes confirm in writing that the addition of receivables will not result in a reduction or withdrawal of its rating of any class.

THE NOTES ARE SOLELY LIMITED OBLIGATIONS OF THE TRUST.

The notes of any series will represent the right to receive payments of principal and interest in the amounts and at the times described in the prospectus supplement for the series. The notes will not represent an interest in or obligation of the seller, the transferor, the owner trustee, the indenture trustee or any of their affiliates and will not be guaranteed or insured by any of them. A specified percentage of collections, amounts on deposit in specified accounts and funds provided by any series enhancer will be the sole source of payment on the notes. You will not have recourse to the seller, the transferor, the owner trustee, the indenture trustee or any other entity if the proceeds are insufficient or otherwise unavailable to make all payments provided for under the notes of your series.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal payments to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge and administrative receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the invested amount for the series might be reduced. This would reduce the amount of the collections of finance charge and administrative receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE PAYMENTS TO YOU.

The servicer will write off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions--Allocation Percentages" and "The Seller's Business Card
Portfolio --Delinquency and Loss Experience" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Certain Legal Aspects of the Receivables--Borrower Protection Laws" in this prospectus and "Description of Series Provisions-- Reallocated Principal Collections," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

THE NOTE INTEREST RATE AND THE RECEIVABLES INTEREST RATE MAY RE-SET AT DIFFERENT TIMES, BE BASED ON DIFFERENT INDICES, OR BE CALCULATED IN A DIFFERENT MANNER, OR ONE COULD BE FIXED AND THE OTHER FLOATING, RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.

Some accounts may have finance charges set at a variable rate based on a designated index, for example, the prime rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge and administrative receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge and administrative receivables. This could result in delayed or reduced payments to you.

A series of notes may bear interest at a floating rate, while all or a portion of the receivables bear interest at a fixed rate. If the rate on the notes increased, collections of finance charge and administrative receivables may not support the note interest rate. This could result in delayed or reduced payments to you.

A decrease in the spread, or difference, between collections of finance charge and administrative receivables and those collections allocated to make interest payments on your notes could reduce the net portfolio yield and increase the risk of early repayment of your notes.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS TO YOU.


The trust will issue additional series of notes from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its then-existing rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the series termination date and interest on each payment date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.



        This prospectus uses some defined terms. You can find a glossary of terms under the caption "Glossary of Terms for Prospectus" beginning on page 102 in this prospectus.


                                   THE ISSUER


        Advanta Business Card Master Trust is a common law trust created under the laws of the State of Delaware on ___________ , 2000. It is operated under a trust agreement, dated as of __________, 2000, between ABRC, as transferor, and [______________________], as owner trustee. Advanta Business Card Master Trust is called the "ISSUER" or the "TRUST" and [___________________________], in its capacity as owner trustee of the issuer, is called the "OWNER TRUSTEE."


        The activities of the issuer are limited to:

         - acquiring, owning and managing the trust assets and the proceeds of those assets;

         -        issuing and making payments on the notes; and

         -        engaging in related activities.

        As a consequence, the trust is not expected to have any need for, or sources of, capital resources other than the trust assets.

        The bank, in its capacity as "ADMINISTRATOR," under the administration agreement, dated as of __________, 2000, between the administrator and the trust, will provide the notices and perform on behalf of the trust certain other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

        The trust's principal offices are in Delaware, in care of [____________________], as owner trustee, at the following address:

                                  [_________________________]

        The transferor will pay the fees of the owner trustee and will reimburse it for certain liabilities and expenses.

                               ADVANTA BANK CORP.,
                       ADVANTA BUSINESS RECEIVABLES CORP.
                                AND ADVANTA CORP.

        The bank is a Utah-chartered industrial loan corporation. It is a depository institution subject to regulatory oversight and examination by both the FDIC and the Utah Department of Financial Institutions. Under its banking charter, the bank is permitted to make consumer and commercial loans and to accept all FDIC insured deposits with the exception of demand deposits (checking accounts). The bank is an indirect wholly-owned subsidiary of Advanta Corp. Advanta Corp. is a publicly-traded company based in Spring House, Pennsylvania and is listed on the NASDAQ as ADVNA and ADVNB.

        The principal executive office of the bank is located in Draper, Utah.


        ABRC is a corporation incorporated under the laws of the State of Nevada in May, 1996. The articles of incorporation of ABRC limit its purpose and activities to reduce the likelihood that a bankruptcy petition will be filed concerning it. An entity which is structured in this manner is frequently called bankruptcy remote. All of ABRC's issued and outstanding shares of common stock are owned by the bank.


        The principal executive office of ABRC is located in Reno, Nevada. ABRC's articles of incorporation and by-laws limit the types of business in which it may engage.

                        THE BANK'S CREDIT CARD ACTIVITIES

ADVANTA BUSINESS CARD PORTFOLIO


        The receivables have been generated from transactions made by holders of MasterCard(R) credit card accounts selected from the portfolio of credit card accounts originated by the bank. This portfolio is called the "ADVANTA BUSINESS CARD PORTFOLIO." In the future, the Advanta Business Card Portfolio, and the accounts designated to the trust, could include VISA(R) credit card accounts or another type of account.


        The bank has traditionally defined its target market as established small businesses that have been in operation for at least two years.

         The bank's principal product is a co-branded MasterCard(R) business card offering access, through merchants, banks and ATMs, to an instant unsecured revolving business credit line. Under the terms of the cardholder agreement, the card may be used solely for business purposes. The interest rate and credit line size offered varies and is ultimately determined based upon credit history and creditworthiness of the cardholder. The bank's business card offering is customized in a variety of ways that differentiate its product. The bank offers a business card that can be personalized with the cardholder customer's company name and generally charges no annual fee. In addition, the bank offers a number of benefits that it believes are important to a small business owner including:

         - personalized company checks which can be used at the same interest rate as the interest rate on card purchases;

         - additional cards for company employees at no fee with the ability to set individual spending limits;

         - detailed quarterly and annual expense management reports that categorize purchases and itemize charges for record keeping and tax purposes; and

         - access to cash advances up to the full credit line at the same interest rate as the interest rate on card purchases.


        The card also offers free auto rental insurance, free purchase protection service for a specified time period, and several free emergency assistance and referral services. Purchase protection service is a form of warranty which protects the cardholder from defective merchandise. The service is provided by an independent third party. The receivables subject to this service do not differ from other receivables. The provider of the purchase protection service will reimburse the cardholder for the defective merchandise, if warranted. The cardholder is still obligated to make payments on amounts due on his card.


        The bank also offers on a limited basis for an annual fee a bonus miles program whereby the cardholder receives credit toward the purchase of airline tickets with each card purchase. Additionally, it offers a travel card whereby use of the card entitles the cardholder to discounts at various hotels and restaurants along with all of the benefits described above. The bank expects to continue to expand its product offerings as it looks for innovative ways to tailor the bank's products to the unique needs of small businesses.

        Some data processing and administrative functions associated with the servicing of the Advanta Business Card Portfolio are currently performed on behalf of the bank by First Data Resources, Inc. See "--Description of First Data Resources." If First Data Resources were to fail or become insolvent, delays in processing and recovery of information about charges incurred by cardholders could occur. The replacement of the services that First Data Resources now provides to the bank could be time-consuming. As a result, delays in payments to noteholders of each series outstanding at that time could occur.

ACQUISITION AND USE OF CREDIT CARDS

        The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The bank issues
Master Card(R) credit cards to customers nationwide, competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations and other depository institutions. Many of these competitors have sizeable branch systems through which credit cards are marketed to the institutions' customer bases and have greater capital resources and a larger depositor base than the bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the accounts designated to the trust. The bank has responded to the increased competition primarily by marketing cards to a target market of small businesses that have been in operation for at least two years and introducing benefits and incentives for a set period of time (generally less than 12 months in length). See "-- Advanta Business Card Portfolio."

        Substantially all of the bank's new accounts are generated through direct mail and telemarketing solicitation of potential cardholders.

        The bank prescreens potential applicants to identify those who meet its target market profile. The source of information used in the prescreening process is compiled by Dun & Bradstreet and includes general demographic and credit information. The bank then uses targeted direct marketing programs, primarily direct mail and telemarketing, to reach its prospective customers.

        The bank currently mails solicitations monthly, offering potential applicants the invitation to apply for an Advanta MasterCard business card. Interested applicants may return the application to the bank via fax, mail or the Internet. Upon receipt, the applicant data is verified and input into the bank's database. If an application is submitted via the Internet and approved, the applicant is sent a cardholder agreement which must be signed and returned to the bank before a card is issued. Similarly, the bank uses inbound and outbound telemarketing to invite potential applicants to apply. Through the use of proprietary models, the bank scores applicants to determine creditworthiness. If an applicant is approved, a fulfillment package including the card is sent via mail. If an applicant is declined, typically due to a poor credit history or lack of complete or accurate credit information, a decline letter is issued.

        In an effort to expand the bank's customer reach, the bank is testing new sources by which to identify potential customers. These sources include the use of other external credit reporting agencies, as well as the purchase of customer lists from establishments with a small business customer base.

        The bank is also expanding its marketing channels through the use of an Internet site that offers instant online approval. The site address is www.applytoday.com. The bank is the first in the business card market to offer this service. All of its direct mail solicitations offer the invitation to apply online, and the bank hopes to obtain customers via the Internet through the use of banner advertising to draw potential customers to its website.

PARTNERSHIPS

         The bank anticipates finding new customers by forming relationships with third parties whose customers fit the bank's target market profile. These third parties might include, for example, suppliers of office products, office furniture, and personal computers and related software.

UNDERWRITING AND CREDIT RISK

         The bank has developed sophisticated modeling techniques for assessing the creditworthiness of potential cardholders. Through the application process, the bank is able to verify the applicant's demographic information and collect current sales and income statistics. This information, coupled with credit reports received from external credit agencies, forms the basis for the bank's decision to extend credit. Using a scoring system, the bank is able to rank prospective cardholders based upon their expected creditworthiness and profitability potential.


         The bank's current scoring system, implemented in August 1999, includes an underwriting risk score and a revolving balance score. The underwriting risk score is a measure of credit risk or potential for default. The revolving balance score measures the expected potential balance of an account or the propensity for a cardholder to maintain an ongoing balance on its account. These scores, when taken together, are key determinants of overall profitability. Using this two-score technique, the bank is able to eliminate those potential applicants who are low risk but have a low propensity to maintain an ongoing balance, indicating little or no card usage, and which does not contribute to the bank's overall profitability. Likewise, it allows the bank to include potential applicants who are moderate risk, but who have a high propensity to maintain an ongoing balance, and which can therefore contribute to the bank's overall profitability, who may have been traditionally excluded using only credit risk criteria.


         The underwriting risk score is determined using several indicators of risk. One predictive indicator is the FICO score. The FICO score is a measurement determined by Fair, Isaac & Company using information contained within the major credit bureaus to assess consumer risk. Although Fair, Isaac & Company does not disclose the variables it uses to assess risk, the bank believes they include, but are not limited to, debt level, number of credit experiences, delinquency experience and utilization level of available credit. The bank believes that the FICO score, as a measure of consumer risk, has only limited value in assessing the small business market because it does not capture all relevant information. Therefore, the bank also scores potential applicants based on their current and historical business performance via information purchased from an external-reporting agency. In cases where this information is not available, a score is assigned which is reflective of the additional risk inherent in this lack of performance data.


         At the point of approval of a potential cardholder, the bank's profile of that cardholder is limited to the information outlined above, including the FICO score and possibly historical business information. As the bank compiles information regarding cardholder behavior, it maintains and continually updates its performance database. The bank believes that this information regarding actual account performance and behavior over time becomes a better indicator of future performance and therefore diminishes the relevance of the criteria initially used to score cardholders and potential cardholders. Hence, the bank periodically re-scores the cardholder based on all of the information the bank has accumulated and uses this information to evaluate and potentially adjust both the interest rate and credit line size offered to the cardholder.



         The bank does not report credit information on its cardholders to external credit agencies as these agencies typically collect only consumer credit information rather than information regarding a business's credit history. The bank does, however, report to the consumer bureaus exclusively in the case of delinquency, as the authorizing officer of the business is an undersignor to the account and agrees to be held liable in conjunction with the company for all charges.



         The bank's credit policies are recommended by the bank's credit policy group, the members of which are responsible for identifying potential cardholders, establishing the initial credit assessment of those cardholders, and monitoring cardholder performance and behavior throughout the account's life.


RISK BASED PRICING


         Upon the completion of credit assessment and identification of potential cardholders who meet the bank's criteria via the prescreening process, the bank's solicitation will offer a range of potential interest rates for which the cardholder may be eligible. The offer is not pre-approved and is subject to verification of information provided by the potential cardholder through the application process. If the applicant is approved, the actual interest rate and credit line size assigned will reflect the level of risk in the cardholder's creditworthiness. The bank offers primarily variable rate credit card accounts. The periodic finance charge assessed on balances in most of these accounts is indexed to LIBOR (London Interbank Offered Rate) plus an add-on percentage. The interest rate will typically range from approximately 12% to 20%. In most cases, the rate will change with changes in LIBOR and is subject to a minimum below which the rate cannot fall. The bank's typical business credit card interest rate, as of the date of this prospectus, is between 15% and 19%.



         With minimal notice, any account may be subject to re-pricing at the bank's discretion, typically based upon changes in a cardholder's credit standing. The credit line size may also be adjusted up or down based on the bank's continual credit monitoring. To discourage delinquent payments, the bank utilizes penalty pricing whereby any account that is two payment cycles delinquent is automatically subject to a rate increase of 3% or greater.



         Each cardholder is subject to an agreement governing the terms and conditions of the related account. Under each agreement, the seller that owns the account reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the relevant seller may, after notice to a cardholder of any change, apply changes, when applicable, to current outstanding balances as well as to future transactions.



         A cardholder may use the credit card for purchases, balance transfers or cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the relevant seller to draw against the cardholder's credit line.


         When a cardholder uses the credit card issued by a bank (a "MEMBER BANK") under contract with MasterCard or VISA, the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank that issued the credit card for its face amount less interchange and other fees. The member bank is usually required by its contracts with MasterCard and VISA to purchase and pay daily for all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform these obligations, MasterCard or VISA would have the right to cancel the credit cards issued by the member bank.

INTERCHANGE

         Creditors participating in the MasterCard and VISA associations receive certain fees called "INTERCHANGE," as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the MasterCard and VISA systems, a portion of interchange in connection with cardholder charges for goods and services is passed from banks that clear the related transactions to credit card-issuing banks. MasterCard and VISA set interchange fees annually based on the number of credit card transactions and the amount charged per transaction. To the extent set forth in the accompanying prospectus supplement, (a) collections of finance charge and administrative receivables for any monthly period will be deemed to include any interchange allocated to the receivables and (b) interchange will be used to pay a portion of the monthly servicing fee.

OPERATIONS


         The bank's operations are organized and designed to support rapid product introduction and cardholder growth. The bank uses internal and external resources to support different functions, allowing it to achieve operational efficiencies in the most cost effective manner. The bank's operations management team provides management oversight for those functions that are outsourced. The key functional components of the bank's operations are as follows:


         -    Customer Service and Support

         The bank's operations staff performs customer service and support functions. The quality of the bank's customer service is reviewed through monitoring of telephone contacts with customers. In addition, the bank uses call management software to monitor call abandonment, call length and other call productivity measurements.


         -    Delinquencies and Collections


         Each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the due date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the bank's service center personnel or its designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with delinquent cardholders as early as the first day the cardholder becomes contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the bank, which is determined by behavioral scoring and adaptive control techniques. If initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the collections and asset quality department of the bank, and information is reported daily to senior management. Accounts are charged off when they become 180 days contractually delinquent, at which time delinquent accounts of cardholders who have not filed bankruptcy are generally referred to outside collection agencies. The bank charges-off an account within 90 days after receipt of any notice of fraudulent charges within such account. For accounts for which the bank has received a notice of bankruptcy of the business, the bank uses a 90-day investigation period to determine whether the bank should challenge the bankruptcy. Following that 90-day period, if it decides not to challenge the bankruptcy, the bank charges off the outstanding balance. Once an account is charged off, it cannot revert to non-charged-off status. The credit evaluation, servicing and charge-off policies and collection practices of the bank may change from time to time in accordance with its business judgment and applicable laws and regulations.


         -    Processing

         First Data Resources performs certain core processing services for the bank. These services include authorizing transactions through the MasterCard system, performing billing and settlement processes, generating and monitoring monthly billing statements, and issuing credit card plastics and new account agreements.

BILLING AND PAYMENTS


         First Data Resources, as the bank's service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. All cardholders must make a minimum monthly payment. For significantly all of the accounts in the Advanta Business Card Portfolio, the minimum monthly payment is equal to 2.25% of the cardholder's principal balance.


         All fees, charges and credit insurance premiums assessed by the bank are automatically charged to an account and are included in the account balance at the end of each billing cycle. The finance charges assessed by the bank are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable daily periodic rate, and then multiplying the resulting product by the number of days in the billing cycle. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date. Under certain conditions related to customer performance, the bank may immediately convert the annual percentage rate applicable to existing and future balances to a higher rate.


         The bank primarily offers cards to cardholders without an annual fee. The bank does, however, assess miscellaneous transaction fees, including cash advance and draft fees, late and over-limit charges, and returned check, returned draft, and draft stop payment charges.


KEY SUPPLIER RELATIONSHIPS


         The bank relies on third parties to provide several essential services. First Data Resources provides essential fulfillment and processing functions while CFM Direct provides marketing and acquisition support services and Dun & Bradstreet provides customer sourcing and credit history information. Any interruption, deterioration or termination of these services could adversely affect the bank's business operations and reputation.


CREDIT CARD ASSOCIATION RELATIONSHIPS

         MasterCard and VISA license banks to issue credit cards using their trademarks and to utilize their interchange networks. The bank is licensed to issue both MasterCard(R) and VISA(R) credit cards. However, to date the bank has issued MasterCard credit cards exclusively.

DESCRIPTION OF FIRST DATA RESOURCES

         First Data Resources provides certain data processing and administrative functions associated with servicing the receivables in the Advanta Business Card Portfolio.

         First Data Resources is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources is a subsidiary of First Data Corp.


         The bank utilizes a variety of services provided by First Data Resources in originating and servicing the Advanta Business Card Portfolio. These functions include transaction processing and data management systems, fraud management and transaction level pricing. The bank currently does not employ any of First Data Resource's direct customer service capabilities. All direct customer service functions, such as collections and customer service inquiries, are handled directly by the bank.


                               THE TRUST PORTFOLIO


         The assets of the trust include receivables generated through accounts selected from the Advanta Business Card Portfolio owned by the bank or accounts owned by another seller the receivables of which have been transferred to the trust. These designated accounts are called the "TRUST PORTFOLIO." In addition to the receivables in the trust portfolio, the trust assets include:


         -    all monies due or to become due in payment of these receivables;

         -    all proceeds of these receivables;

         - all proceeds of any credit insurance policies relating to these receivables;

         - any recoveries allocable to the trust because of these receivables;

         - interchange, if any, allocated to your series of notes, as described in the prospectus supplement for your series;

         - all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

         - proceeds of any series enhancement, as described in the prospectus supplement for your series of notes; and


         - proceeds of any derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps or bankruptcy options, between the trust or a transferor and a counterparty, as described in the prospectus supplement for your series of notes.


Receivables in the trust consist of:

         - "PRINCIPAL RECEIVABLES," which are amounts charged by cardholders for merchandise, services, cash advances and balance transfers; and


         - "FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES," which are periodic finance charges, and annual membership fees and service charges, late fees, over-limit fees, cash advance fees, and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "finance charge and administrative receivables."


         The trust considers net recovery amounts for defaulted receivables, called "RECOVERIES," as collections of finance charge and administrative receivables.


         Initially, a group of accounts were selected on __________ , 2000 (the "INITIAL CUT-OFF DATE") and designated to the trust. These accounts are the "INITIAL DESIGNATED ACCOUNTS." On one or more future dates (each, an "additional cut-off date"), additional accounts may be designated for inclusion in the trust. The initial cut-off date and each additional cut-off date are called "cut-off dates" in this prospectus. The initial designated accounts and any additional accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Existing receivables in the initial designated accounts have been conveyed to the trust. Additional receivables arising from time to time in the initial designated accounts or additional accounts designated for inclusion in the trust will also be conveyed to the trust. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor that transferred those receivables must accept retransfer of those receivables back to it.


         The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio or may elect to automatically designate additional accounts, as described under "Description of the Notes-- Addition of Trust Assets" in this prospectus.

         The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes-- Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor that transferred those receivables.

         When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated to the trust met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes-- Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

         The prospectus supplement relating to each series of notes will provide certain information about the trust portfolio as of the date specified. This information will include:

         -    the amount of principal receivables;

         -    the amount of finance charge and administrative receivables;

         -    the range and average of principal balances of the accounts;

         -    the range and average of credit limits of the accounts;

         -    the range and average of ages of the accounts;

         -    the geographic distribution of the accounts; and

         -    delinquency statistics relating to the accounts.

                             MATURITY CONSIDERATIONS

         Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

         Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each payment date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the Expected Principal Payment Date for your class of notes, or earlier if an early amortization period begins before your Expected Principal Payment Date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

         Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a payment date.

         If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

         The trust cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The Expected Principal Payment Date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. The trust cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the Advanta Business Card Portfolio. The trust cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each series of notes the trust offers by this prospectus and the accompanying prospectus supplement will be paid to the relevant transferor. The transferor will use those proceeds to pay the relevant seller the purchase price of the receivables transferred to it and to pay its other expenses. The seller will use the proceeds received from the transferor to provide liquidity for anticipated future asset growth and for its general corporate purposes.

                            DESCRIPTION OF THE NOTES


         The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued under the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are qualified by reference to all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.


GENERAL


         The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables, finance charge and administrative receivables and defaulted receivables based on a specified percentage called the

"INVESTOR PERCENTAGE." The Investor Percentage will be set forth in the related prospectus supplement. The Investor Percentage will be based on the Invested Amount for a series.

         The "INVESTED AMOUNT" for a series on any date will be equal to:

         - the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

         - the amount of principal paid to noteholders of that series prior to that date; minus

         - the amount of unreimbursed Investor Charge-Offs for notes of that series prior to that date.

If specified in the prospectus supplement for any series of notes, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

         Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each payment of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         -    amounts allocated to principal payments;

         -    maturity date;

         -    interest rate; and

         -    availability and amount of series enhancement.

         Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the last day of the month preceding any payment date unless a different record date is specified in the accompanying prospectus supplement. Interest will be paid to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.


         The transferor initially will own the "TRANSFEROR BENEFICIAL INTEREST" WHICH IS AN UNDIVIDED BENEFICIAL INTEREST IN THE TRUST AND which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to be paid to a series enhancer. We call the amount of those cashflows the "TRANSFEROR INTEREST." The holder of the Transferor Beneficial

Interest, subject to certain limitations, will have the right to a percentage, called the "TRANSFEROR PERCENTAGE," of all cardholder payments from the receivables in the trust. The Transferor Beneficial Interest may be transferred, in whole or in part, subject to certain limitations and conditions described in the trust agreement and in a transaction exempt from the registration requirements of the Securities Act of 1933. At the discretion of the transferor, the Transferor Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Beneficial Interest, called a "TRANSFEROR CERTIFICATE." See "-- Certain Matters Regarding the Transferor and the Servicer" in this prospectus.


         During the revolving period, the Invested Amount of a series will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for payment, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-- New Issuances" in this prospectus.

SECURITIES DEPOSITORY

         Generally, notes offered through this prospectus and the accompanying prospectus supplement:

         - will be represented by notes registered in the name of a DTC nominee;

         - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

         -    will be available for purchase in book-entry form only.

         The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

         DTC has informed the transferor that initially its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "NOTE OWNER," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to payments, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for payment to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

         The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

         Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

         The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

         You may hold your notes through DTC in the U.S., Clearstream Banking or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

         Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Banking and Euroclear will hold omnibus positions on behalf of the Clearstream Banking customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries collectively called the "DEPOSITARIES," which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in the ordinary way in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of securities in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its notes, may be limited due to the lack of a physical certificate for its notes.

         DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

         Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Banking in any of 28 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream Banking is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Banking customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. Indirect access to Clearstream Banking is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the

Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream Banking or the Euroclear operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures. Those procedures may be discontinued at any time.

DEFINITIVE NOTES

         Notes issued in fully registered, certificated form are called "DEFINITIVE NOTES." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

         - the transferor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the indenture trustee or the transferor is unable to locate a qualified successor,


         - the transferor at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

         - after the occurrence of a servicer default, note owners representing not less than 51% (or another percentage specified in the accompanying prospectus supplement) of the Invested Amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

         If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

         Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the record date. Payments will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the noteholders) will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final payment.

         Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the payment date for any payment on those definitive notes.

INTEREST PAYMENTS

         For each series of notes and each class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the payment dates.

         Interest payments or deposits on any payment date will be funded from:

         - collections of finance charge and administrative receivables allocated to the Invested Amount during the preceding monthly period or periods;

         -    investment earnings, if any, on any funds held in trust accounts;

         - any series enhancement, to the extent described in the accompanying prospectus supplement; and

         - any derivative counterparty, to the extent described in the accompanying prospectus supplement.

         If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

         Your class of notes will pay interest on the payment dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated. The interest rate on floating rate notes will be a variable or adjustable rate. The payment dates for floating rate notes will be set forth in the accompanying prospectus supplement and need not be the same as the payment dates for the other notes of that series, but may be either more or less frequent. For each class of floating rate notes, the related prospectus supplement will set forth the initial floating rate note interest rate, or the method of determining it, the dates or the method for determining the dates on which the floating rate note interest rate is adjusted, and the formula, index or other method by which the interest rate is determined on such dates.

PRINCIPAL PAYMENTS

         Generally, each series will begin with a period, called the "REVOLVING PERIOD," when no principal is paid or accumulated. The revolving period begins on the closing date for a series and ends on the day before an amortization period or accumulation period begins. During the revolving period no principal payments will be made to the noteholders of that series.

         During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event, principal will be distributed to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.



         During the controlled accumulation period, or, if specified in the accompanying prospectus supplement, the early accumulation period, principal will be accumulated in a trust account, called a "PRINCIPAL FUNDING ACCOUNT," established for the benefit of one or more specified classes of noteholders for later distribution to noteholders on the date specified in the prospectus supplement, called the "EXPECTED PRINCIPAL PAYMENT DATE," in the amounts specified in the accompanying prospectus supplement.


         Principal payments for any series or class will be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

TRANSFER AND ASSIGNMENT OF RECEIVABLES


         The bank, as the initial seller, has transferred and assigned to ABRC, as the initial transferor, for further transfer and assignment by ABRC to the trust, all of the bank's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts. One or more additional sellers that are affiliates of the bank may transfer and assign to the transferor or directly to the trust all their right, title and interest in and to receivables in designated accounts. The bank and any additional sellers, together, may sometimes be called the "SELLER." Additional transferors that are affiliates of the initial transferor may also be designated. ABRC, any additional transferors and any sellers that transfer receivables directly to the trust, together, may sometimes be called the "TRANSFEROR." Any additional seller or transferor will be designated only in accordance with the procedures specified in the governing documents.



         Each of the seller and the transferor has indicated and, in connection with each future transfer of receivables to the trust, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, the seller and the transferor have provided or caused to be provided (or will provide or cause to be provided) to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account designated to the trust, identified by account number and by total outstanding balance on the applicable cut-off date. Neither the seller nor the transferor will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by the seller or the transferor are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above. The computer records of the seller and the transferor are and will be required to be marked to evidence these transfers. Each of the seller and the transferor has filed or will file in all appropriate jurisdictions Uniform Commercial Code financing statements covering the receivables meeting the requirements of applicable law. See "Risk Factors-- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

ISSUANCE OF ADDITIONAL SERIES


         The indenture provides that, under any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may designate all principal terms of those series. Each additional series issued may contain one or more classes and may have different terms and enhancements than any other series. A predecessor master trust has issued 3 series of asset-backed securities in private transactions. The receivables in that master trust will be conveyed to the trust that is the issuer of the notes offered by this prospectus on or before the initial issuance of a series of notes. The previously issued securities, prior to the initial issuance of notes offered under this prospectus, will receive in exchange for their old securities, notes issued by the trust in private transactions. With respect to those privately issued notes and any other notes that may be issued by the trust privately in the future, references in this prospectus or the accompanying prospectus supplement to the terms of any series of notes described in the applicable prospectus supplement instead refer to the governing documents for those privately issued notes.



          The issuance of future series will occur without prior review or consent by you or any other noteholder. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee, the owner trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its then-existing rating of any outstanding series or class. The principal terms of one series may vary substantially from those of another series. Some series may be in revolving periods while others are in amortization periods or accumulation periods. The trust cannot assure you that the terms of any series might not have an impact on the time or amount of payments received by the noteholders of any other series. The issuance of a series of notes will cause a reduction in the Transferor Interest. The trust may offer any additional series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act of 1933, or exempt from registration under the Securities Act of 1933, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of certain conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.

         The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

         - an indenture supplement specifying the principal terms of the new series;

         - an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as indebtedness for federal income tax purposes;

         - for any series for which a tax opinion was given at the time of its issuance, an opinion of counsel to the effect that, for federal income tax purposes:

              - the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

              - the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

              - the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to these tax matters is referred to in this prospectus as a "TAX OPINION");

         - if required by the related indenture supplement, the form of series enhancement and an appropriate series enhancement agreement for that series enhancement executed by the transferor and the series enhancer;

         - written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;

         -    the new issuance will not:

              -   cause a pay out event or an event of default; or

              - materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any such effect is referred to in this prospectus as an "ADVERSE EFFECT");

         - a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect; and


         - after giving effect to the new issuance, (a) the total amount of outstanding principal receivables previously transferred to the trust exceeds a specified amount, called the "REQUIRED MINIMUM PRINCIPAL BALANCE" and (b) the Transferor Interest exceeds the Required Transferor Interest.


ISSUANCE OF ADDITIONAL NOTES

         If specified in the accompanying prospectus supplement, from time to time during the revolving period, the transferor may, subject to certain conditions described below, cause the trust to issue additional notes of an outstanding series. Each issuance of additional notes of an outstanding series is called an "ADDITIONAL ISSUANCE." When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the related indenture supplement without preference, priority or distinction.

         In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately. The additional series enhancement provided in connection with an additional issuance may take the form of an additional letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class of notes.

         Following an additional issuance of a series and class, the respective portions of the series enhancement that are for the benefit of the holders of notes of that series and class will remain the same, as a percentage of the total series enhancement, as the respective proportions in effect on the closing date for that series. If applicable, the amount to be deposited into the principal funding account also will be increased proportionately to reflect the principal amount of additional notes.

         Except as set forth in the accompanying prospectus supplement, in order to issue additional notes of a series, several conditions must be satisfied, including:

         - notice to the indenture trustee, the owner trustee, the servicer and any series enhancer of the issuance and the date upon which it is to occur;

         - after giving effect to the additional issuance, the total amount of principal receivables must at least equal the Required Minimum Principal Balance;

         - delivery to the indenture trustee of any additional series enhancement agreement related to the additional issuance, executed by each of the parties to the series enhancement agreement;

         - delivery to the indenture trustee of written confirmation that the additional issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class;

         - delivery to the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the issuance will not have a material adverse effect on the interests of the holders of any outstanding series or class of notes at the date of issuance or at any future date;

         - as of the date of the additional issuance, all amounts due to the holders of notes of that series must have been paid, and there must not be any unreimbursed Investor Charge-Offs;

         - the excess of the principal amount of the additional notes over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount;

         - after giving effect to the issuance, the Transferor Interest must equal or exceed the Required Transferor Interest; and

         - delivery by the transferor to the indenture trustee of a tax opinion.

There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class.

REPRESENTATIONS AND WARRANTIES

         When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

         - the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which it is a party; and

         - all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

         If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:

         - continues to be materially incorrect for 60 days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and

         - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period;

then the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may give notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declaring that a pay out event has occurred. Declaring a pay out event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

         The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

         - as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

         - the transfer and servicing agreement, and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against ABRC or the additional transferor; and

         - the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

         In the event:

         - any representation or warranty described immediately above is breached; and

         - as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal balance of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

         - within 60 days, or up to 120 days if specified in the notice, ABRC or the additional transferor cures the breach and any material adverse effect caused by the breach; or

         - on any day within the applicable 60-day to 120-day period, the relevant representation and warranty is then true and correct in all material respects and ABRC or the additional transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.


         Reassignment of the trust portfolio and ABRC's or the additional transferor's obligation to make the cash deposit in the trust's collection account are the only remedies for any breach of the representations and warranties described above.


         The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. The trust can give you no assurance that eligible accounts will remain eligible once added to the trust.


         The transferor represents that each receivable transferred by it in the trust portfolio is an eligible receivable when created or transferred. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.


         The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.


         For each series of notes, an "ELIGIBLE ACCOUNT" means, as of the applicable cut-off date, each account originated by the seller:


         - which was in existence and maintained by the seller, as applicable;

         -    which is payable in United States dollars;

         - the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;



         - which, except as provided below, an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

         -    which has not been classified as stolen or lost;


         - which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor;



         - which does not have receivables which have been sold or pledged by the bank or any other account owner, as the case may be, to any party other than the bank or ABRC under a receivables purchase agreement;


         - which has a cardholder who has not been identified by the servicer as an employee or affiliate of the seller;

         - which does not have any receivables that are defaulted receivables;

         - which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any credit card; and

         - which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.


         Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related cardholder is bankrupt, in each case as of the applicable cut-off date, if:


         - the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero"; and

         - charging privileges on these accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the seller.

         For each series of notes, an "ELIGIBLE RECEIVABLE" means each receivable:

         -    which has arisen in an eligible account;

         - which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

         - for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;

         - as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests , other than tax liens for taxes not then due or which the transferor is contesting;

         - which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

         - which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

         - which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;

         - which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

         - which, at the time of transfer to the trust, the seller has satisfied all of its obligations required to be satisfied by that time;

         - which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

         -    which constitutes an "account" or "general intangible" under
              Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds thereof.

ADDITION OF TRUST ASSETS

         As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.


         Each additional account must be an eligible account on the applicable cut-off date. However, additional accounts may not be of the same credit quality as the initial accounts. The seller will not use selection procedures it believes are adverse to the interests of the noteholders in selecting additional accounts from the available eligible accounts in the Advanta Business Card Portfolio. Each seller will designate additional accounts on a random basis from all available eligible accounts owned by that seller. However, since additional accounts may not have been part of the Advanta Business Card Portfolio at the time of the initial transfer of accounts to the trust, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the bank or other seller at a later date using credit criteria different from those that were applied to the initial accounts or may have been acquired by the bank or other seller from another credit card issuer that had different credit criteria.

         When the transferor transfers receivables in additional accounts it must satisfy several conditions, including, as applicable:

         - notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

         - delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts to the trust;

         - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

         - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:


              - as of the applicable cut-off date, each additional account is an eligible account;



              - the transferor has delivered to the Indenture Trustee copies of UCC financing statements, if necessary to perfect the trust's interest in the receivables arising in the additional accounts;



              - as of the date of assignment, called the "ADDITION DATE," and the applicable cut-off date, none of the seller or the transferor is insolvent; and


              - in the transferor's reasonable belief, adding the receivables in additional accounts will not have a material adverse effect on the interests of the noteholders;

         - delivery of certain opinions of counsel with respect to the transfer of the receivables in the additional accounts to the trust;


         - in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class;



         - in circumstances where the transferor , in its discretion, designates additional accounts to be included as accounts for the trust, unless each rating agency then rating any series or class of notes outstanding under the trust shall have consented, the number of additional accounts designated during a three-month period will not exceed the number specified in the transfer and servicing agreement; and



         - deposit to the collection account of amounts specified in the indenture with respect to such accounts.


         In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the assets of the trust.


         The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will cause the owner trustee to note on the books and records of the trust the new percentage in the Transferor Beneficial Interest owned by it and owned by the additional transferor or the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional interest in the Transferor Beneficial Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the division of the Transferor Beneficial Interest or the exchange of the transferor certificate without the consent of noteholders of any series offered under this prospectus upon:


         - delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

         - receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

REMOVAL OF ACCOUNTS


         The transferor has the right to designate certain accounts for removal from the trust and to require the indenture trustee to transfer and reassign to it or its designee all receivables in the removed accounts back to it, whether the receivables already exist or arise after the designation. The transferor's rights to removal are subject to satisfaction of several conditions, including:

         - written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

         - delivery to the owner trustee for execution of a written reassignment of receivables in the removed accounts to the transferor or its designee;

         - delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;


         - written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its then-existing rating of any outstanding series or class;


         - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

              - the removal will not have a material adverse effect on the interests of the noteholders;

              - the removal will not cause a pay out event or event of default; and

              - the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

         - any other conditions specified in the accompanying prospectus supplement.


For non-charged-off accounts, removed accounts usually will be selected on a random basis from all previously designated accounts, subject to the rating agency condition. For charged-off accounts, the removed accounts will be selected at the discretion of the transferor subject to the rating agency condition. A non-random basis of selection for removal will be used only in special circumstances, such as the end of a co-branding program, when those accounts may be removed.


         Upon satisfaction of the above conditions, the indenture trustee will execute and deliver to the transferor or its designee a written reassignment and will, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the transferor or its designee, effective as of the removal date, without recourse, representation or warranty, all the right, title and interest of the trust in and to the receivables arising in the removed accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.


         The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the seller.

         In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's Excess Funding Account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.


COLLECTION AND OTHER SERVICING PROCEDURES

         For each series of notes, the servicer will be responsible for servicing and administering the receivables in the trust in accordance with the servicer's policies and procedures for servicing revolving business credit card receivables comparable to the receivables in the trust and in accordance with the customary guidelines of the servicer. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in amounts that the servicer believes are reasonable. The bank as servicer or any new servicer is called the "SERVICER."

ADJUSTMENT

         On each day that the servicer adjusts downward the amount of any receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because the receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the servicer otherwise adjusts downward the amount of any receivable without receiving collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of principal receivables used to calculate the Transferor Interest, the Investor Percentage and any other percentages used to allocate within or among series will be reduced by the amount of the adjustment. Similarly, the amount of principal receivables used to calculate the Transferor Interest, the series percentages and any other percentage used to allocate within or among series will be reduced by the amount of any receivable discovered to have been created through a fraudulent or counterfeit charge. Any of these adjustments will be made on or prior to the end of the monthly period in which the adjustment arises. If after the exclusion of the principal receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, or the aggregate amount of principal receivables is less than the Required Minimum Principal Balance, the transferor will be required to pay an amount equal to such deficiency into the Excess Funding Account.

TRUST ACCOUNTS


         The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "COLLECTION ACCOUNT," into which the servicer will deposit collections on the receivables and other amounts described herein. The collection account will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in that account, so long as any of the securities of this depository institution are rated at least investment grade by each rating agency rating a class of notes. An account that meets these requirements is called a "QUALIFIED account."



         The collection account will initially be maintained with the indenture trustee. If at any time the collection account ceases to be an eligible account, the indenture trustee will move the collection account to another eligible institution so that it will again be a qualified account.



         The servicer will also establish and maintain with an eligible institution in the name of the indenture trustee an "EXCESS FUNDING ACCOUNT," which also is required to be a qualified account.



         An "ELIGIBLE INSTITUTION" is either:


         - a depository institution, including the owner trustee or the indenture trustee


              - that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank); and



              - which at all times (i) has FDIC deposit insurance and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series or class of notes; or


         - any other institution acceptable to each rating agency rating a series or class of notes.

         Funds in the collection account and the Excess Funding Account will be assets of the trust and will be invested, at the direction of the servicer, in "ELIGIBLE INVESTMENTS." Eligible investments are securities, instruments, security entitlements or other investment property which evidence:


         - direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;


         - demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest investment category of at least one of the rating agencies rating a class of notes;

         - commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating a class of notes;

         - demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating a class of notes;


         - notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above;


         - money market funds having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating a class of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

         - time deposits (having maturities not later than the next payment date) other than those referred to in the fourth clause above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating a class of notes; or


         - any other investment upon receipt of written confirmation from each rating agency rating a class of notes that the additional form of investment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


         Any earnings (net of losses and investment expenses) on funds in the collection account and the Excess Funding Account will be treated as collections of finance charge and administrative receivables.

         The indenture trustee, acting as the initial paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement. The indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, is referred to collectively as the "PAYING AGENT."

FUNDING PERIOD


         For any series of notes, the total amount of principal receivables in the trust available to that series at the time of its issuance may be less than the total principal balance of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the prospectus supplement for the series will set forth the terms of the "FUNDING PERIOD," which is the period from that series' closing date to the earlier of:


         -    the commencement of an early amortization period;


         - the date that series' Invested Amount equals the principal amount of that series of notes; and

         -    the date specified in the related prospectus supplement.


         During the funding period, the portion of the Invested Amount not invested in receivables will be maintained in a "PRE-FUNDING ACCOUNT," which is a trust account established and maintained with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series. The funding period will not be longer than one year.


         During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for a series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders of that series. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

         The prospectus supplement for a series with a funding period will set forth:

         -    the series' initial Invested Amount;

         - the series' full Invested Amount, which is the initial principal balance of the series of notes;

         - the date on which the series' Invested Amount is expected to equal the full Invested Amount;

         -    the date by which the funding period will end; and

         - what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.


The monthly reports provided to noteholders will include a line item which will describe the balance in the pre-funding account as of the end of the monthly period, any amounts withdrawn from the pre-funding account during the monthly period, and the interest earned on the pre-funding account during the monthly period.


INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

         The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted receivables among:

         -    each series issued and outstanding;

         -    the Transferor Interest; and

         - if the related prospectus supplement so states, to any series enhancers.


All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of certain series enhancers, called the "SERIES ENHANCEMENT PERCENTAGE." The related prospectus supplements will set forth how the Investor Percentages and series enhancement percentages are calculated.



         The Transferor Percentage will equal 100% minus:


         -    the total Investor Percentages for all outstanding series; minus

         - the total series enhancement percentages for all outstanding series.

APPLICATION OF COLLECTIONS

         Except in the circumstances described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below.

However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

         - the bank remains the servicer under the transfer and servicing agreement;

         -    no pay out event has occurred; and

         - either: (i) the bank maintains a long or short term rating which is satisfactory to each rating agency; or (ii) Advanta Corp. has provided the indenture trustee a performance guaranty covering collection risk of the servicer and written confirmation is received from each rating agency that this arrangement will not result in a reduction or withdrawal of its rating of any outstanding series or class; or (iii) the servicer delivers to the indenture trustee a letter of credit or other guaranty covering collection risk and written confirmation is received from each rating agency that this arrangement will not result in a reduction or withdrawal of its rating of any outstanding series or class.

         The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds the amount needed for deposit or distribution, the servicer will be able to withdraw the excess. The servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

         Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:


         - the Transferor Percentage of collections of finance charge and administrative receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the Transferor Beneficial Interest. However, collections of principal receivables allocable to the holders of the Transferor Beneficial Interest will be:



              - paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest exceeds zero; or


              -   deposited in the Excess Funding Account;

         - for each series, the relevant Investor Percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;


         - if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be paid or held for payment to the holders of the Transferor Beneficial Interest. However, collections of principal receivables will be:



              - paid to the holders of the Transferor Beneficial Interest only if the Transferor Interest is greater than a specified minimum level, called the "REQUIRED TRANSFEROR INTEREST;" or


              -   deposited in the Excess Funding Account;

         - if the series is in (a) the period in which principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as the "CONTROLLED ACCUMULATION PERIOD," (b) the period in which principal is paid in fixed amounts at scheduled intervals, known as the "CONTROLLED AMORTIZATION PERIOD," or (c) the period in which principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following a pay out event, known as the "EARLY AMORTIZATION PERIOD" or "EARLY ACCUMULATION PERIOD," respectively, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement. However, if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to the holders of the Transferor Beneficial Interest, subject to the limitations described in the third clause above.


         In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.


         Any amounts, called "UNALLOCATED PRINCIPAL COLLECTIONS," collected in respect of principal receivables and not paid to the holders of the Transferor Beneficial Interest because the Transferor Interest is less than the Required Transferor Interest as described above, together with any adjustment payments as described above, will be paid to and held in the Excess Funding Account and paid to the holders of the Transferor Beneficial Interest if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated collections of principal receivables will be held for payment to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for payment on the Expected Principal Payment Date, as applicable, and paid to the noteholders of each class or held for and paid to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.


SHARED FINANCE CHARGE COLLECTIONS

         If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge and administrative receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. These shared collections are called "SHARED FINANCE CHARGE COLLECTIONS." If one series requires more collections of finance charge and administrative receivables than allocated through its Investor Percentage, it will have access to all of these Shared Finance Charge Collections in other series in its group. If two or more series require more collections of finance charge and administrative receivables, Shared Finance Charge Collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

SHARED PRINCIPAL COLLECTIONS


         If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. This excess amount which is made available to other series is called "SHARED PRINCIPAL COLLECTIONS." These Shared Principal Collections may be limited to series identified in the prospectus supplements for those series as included in the same group. Once principal receivables from one series are made available to another series, the series providing the excess principal receivables is not entitled to recoup those amounts. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

         Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the third business day preceding the fifteenth day of each calendar month ( called the "DETERMINATION DATE"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period. The "INVESTOR DEFAULT AMOUNT" will be equal to the aggregate amount of the Investor Percentage of principal receivables that are defaulted receivables.


         The term "DEFAULTED RECEIVABLES" means those principal receivables which in that monthly period were written off as uncollectible in accordance with the servicer's credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust. However, in any event, a principal receivable will be deemed a defaulted receivable if, by the 180th day following the due date of the required minimum payment set forth in the related account's billing statement, that minimum payment has not been received by the servicer. If provided in the accompanying prospectus supplement for a series, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from series enhancement, and applied to pay principal to noteholders or, subject to certain limitations, the holder of the Transferor Beneficial Interest, as appropriate.


         The term "INVESTOR CHARGE-OFFS" means, for any monthly period, and for any series or class, the amount by which:

         (a) the related monthly interest and overdue monthly interest, together with, if applicable, additional interest, the accrued and unpaid monthly servicing fee payable from collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, the Investor Default Amount and any other required fees exceeds

         (b) amounts available to pay those amounts out of collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, any available series enhancement amounts and other sources specified in the accompanying prospectus supplement, but not more than the Investor Default Amount.

         For each series of notes, the Invested Amount will be reduced by the amount of Investor Charge-Offs for any monthly period. Investor Charge-Offs will be reimbursed on any payment date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount for that series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION


         For each series, the servicer has the option to repurchase the notes at any time after the remaining outstanding principal balance of that series, less the balance in any principal funding account, is 10% or less of the initial principal amount of that series (as increased by the principal amount of any notes of that series issued after the related closing date) if certain conditions set forth in the related indenture supplement are met. Unless otherwise specified in the accompanying prospectus supplement for your series of notes, the repurchase price will equal:


         - the outstanding principal amount of the notes of that series, plus

         - any accrued and unpaid interest through the day preceding the payment date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the payment date immediately following the repurchase date, plus

         - any amounts due the series enhancer, as specified in the prospectus supplement for that series.

         Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.


         For any series of notes, the related prospectus supplement may specify different conditions to the servicer's repurchase option and a different method for determining the repurchase price. Unless specified in the accompanying prospectus supplement for your series of notes, the repurchase price will not be less than the sum of the outstanding principal amount of the notes plus any accrued and unpaid interest.



         The notes of each series will be retired on the day on which the final payment of principal is made to the noteholders, whether as a result of payment of the repurchase price, optional reassignment of the receivables to the transferor or otherwise. Each prospectus supplement will specify the series termination date for the related series of notes. However, the notes may be subject to prior termination as provided above and in the prospectus supplement. For any series the failure to pay principal of the related notes on the latest date by which principal and interest for that series can be paid, called the "SERIES TERMINATION DATE," will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have certain rights described under "The Indenture-- Events of Default; Rights upon Event of Default" in this prospectus.



         Upon the retirement of a series of notes, upon optional repurchase or otherwise, there will be no continuing direct or indirect liability of the trust or noteholders to the holders of the Transferor Beneficial Interest.

         Unless the servicer and the holder of the Transferor Beneficial Interest instruct the indenture trustee otherwise, the trust will terminate on the date designated by the servicer, but no earlier than the day after the payment date on which the Invested Amount and Enhancement Invested Amount, if any, for each series outstanding is zero. This date is called the "TRUST TERMINATION DATE." Upon the termination of the trust and the surrender of the Transferor Beneficial Interest, the indenture trustee shall convey to the holders of the Transferor Beneficial Interest all right, title and interest of the trust in and to the receivables and other funds of the trust.


PAIRED SERIES


         The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. Each of these series is called a "PAIRED SERIES." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized or accumulated funds for a principal payment and will amortize or accumulate in the future.


         If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors-- Issuance of additional series by the trust may affect the timing of payments to you." in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.


         We cannot assure you that the terms of a paired series will not have an adverse impact on the timing or amount of payments allocated to your series. If an early amortization period or an early accumulation period occurs for a paired series while your series is outstanding, the percentage of receivables allocated to your series may be reduced if the terms of the indenture supplement relating to the paired series requires that the paired series also receive its share of principal collections. In addition, if an early amortization period or early accumulation period occurs for your series, the percentage of receivables allocated to the paired series may be reduced until your series is paid in full.

PAY OUT EVENTS

         The revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date, unless otherwise specified in the accompanying prospectus supplement. There are two types of pay out events: a trust pay out event and a series pay out event.

         A "TRUST PAY OUT EVENT" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

         - any servicer default occurs which would have a material adverse effect on the noteholders;


         - certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor or the seller unless, in the case of any of those events with respect to a seller, the receivables originated by that seller are no longer eligible and written confirmation is received from each rating agency that the subsequent exclusion of that seller's receivables from the trust portfolio will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;


         - the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

         - the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

         In addition, a "SERIES PAY OUT EVENT" may occur with respect to any particular series upon the occurrence of any other event specified in the prospectus supplement for that series.

         On the date on which a pay out event is deemed to have occurred, the early amortization period or, if specified in the accompanying prospectus supplement, the early accumulation period will commence.

         If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an Expected Principal Payment Date, noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the average life of the notes. A pay out event which causes an early accumulation period to occur will not shorten the average life of the notes.

         In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the indenture trustee and the owner trustee of this occurrence. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.

         If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


         The servicer receives a fee for its servicing activities and reimbursement of expenses incurred administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge and administrative receivables allocated to the series; some series, however, may direct all or a portion of the interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the transferor interest.


         The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee, any paying agent, transfer agent and registrar and independent accountants fees and other fees which are not expressly stated in the indenture to be payable by the trust or the noteholders of a series other than any Federal, state, local and foreign income, franchise or other taxes, or any interest or penalties with respect thereto, imposed upon the trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

         The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

         - upon a determination that performance of its duties is no longer permissible under applicable law; or

         - upon assumption of its obligations and duties by one of its affiliates that is a direct or indirect wholly-owned subsidiary of Advanta Corp. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


If:

         - within 120 days of the determination that the servicer is no longer permitted to act as servicer, and

         -        the indenture trustee is unable to appoint a successor,

then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

         The servicer has the right to delegate any of its responsibilities and obligations as servicer to any entity that agrees to conduct such duties in accordance with the transfer and servicing agreement and the Credit Card Guidelines. The servicer currently contracts and intends to continue to contract with First Data Resources to perform certain of its servicing activities. Notwithstanding any such delegation to any entity, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement.

         The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (i) its actions or omissions as servicer or (ii) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

         Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

         Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor or seller or any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the applicable transfer and servicing agreement or the applicable receivables purchase agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.


         The trust agreement provides that the transferor may transfer its interest in all or a portion of the Transferor Beneficial Interest by exchanging its interest for a new Transferor Beneficial Interest and a second interest, called a "SUPPLEMENTAL BENEFICIAL INTEREST." The Supplemental Beneficial Interest may be held either in an uncertificated form or in the form of a certificate representing the Supplemental Beneficial Interest, called a "supplemental certificate." The terms of the Supplemental Beneficial Interest must be defined in a supplement to the trust agreement. Except for transfers to affiliates of the transferor, before a Supplemental Beneficial Interest is issued, the following must occur:


         - notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

         - delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;


         - written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;


         - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;


         - delivery to the owner trustee and the indenture trustee of a tax opinion to the effect that the transfer will not adversely affect the tax characterization of the notes as debt and that the transfer will not cause the trust to be taxable as a corporation;


         - the total amount of principal receivables in the trust portfolio must exceed the Required Minimum Principal Balance on the date of the exchange; and

         - after giving effect to the issuance of the supplemental certificate, the Transferor Interest must be at least equal to the Required Transferor Interest.


         Except for transfers to affiliates of the transferor, no Supplemental Beneficial Interest may be transferred or exchanged except in a transaction exempt from the registration requirements of the Securities Act of 1933 and unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

         The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, on the following conditions:



         - if the transferor or servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the transfer and servicing agreement;



         - in the case of a transaction relating to the transferor, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (ii) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and



         - in the case of a transaction relating to the servicer, (i) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement,
                  (ii) notification of the succession to each rating agency and
                  (iii) that the successor is eligible to act as servicer.


SERVICER DEFAULT

         The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

         A "SERVICER DEFAULT" includes each of the following:


                  - failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;


                  - failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, the indenture or any indenture supplement, if the failure:

                           - will result in the occurrence of a pay out event for any series or materially adversely affects noteholders of any series issued and outstanding under the trust; and

                           - continues unremedied for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 50% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 50% or more of the then-outstanding principal balance of all series affected); or


                           - the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;


                  - any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect in any material respect when made if it:

                           - materially adversely affects noteholders of any series issued and outstanding under the trust; and

                           - continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to
                                    (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 50% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 50% or more of the then-outstanding principal balance of all series affected);

                  - specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

                  - any other event specified in the accompanying prospectus supplement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to in the second or third clauses above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.

         Upon the occurrence of any of the events identified above, the servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement. The servicer must provide the indenture trustee, the owner trustee, each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations. If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor.


         The rights and obligations of the transferor under the transfer and servicing agreement and of the seller under the receivables purchase agreement will be unaffected by any change in the person acting as servicer.

         In the event of the appointment of a receiver or conservator of the servicer, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

         Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

         Periodic information to noteholders generally will include:

         -        the total amount paid;

         -        the amount paid allocable to principal;

         -        the amount paid allocable to interest;

         - collections of principal receivables and finance charge and administrative receivables allocated to the series;

         - the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

         - the aggregate outstanding balance of accounts broken out by delinquency status;

         -        the aggregate defaults allocated to the series;

         - Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

         -        the servicing fee for that series;

         - the amount available under any series enhancement for the series or each class of the series;

         - the "pool factor," which is the ratio of the current Invested Amount to the initial Invested Amount;

         - the Base Rate and Net Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series;


         - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate, and



         - if the series has a funding period, the period ending balance in the pre-funding account, the amount withdrawn from the pre-funding account to date and the amount of interest earned on the pre-funding account during the monthly period.


         By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer. The statement will contain the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

         The transfer and servicing agreement provides that on or before September 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish reports showing that, for the prior calendar year:



         - the accounting firm has applied certain agreed upon procedures and has examined certain documents and records pertaining to the servicing of the accounts and that nothing has come to that firm's attention that has caused it to believe that the servicing has not been conducted in compliance with the transfer and servicing agreement, except for specified exceptions, and



         - the accounting firm has compared certain amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any specified exceptions,



         The transfer and servicing agreement also provides that by September 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.


AMENDMENTS


         The transfer and servicing agreement may be amended by the transferor, the servicer and the trust, without the consent of the indenture trustee or the noteholders of any series offered under this prospectus, on the following conditions:



         - the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a material adverse effect on the interests of the noteholders; and



         - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.



         The transfer and servicing agreement may also be amended by the servicer and the trust at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series offered under this prospectus or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986 and (ii) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

         - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;


         - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and


         - the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.


         The amendments which the transferor may make without the consent of the noteholders of any series offered under this prospectus or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition or sale of receivables in the trust portfolio.



         The transfer and servicing agreement may also be amended by the transferor, the servicer and the trust with the consent of noteholders holding at least 662/3% of the then-outstanding principal amount of the notes of all series offered under this prospectus adversely affected by the amendment. Even with consent, no amendment may occur if it:


         -        reduces the amount of, or delays the timing of:


                  - any payments to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of payments for purposes of this clause) or deposits of amounts to be distributed; or



                  - the amount available under any series enhancement, in each case, without the consent of each affected noteholder,


         - changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder,

         - reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder, or

         - adversely affects the rating of any series or class by each rating agency, without the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of the notes of each affected series or class offered under this prospectus.

                                  THE INDENTURE


         The following summarizes the material terms of the indenture and is qualified in its entirety by reference to the indenture.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         With respect to the notes of any series, "EVENTS OF DEFAULT" under the indenture will be any of the following:

         - the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

         - the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

         - certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

         - the trust fails to observe or perform covenants or agreements made in the indenture, and:

                  - the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and

                  - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

         - any additional events of default specified in the applicable prospectus supplement.

         Failure to pay the full principal amount of a note on its Expected Principal Payment Date will not constitute an event of default.

         An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

         If an event of default occurs and continues with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series.


         Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default occurs and continues) of the then-outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Noteholders holding more than 50% of the then-outstanding principal amount of the notes of the affected series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

         After acceleration of a series of notes, collections of principal receivables and collections of finance charge and administrative receivables allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the series termination date. Funds in the collection account, the Excess Funding Account and other trust accounts for a series of notes that have been accelerated will be applied immediately to pay principal of and interest on those notes.

         Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

         In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

         - the noteholder gives the indenture trustee written notice of a continuing event of default;

         - noteholders holding at least 25% of the then-outstanding principal amount of the notes of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

         - the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

         - the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

         - the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal amount of the notes of that series a direction inconsistent with the request.


         Upon failure to receive payment of the principal of and interest on their notes when due, noteholders holding more than 25% of the then-outstanding principal amount of notes of the affected series may request the indenture trustee to institute a proceeding against the trust for payment. If the indenture trustee fails to do so, then the holders of 25% of the then-outstanding principal amount of notes of the affected series may institute suit to enforce the overdue payment.


         If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from noteholders of that series, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.


         Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:



         - institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or



         - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.


Subject to the conditions described below, the indenture trustee also:

         - may, at its own election, foreclose on the portion of the receivables which secure a series of notes that have been accelerated by causing the trust to issue a foreclosure certificate to the holders of those notes;

         - may, at its own election, foreclose on the portion of the receivables which secure a series of notes that have been accelerated by causing the trust to issue a foreclosure certificate to a third party selected by the indenture trustee, but only if it determines that the proceeds of the issuance of the foreclosure certificate to that third party will be sufficient to pay principal of and interest on the notes that have been accelerated in full; and

         - must, at the direction of noteholders holding more than 50% of the then-outstanding principal amount of the series of notes that have been accelerated, foreclose on the portion of the receivables which secure that series of notes that have been accelerated by causing the trust to issue a foreclosure certificate to the holders of that series of notes or to one or more third parties.

         The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include:

         - satisfaction of at least one of the following three conditions:


                  - the indenture trustee receives the consent of all noteholders of the affected series;


                  - the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series are sufficient to discharge in full all principal and interest due on those notes; or

                  - the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the payment of principal and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then outstanding principal amount of each class of the notes of the affected series;

         and

         -        the indenture trustee has obtained an opinion of counsel:

                  - that the exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

                  - that the exercise of the foreclosure remedy complies with applicable federal and state securities laws.

         A "FORECLOSURE CERTIFICATE" is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the notes that have been accelerated. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the notes that have been accelerated, and the Invested Amount of the foreclosure certificate would be equal to the Invested Amount of the series of notes that have been accelerated.

         When a foreclosure certificate is issued with respect to notes that have been accelerated, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the notes that have been accelerated will no longer have any claim against the trust. Accordingly, the Invested Amount of the notes that have been accelerated will be applicable to the holders of the foreclosure certificate.

         A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

         - restrictions required to prevent the trust from becoming a publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

         - restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

         - restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets;" and

         - other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

         The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.


         The remedies described above are the exclusive remedies available to the noteholders upon an event of default. The indenture trustee and each noteholder, by its acceptance of an interest in any note, waive any other remedy that may be available under the Uniform Commercial Code as then in effect in any applicable jurisdiction.


         None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the seller or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the seller or any other person or entity.

CERTAIN COVENANTS


         The indenture provides that the trust may not consolidate with, merge into or sell or transfer its properties or assets to, another entity, unless:



         - the entity formed by or surviving the consolidation or merger, or that acquires the trust's properties or assets, is organized under the laws of the United States, any state thereof or the District of Columbia;



         - the successor entity is not subject to regulation as an investment company under the Investment Company Act of 1940;



         - the successor entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;


         - no pay out event or event of default has occurred and is continuing immediately after the merger, consolidation or sale;


         - written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class;



         - the trust has received a tax opinion and an opinion of counsel to the effect that the transaction would have no material adverse federal income tax consequence to any noteholder;



         - any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken;



         - the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable;



         - in the case of a sale or transfer of the trust's properties or assets, the acquiring entity expressly agrees, by supplemental indenture, that all right, title and interest so acquired shall be subject and subordinate to the rights of noteholders, to indemnify the trust and to make all required filings with the Commission;



As long as the notes are outstanding, the trust will not:

         - except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

         - claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Internal Revenue Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

         -        voluntarily dissolve or liquidate in whole or in part; or

         - permit: (i) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; (ii) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, except as may be created by the terms of the indenture; or (iii) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

         The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

MODIFICATION OF THE INDENTURE

         The trust and the indenture trustee may, without the consent of the noteholders of any series offered under this prospectus, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:


         - receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class; and


         - delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met.

         The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of the noteholders of any affected series, enter into any supplemental indenture to:

         - change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

         - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

         - reduce the percentage of the aggregate principal amount of the notes of any series whose consent is required (i) for execution of any supplemental indenture or (ii) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

         - reduce the percentage of the aggregate outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

         - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

         - modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, the seller or any of its affiliates; or

         - permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

         The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the then-outstanding principal amount of the notes of each adversely affected series, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

         The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

         Upon application of noteholders of record holding, in the aggregate, not less than 10% of the then-outstanding principal amount of notes of any series or all series, the indenture trustee will, having been adequately indemnified by those noteholders, within 5 business days of the request, afford those noteholders access during business hours to the current list of registered noteholders of that series or all series, as applicable, for purposes of communicating with other noteholders with respect to their rights under the indenture or any indenture supplement or the notes. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

         The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE


         The indenture trustee will be named in the accompanying prospectus supplement. The indenture trustee may transact business with the servicer, the transferor or any series enhancer or their affiliates with the same rights as if it were not the indenture trustee under the indenture. The indenture trustee may become the owner or pledgee of notes. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture will be conferred or imposed upon the indenture trustee and the separate indenture trustee or co-trustee jointly. However, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, all rights, powers, duties and obligations will be conferred or imposed upon the separate indenture trustee or co-trustee. In this event, the separate indenture trustee or co-trustee will exercise and perform the rights, powers, duties and obligations solely at the direction of the indenture trustee.

         The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture , if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given series or class of notes is subordinated to one or more other series or classes of notes, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one of more of those series or classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes. The right of the senior noteholders to consent to or direct actions by the indenture trustee may be in conflict with the interests of the subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.


CERTAIN MATTERS REGARDING THE ADMINISTRATOR

         The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                               CREDIT ENHANCEMENT

GENERAL

         For any series, credit enhancement may be provided for one or more of its classes. Credit enhancement for a series is called "SERIES ENHANCEMENT." Series enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features, an interest rate swap agreement, interest rate cap agreement, currency exchange agreement or other derivatives agreement, or another method of series enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of series enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

         Unless otherwise specified in the accompanying prospectus supplement for a series, the series enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the series enhancement or which are not covered by the series enhancement, noteholders will bear their allocable share of deficiencies.

         If series enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

         -        the amount payable under that series enhancement;

         -        any conditions to payment not described here;

         - the conditions, if any, under which the amount payable under that series enhancement may be reduced and under which that series enhancement may be terminated or replaced; and

         - any material provision of any agreement relating to that series enhancement.

Additionally, the accompanying prospectus supplement may set forth certain information with respect to any provider of series enhancement, including:

         -        a brief description of its principal business activities;

         - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

         - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

         The provider of third party series enhancement is called the "SERIES ENHANCER." If specified in the accompanying prospectus supplement, series enhancement for a series may be available to pay principal of the notes of that series following the occurrence of certain pay out events for that series. In this event, the series enhancer will have an interest in certain cash flows in respect of the receivables to the extent described in that prospectus supplement. This interest is called the "ENHANCEMENT INVESTED AMOUNT."

SUBORDINATION

         If specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments for the more senior classes of notes. The rights of the holders of these subordinated notes to receive payments of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated notes are paid to the holders of senior notes. If specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by other series enhancement.

         The accompanying prospectus supplement will also set forth information concerning:

         - the amount of subordination of a class or classes of subordinated notes in a series;

         - the circumstances in which that subordination will be applicable;

         - the manner, if any, in which the amount of subordination will decrease over time; and

         - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

         If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as series enhancement for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

         If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other series enhancement. The series enhancer in this case, the issuer of the letter of credit, called the "L/C BANK," will be obligated to honor demands under that letter of credit, to the extent of the amount available, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

         The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage of the initial Invested Amount of a series or a class of that series. This percentage will be specified in the accompanying prospectus supplement. The amount available under a letter of credit will be reduced to the extent of its unreimbursed payments. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

         If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by a guaranty, called the "CASH COLLATERAL GUARANTY," secured by the deposit of cash or certain permitted investments in an account, called the "CASH COLLATERAL ACCOUNT," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly. Any guaranty will be a guaranty of payment on the underlying receivables, not a guaranty of payment on the notes.


COLLATERAL INTEREST

         If specified in the accompanying prospectus supplement, series enhancement for a series of notes or one or more of the classes of a series may be provided initially by a subordinated interest in the trust, called the "COLLATERAL INTEREST," in an amount initially equal to a percentage of the initial Invested Amount of the series. The collateral interest may be certificated or uncertificated. This percentage will be specified in the accompanying prospectus supplement.

SURETY BOND OR INSURANCE POLICY

         If specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the classes of a series will be provided by one or more insurance companies. The insurance will guarantee, with respect to one or more classes of the series, payments of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

         If specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of a series or one or more classes of that series to assure payments of interest or principal for that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

SPREAD ACCOUNT

         If specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series will be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account, called the "SPREAD ACCOUNT," intended to assist with subsequent payment of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

         If so specified in the accompanying prospectus supplement, series enhancement for a series or one or more of the classes of a series or support for any related enhancement will be provided by the establishment of an account, called the "RESERVE ACCOUNT." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic payments of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of series enhancement or any combination of these arrangements. The reserve account will be established to assist with the subsequent payment of principal or interest on the notes of that series or the related class or any other amount owing on any related series enhancement in the manner provided in the accompanying prospectus supplement.

INTEREST RATE SWAP AGREEMENTS AND INTEREST RATE CAP AGREEMENTS

         If so specified in the accompanying prospectus supplement, the indenture trustee, on behalf of the trust, or the transferor, seller or other party may enter into one or more interest rate swap agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a class or series, the terms of which will be specified in the accompanying prospectus supplement.

                      DESCRIPTION OF THE PURCHASE AGREEMENT


          Following is a summary of the material terms of the receivables purchase agreement entered into by the bank and ABRC. The summary is qualified in its entirety by reference to the receivables purchase agreement. A form of this agreement is filed as an exhibit to the registration statement which contains this prospectus. Any receivables purchase agreement entered into by an additional seller or an additional transferor will contain substantially similar provisions as those discussed here. In addition, the bank and the owner trustee have entered, and each seller that is a bank and that is not a transferor will enter, into a back-up security agreement under which the bank or other seller, as applicable, has granted directly to the indenture trustee a security interest in the receivables.



         Sale of Receivables. The receivables transferred to the trust by ABRC were acquired by ABRC from the bank under a receivables purchase agreement. In connection with the sale of the receivables to ABRC, the bank has filed appropriate UCC financing statements to evidence that sale and perfect ABRC's right, title and interest in those receivables. In addition, the bank has indicated in its computer files that the receivables have been sold to ABRC by the bank.



         Under the receivables purchase agreement, the bank sold and, in the future, may sell to ABRC all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts and in additional accounts as of the applicable cut-off date and (ii) recoveries allocable to those receivables and certain other property.


         Representations and Warranties. In the receivables purchase agreement, the seller represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the seller additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation or warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept re-transfer of an ineligible receivable under the transfer and servicing agreement, then the seller will repurchase that ineligible receivable from the transferor on the date of the re-transfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.



         The seller also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date (a) the receivables purchase agreement constitutes a valid and binding obligation of the seller and (b) the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the seller in and to the receivables existing in the accounts as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each additional cut-off date and in the proceeds thereof. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept re-transfer of the receivables, the seller will repurchase the receivables re-transferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the re-transfer.



         Amendments. The receivables purchase agreement may be amended by the seller or the transferor without the consent of the holders of any notes offered under this prospectus and the accompanying prospectus supplement. No amendment, however, may have a materially adverse effect on the interest of the noteholders and no amendment may change, modify, delete or add any other obligation of the seller or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.


         Termination. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for any seller or transferor that is a bank or any seller or transferor that is not a bank becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the seller will immediately cease to sell receivables to the transferor and will promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                                  NOTE RATINGS

Any rating of the notes by a rating agency will indicate:

         - its view on the likelihood that noteholders will receive required interest and principal payments; and

         - its evaluation of the receivables and the availability of any series enhancement for the notes.

Among the things a rating will not indicate are:

         - the likelihood that interest or principal payments will be paid on a scheduled date;

         -    the likelihood that a pay out event will occur;

         - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

         -    the marketability of the notes;

         -    the market price of the notes; or

         -    whether the notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

         The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so assigned, that rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "RATING AGENCY" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.


                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES


TRANSFER OF RECEIVABLES

         Each seller will represent in the receivables purchase agreement that its transfer of receivables constitutes a valid sale and assignment of all its right, title and interest in and to the receivables to the transferor. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the Transferor Beneficial Interest, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.


         Each seller and transferor will represent that the receivables attributed to it are either "accounts" or "general intangibles" within the meaning of the UCC as in effect in the States of New York, Utah and Nevada. To the extent the receivables constitute accounts, both the sale of the receivables and the transfer of the receivables as security for an obligation are governed by Article 9 of the UCC as in effect in the States of New York, Utah and Nevada, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such receivables by a seller to a transferor, and by a transferor to the trust. Appropriate financing statements covering the receivables have been or will be filed in Utah and Nevada.

         To the extent the receivables constitute general intangibles and the transfer of the receivables is deemed to be a transfer as security for an obligation, the provisions of Article 9 of the UCC relating to the perfection of the transfer are applicable. If the transfer of receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the trust's interest from third parties. Although, to the extent the transfer is deemed to be a sale, the priority of general intangibles is not as clear as the priority of interests governed by the UCC, the bank and ABRC believe that it would be inconsistent for a court to afford the trust less favorable treatment if the transfer of the receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of receivables consisting of general intangibles would be deemed to have occurred as of the applicable transfer date.

         There are certain limited circumstances under the UCC and applicable Federal law in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. A tax or other government lien on property of a seller or transferor arising prior to the time a receivable comes into existence may also have priority over the interest of the trust in that receivable. Under the receivables purchase agreement, a seller will warrant to the transferor, and under the transfer and servicing agreement, a transferor will warrant to the indenture trustee, that it has transferred the receivables free and clear of the lien of any third party. Furthermore, if the FDIC were appointed as a receiver or conservator of a seller or transferor that is a bank, some administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

BORROWER PROTECTION LAWS

         Application of federal and state bankruptcy and debtor relief laws would affect the interests of the holders of notes if the protection provided to debtors under those laws result in any receivables of the trust being written off as uncollectible when there are insufficient funds available from collections of finance charge and administrative receivables and under any series enhancement.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

         The UCC would be applicable to the trust if the trust were deemed to have acquired a security interest in the receivables. The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are subject to all the terms of the cardholder agreement between the seller and the cardholder and any defense or claim arising therefrom, to rights of set off and to any other defense or claim of the cardholder against the seller that accrues before the cardholder receives notification of the assignment. The UCC also provides that any cardholder is authorized to continue to pay the seller until
(a) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the indenture trustee or the servicer and (b) if requested by the cardholder, the indenture trustee or the servicer has furnished reasonable proof of assignment. No agreement not to assert defenses has been entered into and no notice of the assignment of the receivable to the trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the trust.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

         The receivables purchase agreement, the transfer and servicing agreement, the indenture and related agreements contemplate a number of transfers of receivables, including transfers by the seller to the transferor and transfers by the transferor to the trust.

         The seller and the transferor intend to treat the transfers between the seller and the transferor under the receivables purchase agreement as absolute conveyances. It is possible that a creditor, trustee, receiver or conservator of such a party, or such party as debtor-in-possession, may at some time take a contrary position. The implications of such action are discussed below.

         The seller and the transferor intend to treat transfers of receivables from the transferor to the trust either as an absolute transfer or as the grant of a first perfected security interest. The implications of characterization of a transfer as a security interest are also discussed below.

         The bank is chartered as a Utah industrial loan corporation and is regulated and supervised by the FDIC. The FDIC may act as conservator or receiver for the bank and any other seller or transferor that is a bank the deposits of which are issued by the FDIC, if certain events occur relating to the bank's financial condition or the propriety of its actions.


         To the extent that (i) the applicable receivables purchase agreement complies with the regulatory requirements of the FDIA, (ii) the security interest granted under the applicable receivables purchase agreement and back-up security agreement was perfected before the FDIC is appointed as conservator or receiver for a seller or transferor that is a bank, and (iii) the security interest was not taken in contemplation of that seller's or transferor's insolvency or with the intent to hinder, delay or defraud that seller or transferor or its creditors, the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by a seller or transferor that is a bank in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the owner trustee or indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the applicable receivables purchase agreement or back-up security agreement against a seller or transferor that is a bank, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.


         In addition, the FDIC as conservator or receiver for a seller or transferor that is a bank could repudiate the applicable receivables purchase agreement and back-up security agreement. The FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for that seller or transferor. The FDIC, moreover, could delay its decision whether to repudiate the applicable receivables purchase agreement and back-up security agreement for a reasonable period following its appointment as conservator or receiver for the seller or transferor. Therefore, if the FDIC as conservator or receiver for a seller or transferor that is a bank were to repudiate the applicable receivables purchase agreement and back-up security agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

         In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to prevent the commencement of an early amortization period or to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for a seller or transferor that is a bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

         ABRC has been structured so that (i) the filing of a voluntary or involuntary petition for relief by or against it under the Bankruptcy Code and
(ii) the substantive consolidation of its assets and liabilities with those of a seller is unlikely. ABRC is a separate, limited purpose corporation, and its certificate of incorporation contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against ABRC or any additional transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if ABRC or any additional transferor that is not a bank were to become a debtor in a bankruptcy case and if (a) its bankruptcy trustee or creditor or (b) it, as debtor-in-possession, were to take the position that the transfer of the receivables by it to the trust or transferor, as applicable, should be characterized as a pledge of those receivables, or if the assets and liabilities of ABRC or any additional transferor that is not a bank were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

         If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to ABRC or any additional transferor that is not a bank, then ABRC or that additional transferor, as the case may be, will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any such event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables related to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in Description of the Notes --Application of Collections" and in the accompanying prospectus supplement.

         The bankruptcy court, however, may have the power to delay any such procedure or to require the continued transfer of principal receivables to the trust.

         Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders in the receivables, if these laws result in any receivables being written off as uncollectible.

         If a receiver or conservator were appointed for the servicer and no servicer default other than the insolvency of the servicer exists, the receiver or conservator may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

         See "Risk Factors--If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL


         The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer ("SPECIAL TAX COUNSEL"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE"), as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of
Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.


TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

         Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

         The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

         Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

         Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE NOTES


         Interest and Original Issue Discount. In general, stated interest on a note will be includable in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of

Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a) (6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a) (6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.


         Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includable in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.


         Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

         Disposition of the Notes. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

         Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes
(a) actually or constructively a "10 percent shareholder" of the transferor or the trust, (b) a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or
(c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.


         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. WE SUGGEST THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES


         The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax adviser regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

         Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of, any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each is called a "PLAN"). Any plan fiduciary that proposes to cause a plan to acquire any of the notes should consult with its counsel concerning the potential consequences under ERISA and the Code of the plan's acquisition and ownership of notes. See "ERISA Considerations" in the accompanying prospectus supplement.

         Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (referred to together as "PARTIES IN INTEREST") with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


          We suggest that fiduciaries or other persons contemplating purchasing the notes on behalf of or with plan assets of any plan consult their own counsel regarding whether the trust assets represented by the notes would be considered plan assets, the consequences that would apply if the trust's assets were considered plan assets, and the availability of exemptive relief from the prohibited transaction rules.




         Finally, plan fiduciaries and other persons using plan assets to purchase notes should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the notes. Among other factors, plan fiduciaries and other plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus and the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

         The transferor and the seller and one or more underwriters named in the prospectus supplement will enter into an underwriting agreement for each series of notes. Under each underwriting agreement, the transferor will cause the notes to be sold by the trust to the underwriters named in that underwriting agreement and in the accompanying prospectus supplement. Each of those underwriters will severally agree to purchase from the trust the principal balance of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the underwriting agreement in the event of an increase or decrease in the aggregate balance of notes offered by this prospectus and by the accompanying prospectus supplement).

         In each underwriting agreement, the underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

         Each underwriting agreement will provide that the transferor and the seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for any series of notes for which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                                  LEGAL MATTERS

         Legal matters relating to the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York, special counsel to the transferor and the seller. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferor and the seller by Wolf, Block, Schorr and Solis-Cohen LLP, New York, New York.

                             REPORTS TO NOTEHOLDERS

         The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of DTC and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration,"--"Reports to Noteholders" and "--Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION


          ABRC filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.


         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.


         You may read and copy any reports, statements or other information the trust and ABRC files at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The trust's and ABRC's SEC filings are also available to the public on the SEC Internet site http://www.sec.gov.



         The SEC allows the trust to "incorporate by reference" information the trust and ABRC files with it, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust and ABRC files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust and ABRC incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust and ABRC until the trust terminates its offering of the notes. The documents incorporated by reference will be filed with the SEC under the name of Advanta Business Card Master Trust and Advanta Business Receivables Corp.


         As a recipient of this prospectus, you may request a copy of any document the trust incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the servicer at:
11850 South Election Road, Draper, Utah 84020, Attention: Treasury Department,
Telephone: (801) 523-0858.

                        GLOSSARY OF TERMS FOR PROSPECTUS




"ABRC" means Advanta Business Receivables Corp., a Nevada corporation.



"ADDITION DATE " means the date of assignment of each additional account to the trust.



"ADDITIONAL ISSUANCE " means each issuance of additional notes of an outstanding series of NOTES.



"ADMINISTRATOR " means the bank, in its capacity as administrator under the administration agreement, dated as of __________, 2000, between the administrator and the trust.



"ADVANTA BUSINESS CARD PORTFOLIO " means the portfolio of credit card accounts originated by the bank.



"ADVERSE EFFECT " means, with respect to any action, that the action will (a) materially and adversely affect the amount or timing of payments made to the noteholders of any series or class or (b) result in the occurrence of a Pay Out Event or an Event of Default.



"BANK" means Advanta Bank Corp., a Utah industrial loan corporation.



"CASH COLLATERAL ACCOUNT " means either an account securing a cash collateral guaranty into which cash or permitted investments are held or an account that is series enhancement for a series of notes.



"CASH COLLATERAL GUARANTY " means series enhancement in the form of a guaranty secured by the deposit of cash or certain permitted investments for a series or one or more classes
    .

"CODE" means the Internal Revenue Code of 1986.



"COLLECTION ACCOUNT" means an account established and maintained by the servicer in the name of the indenture trustee, for the benefit of noteholders of all series, into which the servicer will deposit collections on the receivables and other specified amounts. The collection account will be a qualified account.



"CONTROLLED AMORTIZATION PERIOD" means the period during which principal is paid on the notes in fixed amounts at scheduled intervals.



"CONTROLLED ACCUMULATION PERIOD" means the period during which principal is accumulated in specified amounts per month and paid on an Expected Principal Payment Date.



"DEFAULTED RECEIVABLES" means principal receivables which in a monthly period are written off as uncollectible in accordance with the servicer's credit card guidelines and customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the trust.



"DEFINITIVE NOTES" means notes that are issued in fully registered, certificated form.



"DEPOSITARIES" means DTC, Clearstream Banking or Euroclear.



"DETERMINATION DATE" means the third business day preceding the fifteenth day of each calendar month, unless otherwise specified in the prospectus supplement for a series of notes.



"EARLY ACCUMULATION PERIOD" means the period during which principal on the receivables is accumulated each month based on the amount of principal receivables collected following a pay out event.



"EARLY AMORTIZATION PERIOD" means the period during which principal is paid each month based on the amount of principal receivables collected following a pay out event.



"ELIGIBLE ACCOUNT" means, for each series of notes, as of the cut-off date, each account originated by the seller



         - which was in existence and maintained by the seller or other account owner, as applicable;



         -        which is payable in United States dollars;



         - the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;



         - which, except as provided below, has an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

         - which has not been classified as stolen or lost; which has an obligor who has not been identified by the servicer as an employee or affiliate of the seller;



         - which does not have any receivables that are defaulted receivables; - which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any credit card; and



         - which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.



Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related obligor is bankrupt, in each case as of the applicable cut-off date, if the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero" and charging privileges on these accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the seller.



"ELIGIBLE INSTITUTION" means either:



- a depository institution, including the owner trustee or the indenture trustee



         - that is organized under the laws of the United States or any one of the 50 states or the District of Columbia (or any domestic branch of a foreign bank); and



         - which at all times (i) has FDIC deposit insurance and (ii) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency rating a series or class of notes; or



- any other institution acceptable to each rating agency rating a series or class of notes.



"ELIGIBLE INVESTMENTS" means securities, instruments, security entitlements or other investment property which evidence:



- direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;



- demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities. however, at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company must be in the highest investment category of at least one of the rating agencies rating a class of notes;



- commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days, and having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of at least one of the rating agencies rating a class of notes;

- demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating a class of notes;


- notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above;


- money market funds having, at the time of the trust's investment, a rating in the highest rating category of at least one of the rating agencies rating a class of notes (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);


- time deposits (having maturities not later than the next payment date) other than those referred to in the fourth clause above, with a person whose commercial paper has a credit rating satisfactory to at least one of the rating agencies rating a class of notes; or


- any other investment upon receipt of written confirmation from each rating agency rating a class of notes that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.



"ELIGIBLE RECEIVABLE" means, for each series of notes, each receivable:



-        which has arisen in an eligible account;


- which was created in compliance, in all material respects, with all requirements of law applicable to the seller at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;


- for which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect;


- as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than tax liens for taxes not then due or which the transferor is contesting;


- which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;


- which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;


- which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the seller, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;


- which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;



- which, at the time of transfer to the trust, the seller has satisfied all of its obligations required to be satisfied by that time;



- which, at the time of transfer to the trust, none of the transferor or the seller has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and



- which constitutes an "account" or "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in any state where the filing of a financing statement is required to perfect the Trust's interest in the receivables and the proceeds thereof.



"ENHANCEMENT INVESTED AMOUNT" means the interest the series enhancer will have in certain cash flows in respect of the receivables to the extent described in the applicable prospectus supplement, if the prospectus supplement specifies that series enhancement may be available to pay principal of the notes following the occurrence of certain pay out events.



"ERISA" means the employee retirement income security act of 1974.



"EVENTS OF DEFAULT" means, under the indenture, and with respect to the notes of any series, any of the following:



- the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;



- the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;



- certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;



- the trust fails to observe or perform covenants or agreements made in the indenture, and:



         - the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders holding 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and



         - as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or



- any additional events of default specified in the applicable prospectus supplement.



"EXCESS FUNDING ACCOUNT" means an account established and maintained by the servicer in the name of the indenture trustee, which will be a qualified account.



"EXPECTED PRINCIPAL PAYMENT DATE" means the date specified in the prospectus supplement for a series of notes on which amounts on deposit in the principal funding account will be paid to the noteholders.

"FDIA" means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery And Enforcement Act of 1989.



"FDIC" means the Federal Deposit Insurance Corporation.



"FINANCE CHARGE AND ADMINISTRATIVE RECEIVABLES" are periodic finance charges, and annual membership fees and service charges, late fees, over-limit fees, cash advance fees, and all other fees and charges on accounts designated by the transferor to be included as finance charge and administrative receivables, and any other amounts, other than principal receivables, designated by the transferor to be "Finance Charge and Administrative Receivables."



"FORECLOSURE CERTIFICATE" means an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the notes that have been accelerated.



"FUNDING PERIOD" means the period from a series' closing date to the earlier of
(i) the date that series' invested amount equals the principal amount of that series of notes, or (ii) the date specified in the related prospectus supplement.



"INITIAL DESIGNATED ACCOUNTS" means the group of eligible accounts that were designated on the initial cut-off date to the trust.



"INITIAL CUT-OFF DATE" means __________ , 2000.



"INTERCHANGE" means certain fees received by creditors participating in the Mastercard and Visa associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.



"INVESTED AMOUNT" for a series of notes on any date will mean a sum equal to:



         - the initial outstanding principal amount of that series of notes as of the closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus



         - the amount of principal paid to noteholders of that series prior to that date; and minus



         - the amount of unreimbursed investor charge-offs for notes of that series prior to that date.



"INVESTOR CHARGE-OFFS" means, for any monthly period, and for any series or class, the amount by which: (a) the related monthly interest and overdue monthly interest, together with, if applicable, additional interest, the accrued and unpaid monthly servicing fee payable from collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, the investor default amount and any other required fees, exceeds (b) amounts available to pay those amounts out of collections of finance charge and administrative receivables and other amounts treated like collections of finance charge and administrative receivables, any available series enhancement amounts and other sources specified in the accompanying prospectus supplement, but not more than the investor default amount.



"INVESTOR DEFAULT AMOUNT" means the aggregate amount of the investor percentage of principal receivables that are defaulted receivables.



"INVESTOR PERCENTAGE" means a specified percentage of collections of principal receivables, finance charge and administrative receivables and defaulted receivables allocated to each series of notes and to the transferor interest.



"ISSUER" means Advanta Business Card Master Trust, a Delaware common law trust.



"L/C BANK" means the issuer of a letter of credit, if a series enhancer has issued a letter of credit.



"MEMBER BANK" means a bank under contract with Mastercard or Visa to issue credit cards.



"NOTE OWNER" means the owner of beneficial interests in the notes of a series held in book-entry form.



"OWNER TRUSTEE" means [___________________________], in its capacity as owner trustee of the issuer.



"PAIRED SERIES" means each of the series specified in the applicable prospectus supplements as being paired with a previously or later issued series so that a decrease in the invested amount of the previously issued series results in a corresponding increase in the invested amount of the later issued series.



"PARTIES IN INTEREST" means persons that are "PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the code.



"PAYING AGENT" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.



"PLAN" means any employee benefit or other plan that is subject to ERISA or
Section 4975 of the Code.

"PRE-FUNDING ACCOUNT" means a trust account established and maintained with the indenture trustee for the benefit of the noteholders of a series that has a funding period into which the portion of the invested amount not invested in receivables will be maintained.



"PRINCIPAL FUNDING ACCOUNT" means the trust account, established for the benefit of one or more specified classes of noteholders in which principal is accumulated for later distribution to noteholders.



"PRINCIPAL RECEIVABLES" are amounts charged by cardholders for merchandise, services, cash advances and balance transfers.



"QUALIFIED ACCOUNT" means an account which will be either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States or any one of the 50 states, the District of Columbia (or any domestic branch of a foreign bank).



"RATING AGENCY" means a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.



"RECOVERIES" means net recovery amounts for defaulted receivables.



"REQUIRED TRANSFEROR INTEREST" means a specified minimum level for the transferor interest.



"REQUIRED MINIMUM PRINCIPAL BALANCE" means a specified amount of outstanding principal receivables.



"RESERVE ACCOUNT" means an account established as credit enhancement for a series of notes to assist with payment of principal or interest on a series or class of notes or any other amount owing on any series enhancement in the manner described in a prospectus supplement.



"REVOLVING PERIOD" means the period, for each series, when no principal is paid or accumulated, which begins on the closing date for a series and ends on the day before an amortization period or accumulation period begins.



"SELLER" means, collectively, the bank and any additional sellers.



"SERIES TERMINATION DATE" means the latest date by which principal and interest for that series can be paid.



"SERIES ENHANCEMENT PERCENTAGE" means the payments made by the servicer to any series enhancer, as may be described in the related prospectus supplement.



"SERIES ENHANCER" means the provider of third party series enhancement.

"SERIES PAY OUT EVENT" means, with respect to any particular series, the occurrence of any event, in addition to a trust pay out event, specified as a pay out event in the prospectus supplement for that series.



"SERIES ENHANCEMENT" means credit enhancement for a series.



"SERVICER DEFAULT" means the following:



- failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, within 5 business days of the required date under the transfer and servicing agreement, the indenture or any indenture supplement;



- failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements set forth in the transfer and servicing agreement, the indenture or any indenture supplement, if the failure:



         - will result in the occurrence of a pay out event for any series or materially adversely affects noteholders of any series issued and outstanding under the trust; and



         - continues unremedied for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 50% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 50% or more of the then-outstanding principal balance of all series affected); or



- the servicer assigns or delegates its duties, except as specifically permitted under the transfer and servicing agreement;



- any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered under the transfer and servicing agreement, proves to have been incorrect in any material respect when made if it:



         - materially adversely affects noteholders of any series issued and outstanding under the trust; and



         - continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to (i) the servicer by the owner trustee or the indenture trustee, or (ii) the servicer, the owner trustee and the indenture trustee by noteholders holding 50% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 50% or more of the then-outstanding principal balance of all series affected);



- specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or



-        any other event specified in the accompanying prospectus supplement.



notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to in the second or third clauses above for a period of 60 business days after the applicable period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of god or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar occurrence.



"SERVICER" means the bank or any successor servicer that is responsible for servicing and administering the receivables in the trust.



"SHARED FINANCE CHARGE COLLECTIONS" means, for a series identified in a prospectus supplement as included in a group, collections of finance charge and administrative receivables in the trust portfolio allocated to that series in excess of the amount needed to make deposits or payments for that series that may be shared with other series identified in the prospectus supplements for those other series as included in the same group.



"SHARED PRINCIPAL COLLECTIONS" means an amount of principal receivables allocated to a series in excess of the amount needed for deposit or distribution that is made available to other series to make principal payments or deposits required by those other series.



"SPECIAL TAX COUNSEL" means Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer.



"SPREAD ACCOUNT" means an account that provides series enhancement for a series or class of notes that is intended to assist with payment of interest and principal in the manner described in a prospectus supplement and funded by the periodic deposit of certain available excess cash flow from the trust assets.



"SUPPLEMENTAL BENEFICIAL INTEREST" means an undivided beneficial interest in the trust created in exchange, in part, upon the surrender by the transferor of its transferor beneficial interest.



"SUPPLEMENTAL CERTIFICATE" means a certificate issued in exchange, in part, for a transferor certificate.



"TAX OPINION" means an opinion of counsel with respect to tax matters.



"TRANSFEROR" means, collectively, ABRC, any additional transferors and any sellers that transfer receivables directly to the trust.



"TRANSFEROR BENEFICIAL INTEREST" means an undivided beneficial interest in the trust initially owned by the transferor which entitles the holder to receive all cash flows from the trust assets not required to make payments on the notes or to be paid to a series enhancer.



"TRANSFEROR CERTIFICATE" means a certificate representing the transferor beneficial interest if the transferor interest is held in certificated form.

"TRANSFEROR PERCENTAGE" means the percentage of all cardholder payments from the receivables in the trust the right to which is owned by the transferor.



"TRUST" means Advanta Business Card Master Trust, a Delaware common law trust.



"TRUST PAY OUT EVENT" means, with respect to all series issued by the trust, the occurrence of any of the following events:



- any servicer default occurs which would have a material adverse effect on the noteholders;



- certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor or the seller unless, in the case of any of those events with respect to a seller, the receivables originated by that seller are no longer eligible and written confirmation is received from each rating agency that the subsequent exclusion of that seller's receivables from the trust portfolio will not result in a reduction or withdrawal of its rating of any outstanding series or class;



- the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or



- the trust becomes subject to regulation as an "INVESTMENT COMPANY" within the meaning of the investment company act of 1940.



"TRUST PORTFOLIO" means designated accounts selected from the Advanta Business Card Portfolio owned by the bank or another seller that generates receivables transferred to the trust.



"TRUST TERMINATION DATE" means the date designated by the servicer on which the trust will terminate, which shall be no earlier than the day after the payment date on which the invested amount and enhancement invested amount, if any, for each series outstanding is zero.



"UNALLOCATED PRINCIPAL COLLECTIONS" means any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the transferor interest is less than the required transferor interest.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Advanta Business Card Master Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream Banking or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream Banking or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking and Euroclear (in such capacity) and as DTC participants.

         Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC (other than through accounts at Clearstream Banking or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream Banking and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream Banking Customers and/or Euroclear Participants. Secondary market trading between Clearstream Banking customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream Banking or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream Banking and Euroclear, respectively) to the account of a Clearstream Banking customer or a Euroclear participant, the purchaser must send instructions to Clearstream Banking prior to settlement date 12:30. Clearstream Banking or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be backvalued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

         Trading between Clearstream Banking or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream Banking before settlement date 12:30. In these cases, Clearstream Banking or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream Banking customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Banking customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.


         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S.

withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                       ADVANTA BUSINESS CARD MASTER TRUST
                                     Issuer

                       ADVANTA BUSINESS RECEIVABLES CORP.
                                   Transferor

                               ADVANTA BANK CORP.
                                    Servicer

                                  Series 2000-

                                        $
                    Class A Floating Rate Asset Backed Notes

                                        $
                    Class B Floating Rate Asset Backed Notes

                                        $
                    Class C Floating Rate Asset Backed Notes

                                 --------------

                              PROSPECTUS SUPPLEMENT

                                 ---------------


                                  Underwriters


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

         Registration Fee..............................................    $264*
         Printing and Engraving Expenses...............................       **
         Trustee's Fees and Expenses...................................       **
         Legal Fees and Expenses.......................................       **
         Accountants' Fees and Expenses................................       **
         Blue Sky Fees and Expenses ...................................       **
         Rating Agency Fees............................................       **
         Miscellaneous Expenses .......................................       **
                                                                           -----
                  Total                                                       **
                                                                           =====

----------------------
         *        Actual
         **       To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

         In accordance with the Nevada Law, the Articles of Incorporation of Advanta Business Receivables Corp. ("ABRC") contains a provision to limit the personal liability of the directors (and to the extent specified from time to time by the Board of Directors, the officers) of ABRC for violations of their fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Law. To the extent that the Nevada Law is amended to authorize the further elimination or limitation of liability of directors or officers, then the provision shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by the Nevada Law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Articles of Incorporation of ABRC provides for indemnification of the officers and directors of ABRC to the fullest extent permitted by the Nevada Law, as it may be amended from time to time. The Articles of Incorporation further require ABRC to pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

         The By-laws of ABRC also contain provisions regarding indemnification and limitation of liability of directors for breach of fiduciary duty and payment of unlawful distributions similar to those contained in the Articles of Incorporation.

         Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of ABRC and each person, if any, who controls ABRC within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

ITEM 16. EXHIBITS.

         (a) Exhibits.

                  1.1      ----Form of Underwriting Agreement

                  4.1      ----Form of Master Indenture



                  4.2      ----Form of Indenture Supplement



                  4.3      ----Form of Transfer and Servicing Agreement



                  4.4      ----Form of Trust Agreement of Advanta Business Card
                               Master Trust



                  4.5      ----Form of Administration Agreement



                  4.6      ----Form of Notes*



                  5.1      ----Opinion of Wolf, Block, Schorr and Solis-Cohen
                               LLP with respect to legality



                  8.1      ----Opinion of Wolf, Block, Schorr and Solis-Cohen
                               LLP with respect to tax matters



                  23.1     ----Consent of Wolf, Block, Schorr and Solis-Cohen
                               LLP (included in Exhibit 5. 1 and Exhibit 8.1)


                  24.1     ----Powers of Attorney (included on page II-5)

                  25.1     ----Form T-1 Statement of Eligibility and
                               Qualification under the Trust Indenture Act of 1939, as amended, of [___________], as indenture trustee under the Indenture*

----------------------
         *        To be filed by amendment.

                  (b)      Financial Statements

         All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spring House, state of Pennsylvania, on May 24, 2000.



                                       ADVANTA BUSINESS
                                       RECEIVABLES CORP.,
                                       AS ORIGINATOR OF THE TRUST AND REGISTRANT



                                       By: /S/  Mark Shapiro
                                          -----------------------
                                       Name:    Mark Shapiro
                                       Title:   Treasurer



                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hales, Michael Coco and Cole B. Silver, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement for additional Asset Backed Notes that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said persons authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed on May 24, 2000 by the following persons in the capacities indicated.



            Signature                                  Title
            ---------                                  -----
                *                   President, Director
--------------------------------    (Principal Executive Officer and Chief
          Mark B. Hales             Financial Officer)


      /S/ Michael Coco              Vice President of Finance, Director
--------------------------------    (Principal Accounting Officer)
          Michael Coco

                *                   Treasurer
--------------------------------
          Mark Shapiro

                *                   Director
--------------------------------
          Janice C. George

                *                   Director
--------------------------------
          Francis B. Jacobs, II

                *                   Director
--------------------------------
          Cole B. Silver


----------------------


* The undersigned, by signing his name hereto, does hereby sign this Amendment to Registration Statement on behalf of each of the above-indicated directors and officers of Advanta Business Receivables Corp. pursuant to powers of attorney signed by such directors.




              /S/ Michael Coco
       --------------------------------------
                  Michael Coco
                  Attorney-in-Fact

                                  EXHIBIT INDEX


                  1.1      ----Form of Underwriting Agreement



                  4.1      ----Form of Master Indenture



                  4.2      ----Form of Indenture Supplement



                  4.3      ----Form of Transfer and Servicing Agreement



                  4.4      ----Form of Trust Agreement of Advanta Business Card
                               Master Trust



                  4.5      ----Form of Administration Agreement



                  4.6      ----Form of Notes*



                  5.1      ----Opinion of Wolf, Block, Schorr and
                               Solis-Cohen LLP with respect to legality



                  8.1      ----Opinion of Wolf, Block, Schorr and Solis-Cohen
                               LLP with respect to tax matters



                  23.1     ----Consent of Wolf, Block, Schorr and Solis-Cohen
                               LLP (included in Exhibit 5.1 and Exhibit 8.1)



                  24.1     ----Powers of Attorney (included on page II-5)



                  25.1     ----Form T-1 Statement of Eligibility and
                               Qualification under the Trust Indenture Act of 1939, as amended, of [___________], as indenture trustee under the Indenture*


----------------------
         *        To be filed by amendment.